                                                                  EXHIBIT 10.18




                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                           dated as of March 5, 1997

                                  by and among

                           USA WASTE SERVICES, INC.,
                                (the "Company")
                                 SANIFILL, INC.
                                  ("Sanifill")
                          CANADIAN WASTE SERVICES INC.
                                    ("CWS")

                                      and

                            BANK OF AMERICA ILLINOIS
                                    ("BAI")
                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                                    ("MGT")
                               J.P. MORGAN CANADA
                                    ("MBC")
               and the other financial institutions which become
                           a party to this agreement

                          (Collectively, the "Banks")
                                      and
              MGT as Administrative Agent and Documentation Agent
                                      and
                             MBC as Canadian Agent
                       (Collectively, the "Bank Agents")

                               TABLE OF CONTENTS

Section 1.  DEFINITIONS AND RULES OF INTERPRETATION.    . . . . . . . . . . . . . . . . . . . . . . . .  2
         Section 1.1.  Definitions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         Section 1.2.  Rules of Interpretation.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 2.  THE LOAN FACILITIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 2.1.  Commitment to Lend.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 2.2.  Facility Fee.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 2.3.  Reduction of Total Commitment; Increase of Total Canadian Commitment . . . . . .  22
         Section 2.4.  The Syndicated Notes; the Canadian Notes.    . . . . . . . . . . . . . . . . . .  25
         Section 2.5.  Interest on Loans.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 2.6.  Requests for Syndicated Loans; Canadian Loans.   . . . . . . . . . . . . . . . .  26
         Section 2.7.  Election of Eurodollar Rate; Notice of Election; Interest Periods;
                       Minimum Amounts.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 2.8.  Funds for Syndicated Loans and Canadian Loans.   . . . . . . . . . . . . . . . .  29
         Section 2.9.  Maturity of the Loans and Reimbursement Obligations.   . . . . . . . . . . . . .  30
         Section 2.10.  Optional Prepayments or Repayments of Loans.    . . . . . . . . . . . . . . . .  30
         Section 2.11.  Swing Line Loans; Settlements.  . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 3.  BANKERS' ACCEPTANCES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 3.1.  Acceptance and Purchase.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 3.2.  Refunding Bankers' Acceptances . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 3.3.  Acceptance Fee.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 3.4.  Cash Collateral.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 4.  LETTERS OF CREDIT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 4.1.  Letter of Credit Commitments.  . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 4.2.  Reimbursement Obligation of the Borrowers.   . . . . . . . . . . . . . . . . . .  38
         Section 4.3.  Obligations Absolute.    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 4.4.  Reliance by the Issuing Banks.   . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 4.5.  Notice Regarding Letters of Credit.    . . . . . . . . . . . . . . . . . . . . .  39
         Section 4.6.  Letter of Credit Fee.    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 5.  COMPETITIVE BID LOANS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 5.1.  The Competitive Bid Option.    . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 5.2.  Competitive Bid Loan Accounts: Competitive Bid Notes.    . . . . . . . . . . . .  40
         Section 5.3.  Competitive Bid Quote Request; Invitation for Competitive Bid Quotes . . . . . .  41
         Section 5.4.  Alternative Manner of Procedure.   . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 5.5.  Submission and Contents of Competitive Bid Quotes.   . . . . . . . . . . . . . .  43
         Section 5.6.  Notice to Company.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 5.7.  Acceptance and Notice by Company and Administrative Agent. . . . . . . . . . . .  44
         Section 5.8.  Allocation by Administrative Agent.    . . . . . . . . . . . . . . . . . . . . .  45
         Section 5.9.  Funding of Competitive Bid Loans.    . . . . . . . . . . . . . . . . . . . . . .  45
         Section 5.10.  Funding Losses.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 5.11.  Repayment of Competitive Bid Loans; Interest.   . . . . . . . . . . . . . . . .  46
Section 6.  PROVISIONS RELATING TO ALL LOANS AND LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . .  46

         Section 6.1.  Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 6.2.  Mandatory Repayments of the Loans.   . . . . . . . . . . . . . . . . . . . . . .  49
         Section 6.3.  Computations.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 6.4.  Illegality; Inability to Determine Eurodollar Rate.    . . . . . . . . . . . . .  50
         Section 6.5.  Additional Costs, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 6.6.  Capital Adequacy.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 6.7.  Certificate.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 6.8.  Eurodollar and Competitive Bid Indemnity.    . . . . . . . . . . . . . . . . . .  52
         Section 6.9.  Interest on Overdue Amounts.   . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 6.10.  Interest Limitation.    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 6.11.  Reasonable Efforts to Mitigate.   . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 6.12.  Replacement of Banks.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 6.13.  Advances by Administrative Agent and Canadian Agent.    . . . . . . . . . . . .  55
         Section 6.14.  Currency Fluctuations.    . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 7.  REPRESENTATIONS AND WARRANTIES.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 7.1.  Corporate Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 7.2.  Governmental Approvals.    . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 7.3.  Title to Properties; Leases.   . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 7.4.  Financial Statements; Solvency.    . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 7.5.  No Material Changes, Etc.    . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 7.6.  Franchises, Patents, Copyrights, Etc.    . . . . . . . . . . . . . . . . . . . .  60
         Section 7.7.  Litigation.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 7.8.  No Materially Adverse Contracts, Etc.    . . . . . . . . . . . . . . . . . . . .  60
         Section 7.9.  Compliance With Other Instruments, Laws, Etc.    . . . . . . . . . . . . . . . .  60
         Section 7.10.  Tax Status.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 7.11.  No Event of Default.    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 7.12.  Holding Company and Investment Company Acts.    . . . . . . . . . . . . . . . .  61
         Section 7.13.  Absence of Financing Statements, Etc.   . . . . . . . . . . . . . . . . . . . .  61
         Section 7.14.  Employee Benefit Plans.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 7.15.  Environmental Compliance.   . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 7.16.  True Copies of Charter and Other Documents.   . . . . . . . . . . . . . . . . .  64
         Section 7.17.  Disclosure.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 7.18.  Permits and Governmental Authority.   . . . . . . . . . . . . . . . . . . . . .  65
Section 8.  AFFIRMATIVE COVENANTS OF THE BORROWERS.   . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 8.1.  Punctual Payment.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 8.2.  Maintenance of U.S. Office.    . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 8.3.  Records and Accounts.    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 8.4.  Financial Statements, Certificates and Information.    . . . . . . . . . . . . .  66
         Section 8.5.  Corporate Existence and Conduct of Business.   . . . . . . . . . . . . . . . . .  67
         Section 8.6.  Maintenance of Properties.   . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 8.7.  Insurance.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 8.8.  Taxes.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 8.9.  Inspection of Properties, Books and Contracts.   . . . . . . . . . . . . . . . .  69
         Section 8.10.  Compliance with Laws, Contracts, Licenses and Permits;
                           Maintenance of Material Licenses and Permits . . . . . . . . . . . . . . . .  69

         Section 8.11.  Environmental Indemnification.    . . . . . . . . . . . . . . . . . . . . . . .  69
         Section 8.12.  Further Assurances.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Section 8.13.  Notice of Potential Claims or Litigation.   . . . . . . . . . . . . . . . . . .  70
         Section 8.14.  Notice of Certain Events Concerning Insurance and
                          Environmental Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Section 8.15.  Notice of Default.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Section 8.16.  Use of Proceeds.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 8.17.  Certain Transactions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
Section 9.  CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.    . . . . . . . . . . . . . . . . . . . . . .  72
         Section 9.1.  Restrictions on Indebtedness.    . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 9.2.  Restrictions on Liens.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Section 9.3.  Restrictions on Investments.   . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 9.4.  Mergers, Consolidations, Sales.    . . . . . . . . . . . . . . . . . . . . . . .  76
         Section 9.5.  Restricted Distributions and Redemptions.    . . . . . . . . . . . . . . . . . .  77
         Section 9.6.  Employee Benefit Plans.    . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Section 10.  FINANCIAL COVENANTS OF THE COMPANY.    . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         Section 10.1.  Interest Coverage Ratio.    . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         Section 10.2.  Debt to EBITDA Ratio. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         Section 10.3.  Debt to Total Capitalization.   . . . . . . . . . . . . . . . . . . . . . . . .  79
Section 11.  CONDITIONS TO EFFECTIVENESS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         Section 11.1.  Corporate Action.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         Section 11.2.  Loan Documents, Etc.    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         Section 11.3.  Certified Copies of Charter Documents.    . . . . . . . . . . . . . . . . . . .  79
         Section 11.4.  Incumbency Certificate.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         Section 11.5.  Certificates of Insurance.    . . . . . . . . . . . . . . . . . . . . . . . . .  79
         Section 11.6.  Opinions of Counsel and Permit Certificate.   . . . . . . . . . . . . . . . . .  80
         Section 11.7.  Existing Debt.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         Section 11.8.  Satisfactory Financial Condition.   . . . . . . . . . . . . . . . . . . . . . .  80
         11.9.  Payment of Closing Fees.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
Section 12.  CONDITIONS TO ALL LOANS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         Section 12.1.  Representations True.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         Section 12.2.  Performance; No Event of Default.   . . . . . . . . . . . . . . . . . . . . . .  81
         Section 12.3.  No Legal Impediment.    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         Section 12.4.  Governmental Regulation.    . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         Section 12.5.  Proceedings and Documents.    . . . . . . . . . . . . . . . . . . . . . . . . .  81
Section 13.  EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF
                 COMMITMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 13.1.  Events of Default and Acceleration.   . . . . . . . . . . . . . . . . . . . . .  82
         Section 13.2.  Termination of Commitments.   . . . . . . . . . . . . . . . . . . . . . . . . .  85
         Section 13.3.  Remedies.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
Section 14.  SETOFF.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
Section 15.  EXPENSES.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
Section 16.  THE BANK AGENTS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         Section 16.1.  Appointment, Powers and Immunities.   . . . . . . . . . . . . . . . . . . . . .  86
         Section 16.2.  Actions By Bank Agents.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

         Section 16.3   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         Section 16.4.  Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         Section 16.5.  Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         Section 16.6.  Non-Reliance on Bank Agents and Other Banks . . . . . . . . . . . . . . . . . .  88
         Section 16.7.  Resignation of Bank Agents.   . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Section 16.8.  Action by the Banks, Consents, Amendments, Waivers, Etc.  . . . . . . . . . . .  90
Section 17.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
Section 18.  WITHHOLDING TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
Section 19.  SURVIVAL OF COVENANTS, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
Section 20.  ASSIGNMENT AND PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
Section 21.  PARTIES IN INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
Section 22.  NOTICES, ETC. .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
Section 23.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
Section 24.  CONSENTS, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
Section 25.  WAIVER OF JURY TRIAL.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
Section 26.  GOVERNING LAW; SUBMISSION TO JURISDICTION. . . . . . . . . . . . . . . . . . . . . . . . .  97
Section 27.  SEVERABILITY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
Section 28.  Joint and Several Liability; LIMITATION OF LIABILITY . . . . . . . . . . . . . . . . . . .  98
Section 29.  GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
         Section 29.1.  Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
         Section 29.2.  Guaranty Absolute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         Section 29.3.  Effectiveness; Enforcement. . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         Section 29.4.  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
         Section 29.5.  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
         Section 29.6.  Concerning Joint and Several Liability of the Guarantors. . . . . . . . . . . .  101
         Section 29.7.  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
         Section 29.8.  Subrogation; Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . .  103
         Section 29.9.  Currency of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
Section 30.  PARI PASSU TREATMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
Section 31.  FINAL AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105

                               Exhibits

  Exhibit A             Form of Syndicated Note

  Exhibit B             Form of Swing Line Note

  Exhibit C             Form of Canadian Note

  Exhibit D             Form of Competitive Bid Note

  Exhibit E             Form of Syndicated Loan Request

  Exhibit F1            Form of Domestic Letter of Credit Request

  Exhibit F2            Form of Canadian Letter of Credit Request

  Exhibit G             Form of Canadian Loan Request

  Exhibit H             Form of Bankers' Acceptance Notice

  Exhibit I             Form of Compliance Certificate

  Exhibit J             Form of Assignment and Acceptance

  Exhibit K             Form of Competitive Bid Quote Request

  Exhibit L             Form of Invitation for Competitive Bid Quotes

  Exhibit M             Form of Competitive Bid Quote

  Exhibit N             Form of Notice of Acceptance/Rejection of Competitive
                        Bid Quote(s)


                                       Schedules

  Schedule 1            Domestic Banks; Domestic Commitment Percentages

  Schedule 2            Canadian Banks; Canadian Commitment Percentages

  Schedule 3            Total Commitment Percentages; Banks' Addresses for
                        Notices

  Schedule 4.1(a)       Existing Letters of Credit

  Schedule 7.7          Litigation

  Schedule 7.15         Environmental Compliance

  Schedule 9.1(b)       Existing Indebtedness

  Schedule 9.1(i)       Temporary Allied Indebtedness

  Schedule 9.2(a)       Existing Liens

                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

         This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of the 5th day of March, 1997, by and among USA WASTE SERVICES, INC., a Delaware corporation having its chief executive office at 1001 Fannin Street, First City Tower, Suite 4000, Houston, Texas 77002 (the "Company"), CANADIAN WASTE SERVICES INC., a Canadian corporation having its chief executive office at 3525 Mavis Road, Mississauga, Ontario L5C 1T7 ("CWS"), SANIFILL, INC., a Delaware corporation having its chief executive office at 1001 Fannin Street, First City Tower, Suite 4000, Houston, Texas 77002 ("Sanifill"), and BANK OF AMERICA ILLINOIS, an Illinois banking corporation having its principal place of business at 231 South LaSalle Street Chicago, IL 60697 ("BAI"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York state banking association having its principal place of business at 60 Wall Street, New York, New York 10260 ("MGT"), J.P. MORGAN CANADA, a bank incorporated in Canada having its principal place of business at Royal Bank Plaza, Suite 2200, South Tower, Toronto, Ontario M5J 2J2 ("MBC"), and each of the other financial institutions party hereto, and MGT as administrative agent (the "Administrative Agent") and documentation agent (the "Documentation Agent") and MBC as Canadian agent (the "Canadian Agent", and together with the Administrative Agent and the Documentation Agent, the "Bank Agents").

                              W I T N E S S E T H:

         WHEREAS, the Borrowers, Sanifill, the Bank Agents (as defined in the Original Credit Agreement referred to below), BAI and certain of the Banks (collectively, the "Original Parties") are party to that certain Amended and Restated Revolving Credit Agreement dated as of August 30, 1996, by and among the Original Parties (as amended by the First Amendment to Amended and Restated Revolving Credit Agreement dated as of December 9, 1996, the "Original Credit Agreement"); and

         WHEREAS, the Company has requested, among other things, additional financing and the Banks are willing to provide such financing on the terms and conditions set forth herein to replace the Original Credit Agreement;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree, and the Original Parties have acknowledged, that on the Closing Date the Original Credit Agreement shall be terminated and replaced and superseded by this Credit Agreement, the terms of which are as follows:

         Section 1.  DEFINITIONS AND RULES OF INTERPRETATION.

         Section 1.1 DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this

         Agreement referred to below:

         Absolute Competitive Bid Loan(s).  See Section 5.3(a).

         Acceptance Fee.  See Section 3.3.

         Accountants.  See Section 8.4(a).

         Administrative Agent.  See Preamble.

         Affected Bank.  See Section 6.12.

         Agents.  BAI, BancAmerica Securities, Inc. and J.P. Morgan Securities
Inc.

         Agreement. This Amended and Restated Revolving Credit Agreement, including the Schedules and Exhibits hereto, as from time to time amended and supplemented in accordance with the terms hereof.

         Allied.  Allied Waste Industries, Inc., a Delaware corporation.

         Allied Acquisition. The acquisition by the Company and CWS of all the outstanding shares of Laidlaw Waste Systems Ltd. and Laidlaw Waste Systems (Canada) Ltd. from Allied, Allied Waste Holdings (Canada) Ltd. and Laidlaw Waste Systems, Inc. pursuant to the terms of the Allied Purchase Agreement.

         Allied Purchase Agreement. The Share Purchase Agreement dated as of January 15, 1997, among the Company, CWS, Allied, Allied Waste Holdings (Canada) Ltd., and Laidlaw Waste Systems, Inc.

         Applicable BA Discount Rate. As applicable to a Bankers' Acceptance being purchased by any Canadian Bank on any day, the percentage discount rate (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%) quoted by the Canadian Agent as the percentage discount rate at which the Canadian Agent would, in accordance with normal practice, at or about 10:00 a.m. (New York time), on such day, be prepared to purchase bankers' acceptances accepted by such Canadian Bank in an amount and having a maturity date comparable to the amount and maturity date of such Bankers' Acceptance.

         Applicable Canadian Pension Legislation. At any time, any pension or retirement benefits legislation (be it federal, provincial, territorial, or otherwise) then applicable to any of the Canadian Borrowers, including the Pension Benefits Act (Ontario), the Income Tax Act (Canada), and all regulations made thereunder.

         Applicable Eurodollar Rate. The applicable rate per annum of interest on the Eurodollar Loans shall be as set forth in the Pricing Table.

         Applicable Facility Rate. The applicable rate per annum with respect to the Facility Fee shall be as set forth in the Pricing Table.

         Applicable L/C Rate. The applicable rate per annum on the Maximum Drawing Amount shall be as set forth in the Pricing Table.

         Applicable Requirements.  See Section 8.10.

         Applicable Swing Line Rate. The annual rate of interest agreed upon from time to time by MGT and the Company with respect to Swing Line Loans.

         Assignment and Acceptance.  See Section 20.

         BA Discount Proceeds. With respect to any Bankers' Acceptance to be accepted and purchased by a Canadian Bank, an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by multiplying (a) the face amount of such Bankers' Acceptance times (b) the quotient equal to (such quotient being rounded up or down to the nearest fifth decimal place and .000005 being rounded up) (i) one divided by (ii) the sum of (A) one plus (B) the product of (1) the Applicable BA Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance times (2) the quotient equal to (aa) the number of days remaining in the term of such Bankers' Acceptance divided by (bb) the number of days in the calendar year in which such Bankers' Acceptance is to mature.

         BAI. See Preamble.

         Balance Sheet Date.  December 31, 1995.

         Bank Agents.  See Preamble.

         Bankers' Acceptance or BA. A bill of exchange denominated in Canadian Dollars drawn by the Canadian Borrowers on and accepted by a Canadian Bank pursuant to Section 3 hereof.

         Bankers' Acceptance Notice.  See Section 3.1.

         Banks.  Collectively, the Canadian Banks and the Domestic Banks.

         Base Rate. The higher of (a) the annual rate of interest announced from time to time by the Administrative Agent at its Head Office as its "prime rate" (it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Administrative Agent), or (b) one percent (1%) above the Overnight Federal Funds Effective Rate.

         Base Rate Loans. Syndicated Loans bearing interest calculated by reference to the Base Rate.

         Borrower(s). The Company with respect to Domestic Loans and Domestic Letters of Credit, and each of the Canadian Borrowers, jointly and severally, with respect to Canadian Loans, Canadian Letters of Credit and Bankers' Acceptances.

         Business Day. Any day, other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized by law to close, and, when used in connection with (a) a Eurodollar Loan, a Eurodollar Business Day, and (b) a Canadian Loan or Bankers' Acceptance, a Canadian Business Day.

         Canadian Agent.  See Preamble.

         Canadian Banks. The Banks to be set forth on Schedule 2, in accordance with Section 2.3 hereof, acting in their role as makers of Canadian Loans or as participants with respect to Canadian Letters of Credit or purchasers of Bankers' Acceptances.

         Canadian Base Rate. The higher of (a) the annual rate of interest announced from time to time by the Canadian Agent as its "prime rate" for US$ commercial loans to borrowers in Canada (it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Canadian Agent), or (b) one percent (1%) above the Overnight Federal Funds Effective Rate.

         Canadian Base Rate Loan. A Canadian Loan that accrues interest calculated by reference to the Canadian Base Rate.

         Canadian Borrowers. Initially, CWS, and from and after the date hereof, CWS and such other Subsidiaries of the Company as the Borrowers and the Bank Agents shall mutually agree to add as Canadian Borrowers hereunder after the date hereof.

         Canadian Business Day. Any day, other than a Saturday, Sunday or any day on which banking institutions in Toronto, Ontario are authorized by law to close.

         Canadian Commitment. With respect to each Canadian Bank, the amount to be set forth on Schedule 2 hereto as the amount of such Canadian Bank's commitment to make Canadian Loans to, and to participate in the issuance, extension and renewal of Canadian Letters of Credit and Bankers' Acceptances for the account of, the Canadian Borrowers, as the same may be increased or reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

         Canadian Commitment Percentage. With respect to each Canadian Bank, the percentage set forth next to such Canadian Bank's name on Schedule 2 hereto, as the same may be adjusted in accordance with Section 2.3 and Section 20.

         Canadian Dollar Equivalent. With respect to an amount of U.S. Dollars on any date, the amount of Canadian Dollars that may be purchased with such amount of U.S. Dollars at the Exchange Rate with respect to U.S. Dollars on such date.

         Canadian Dollars or C$. Dollars designated as lawful currency of Canada.

         Canadian Letters of Credit. Standby Letters of Credit issued or to be issued by the Issuing Bank under Section 4 hereof for the account of the Canadian Borrowers.

         Canadian Loan Request.  See Section 2.6(b).

         Canadian Loans. Canadian Base Rate Loans, Canadian Prime Rate Loans and Eurodollar Loans advanced pursuant to Section 2.1(b) and Section 2.1(c).

         Canadian Notes.  See Section 2.4(b).

         Canadian Prime Rate. The higher of (a) the annual rate of interest announced from time to time by the Canadian Agent at its Head Office as its "prime rate" for C$ denominated commercial loans to borrowers in Canada (it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Canadian Agent), or (b) the sum of (i) the CDOR Rate plus (ii) 1% per annum.

         Canadian Prime Rate Loan. A Canadian Loan funded in Canadian Dollars that accrues interest calculated by reference to the Canadian Prime Rate.

         Capitalized Leases. Leases under which the Company or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

         CDOR Rate. The annual rate of interest equal to the average 30-day rate applicable to Canadian bankers' acceptances appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealers Association, Inc. (1991 ISDA) definitions, as modified and amended from time to time) as of 10:00 a.m. (New York time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day; provided that if such rate does not appear on the Reuters' Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be calculated as the arithmetic mean of the 30-day rates applicable to Canadian bankers' acceptances quoted by the Canadian Banks which are listed in Schedule I to the Bank Act (Canada) as of 10:00 a.m. (New York time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day.

         CERCLA.  See Section 7.15(a).

         Certified or certified. With respect to the financial statements of any Person, such statements as audited by a firm of independent auditors, whose report expresses the opinion, without qualification, that such financial statements present fairly the financial position of such Person.

         CFO or the CAO.  See Section 8.4(b).

         Closing Date.  The date on which the conditions precedent set forth in
Section 11 hereof are satisfied.

         Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

         Commitment. With respect to any Bank, its Domestic Commitment and/or Canadian Commitment(s).

         Company.  See Preamble.

         Competitive Bid Loan(s). A borrowing hereunder consisting of one or more loans made by any of the participating Domestic Banks whose offer to make a Competitive Bid Loan as part of such borrowing has been accepted by the Company under the auction bidding procedure described in Section 5 hereof.

         Competitive Bid Loan Accounts.  See Section 5.2(a).

         Competitive Bid Margin.  See Section 5.5(b)(iv).

         Competitive Bid Notes.  See Section 5.2(b).

         Competitive Bid Quote. An offer by a Domestic Bank to make a Competitive Bid Loan in accordance with Section 5.5 hereof.

         Competitive Bid Quote Request.  See Section 5.3.

         Competitive Bid Rate.  See Section 5.5(b)(v).

         Compliance Certificate.  See Section 8.4(c).

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with GAAP.

         Consolidated Earnings Before Interest and Taxes, or EBIT. For any period, the Consolidated Net Income (or Deficit) of the Company and its Subsidiaries on a consolidated basis plus the sum of (1) interest expense, (2) income taxes, (3) up to $39,000,000 in pooling charges actually incurred with respect to the Western Waste Merger taken as a special charge in the quarter ending June 30, 1996, (4) up to $82,556,000 in pooling charges actually incurred with respect to the Sanifill Merger, taken as a special charge in the quarter ending September 30, 1996, and (5) up to $50,848,000 in extraordinary charges actually incurred in the quarter ending September 30, 1996, to the extent that each of items (1) through (5) was deducted in determining Consolidated Net Income (or Deficit) in the relevant period; provided, however, that EBIT shall not include (A) extraordinary gains from tax credits occurring in any quarter commencing with the quarter ending September 30, 1996, or (B) any cash reimbursements or payments received with respect to item (5).

         Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization or EBITDA. For any period, EBIT plus (a) depreciation expense, and (b) amortization expense to the extent the same would be included in the calculation of EBIT for such period, determined in accordance with GAAP.

         Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Company and its Subsidiaries on a consolidated basis, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

         Consolidated Net Worth. The sum of the par value of the capital stock (excluding treasury stock), capital in excess of par or stated value of shares of capital stock, retained earnings (minus accumulated deficit) and any other account which, in accordance with GAAP, constitute stockholders' equity, of the Company and its Subsidiaries determined on a consolidated basis, excluding any effect of foreign currency transaction computed pursuant to Financial Accounting Standards Board Statement No. 52, as amended, supplemented or modified from time to time, or otherwise in accordance with GAAP.

         Consolidated Tangible Assets. Consolidated Total Assets less the sum of:

                 (a) the total book value of all assets of the Company and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, customer lists, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                 (b) all amounts representing any write-up in the book value of any assets of the Company or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date.

         Consolidated Total Assets. All assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         Consolidated Total Capitalization. The sum of Funded Debt plus Consolidated Net Worth.

         Consolidated Total Interest Expense. For any period, the aggregate amount of interest expense required by GAAP to be paid or accrued during such period on all Indebtedness of the Company and its Subsidiaries outstanding during all or any part of such period, including capitalized interest expense for such period.

         CWS.  See Preamble.

         Defaults.  See Section 13.1.

         Defaulting Bank.  See Section 6.12.

         Disposal.  See "Release".

         Distribution. The declaration or payment of any dividend or other return on equity on or in respect of any shares of any class of capital stock, any partnership interests or any membership interests of any Person, other than dividends or other such returns payable solely in shares of common stock, partnership interests or membership units of such Person, as the case may be; the purchase, redemption, or other retirement of any shares of any class of capital stock, partnership interests or membership units of such Person, directly or indirectly through a Subsidiary or otherwise; the return of equity capital by any Person to its shareholders, partners or members as such; or any other distribution on or in respect of any shares of any class of capital stock, partnership interest or membership unit of such Person.

         Documentation Agent.  See Preamble.

         Dollars or US$ or $ or U.S. Dollars. Dollars in lawful currency of the United States of America.

         Dollar Equivalent. With respect to an amount of Canadian Dollars on any date, the amount of U.S. Dollars that may be purchased with such amount of Canadian Dollars at the Exchange Rate with respect to Canadian Dollars on such date.

         Domestic Banks. The Banks set forth on Schedule 1, acting in their role as makers of Domestic Loans or as participants with respect to Domestic Letters of Credit.

         Domestic Commitment. With respect to each Domestic Bank, the amount set forth on Schedule 1 hereto as the amount of such Domestic Bank's commitment to make Syndicated Loans to, and to participate in the issuance, extension and renewal of Domestic Letters of Credit for the account of, the Borrowers, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

         Domestic Commitment Percentage. With respect to each Domestic Bank, the percentage initially set forth next to such Domestic Bank's name on
Schedule 1 hereto, as the same may be adjusted in accordance with Section 2.3 and Section 20.

         Domestic Letters of Credit. Standby or direct pay Letters of Credit issued or to be issued by the Issuing Bank under Section 4 hereof for the account of the Company.

         Domestic Loans. Collectively, the Syndicated Loans, the Swing Line Loans and the Competitive Bid Loans.

         Drawdown Date.  The date on which any Loan is made or is to be made.

         EBIT.  See definition of Consolidated Earnings Before Interest and
Taxes.

         EBITDA. See definition of Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization.

         Eligible Canadian Assignee. Any institutional lender which is (i) a bank named in Schedule I or Schedule II to the Bank Act (Canada) having total assets in excess of C$500,000,000 or (ii) any other Bank approved by the Bank Agents and the Borrowers, which approval shall not be unreasonably withheld.

         Employee Benefit Plan. Any employee benefit plan within the meaning of Section 3(3) of ERISA or Applicable Canadian Pension Legislation maintained or contributed to by the Company, any of its Subsidiaries, or any ERISA Affiliate, other than a Multiemployer Plan.

         Environmental Laws.  See Section 7.15(a).

         EPA.  See Section 7.15(b).

         ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         ERISA Affiliate. Any Person which is treated as a single employer with the Company or any of its Subsidiaries under Section 414 of the Code.

         ERISA Reportable Event.  A reportable event within the meaning of
Section 4043 of ERISA and the regulations promulgated thereunder with respect to a Guaranteed Pension Plan as to which the requirement of notice has not been waived.

         Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

         Eurodollar Interest Determination Date. For any Interest Period, the date two Eurodollar Business Days prior to the first day of such Interest Period.

         Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1 and Schedule 2 hereto; thereafter, upon notice to the Administrative Agent, such other office of such Bank that shall be making or maintaining Eurodollar Loans.

         Eurodollar Loans. Syndicated Loans and Canadian Loans bearing interest calculated by reference to the Eurodollar Rate.

         Eurodollar Rate. For any Interest Period with respect to a Eurodollar Loan, the rate of interest equal to (i) the arithmetic average of the rates per annum for each Reference Bank at which such Reference Bank's Eurodollar

Lending Office is offered Dollar deposits at approximately 10:00 a.m. (New York time) two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of such Reference Bank to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable (rounded upwards to the nearest 1/16 of one percent).

         Events of Default.  See Section 13.1.

         Exchange Rate. On any day, (a) with respect to Canadian Dollars in relation to U.S. Dollars, the spot rate as quoted by the Bank of Canada as its noon spot rate at which U.S. Dollars are offered on such day for Canadian Dollars, and (b) with respect to U.S. Dollars in relation to Canadian Dollars, the spot rate as quoted by the Bank of Canada as its noon spot rate at which Canadian Dollars are offered on such day for U.S. Dollars.

         Facility Fee.  See Section 2.2.

         Funded Debt. Consolidated Indebtedness of the Company and its Subsidiaries for borrowed money and guarantees of debt for borrowed money recorded on the Consolidated balance sheet of the Company and its Subsidiaries, including the amount of any Indebtedness of such Persons for Capitalized Leases which corresponds to principal.

         generally accepted accounting principles or GAAP.  (i) When used in
Section 10, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (B) to the extent consistent with such principles, the accounting practice of the Company reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Company adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guaranteed Obligations.  See Section 29.1.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Company, its Subsidiaries or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantors. Each of Sanifill, with respect to the Obligations of the Borrowers, and the Company, with respect to the Obligations of the Canadian Borrowers only.

         Hazardous Substances.  See Section 7.15(b).

         Head Office. When used in connection with the Administrative Agent, the Administrative Agent's head office located in New York, New York, or at such other location as the Administrative Agent may designate from time to time, and when used in connection with the Canadian Agent, the Canadian Agent's head office located in Toronto, Ontario, or at such other location as the Canadian Agent may designate from time to time.

         Increased Banks.  See Section 2.3(c).

         Indebtedness. Collectively without duplication, whether classified as Indebtedness, an Investment or otherwise on the obligor's balance sheet, (a) all indebtedness for borrowed money, (b) all obligations for the deferred purchase price of property or services (other than trade payables not overdue by more than ninety (90) days incurred in the ordinary course of business), (c) all obligations evidenced by notes, bonds, debentures or other similar debt instruments, (d) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations, liabilities and indebtedness under Capitalized Leases, (f) all obligations, liabilities or indebtedness (contingent or otherwise) under surety, performance bonds or any other bonding arrangements, (g) all Indebtedness of others referred to in clauses (a) through (f) above which is guaranteed, or in effect guaranteed, directly or indirectly in any manner, including through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling any Person to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(C) to supply funds to or in any other manner invest in any Person (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure any Person against loss, and (h) all Indebtedness referred to in clauses (a) through (g) above secured or supported by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured or supported by) any lien or encumbrance on (or other right of recourse to or against) property (including, without limitation, accounts and contract rights), even though the owner of the property has not assumed or become liable, contractually or otherwise, for the payment of such Indebtedness.

         Interest Period. With respect to each Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the applicable Borrower(s) in accordance with this Agreement (i) for any Base Rate Loan, Swing Line Loan, Canadian Base Rate Loan or Canadian Prime Rate Loan, the last day of the month;
(ii) for any Eurodollar Loan, 1, 2, 3, or 6 months; (iii) for any Absolute Competitive Bid Loan, from 7 through 180 days; and (iv) for any LIBOR Competitive Bid Loan, 1, 2, 3, 4, 5, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the applicable Borrower(s) in accordance with this Agreement; provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be deemed to end on the next succeeding Business Day; provided further that for any Interest Period for any Eurodollar Loan or LIBOR Competitive Bid Loan, if such next succeeding Business Day falls in the next succeeding calendar month, such Interest Period shall be deemed to end on the next preceding Business Day; and provided further that no Interest Period shall extend beyond the Maturity Date.

         Interim Balance Sheet Date.  September 30, 1996.

         Investments. All expenditures made by a Person and all liabilities incurred (contingently or otherwise) by a Person for the acquisition of stock (other than the stock of wholly owned Subsidiaries), pre-payments for use of landfill air space in excess of usual and customary industry practice, or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties or other commitments as described under Indebtedness, or obligations of, any other Person, including without limitation, the funding of any captive insurance company (other than loans, advances, capital contributions or transfers of property to any wholly owned Subsidiaries or guaranties with respect to Indebtedness of wholly owned Subsidiaries). In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Issuance Fee.  See Section 4.6.

         Issuing Banks.  The Bank(s) issuing Letters of Credit, which shall be
(a) with respect to Domestic Letters of Credit, The First National Bank of Boston, MGT, BAI, Texas Commerce Bank, National Association, and Fleet Bank, N.A., (b) with respect to Canadian Letters of Credit, MBC, and (c) such other Banks as agreed to by the applicable Borrower(s) and the Bank Agents.

         Letter of Credit Applications. Letter of credit applications in such form as may be agreed upon by the applicable Borrower(s) and the Issuing Bank from time to time which are entered into pursuant to Section 4 hereof, as such Letter of Credit Applications are amended, varied or supplemented from time to time; provided, however, in the event of any conflict or inconsistency between the terms of any Letter of Credit Application and this Agreement, the terms of this Agreement shall control.

         Letter of Credit Fee.  See Section 4.6.

         Letter of Credit Participation.  See Section 4.1(c).

         Letters of Credit. Domestic Letters of Credit and Canadian Letters of Credit.

         LIBOR Competitive Bid Loan(s).  See Section 5.3(a).

         LIBOR Rate. For any Interest Period with respect to a LIBOR Competitive Bid Loan, (a) the rate of interest equal to the rate determined by the Administrative Agent at which Dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period, or (b) if such rate is not shown at such place, the rate of interest equal to (i) the arithmetic average of the rates per annum for each Reference Bank at which such Reference Bank's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar

Loan of such Reference Bank to which such Interest Period applies, divided by
(ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable (rounded upwards to the nearest 1/16 of one percent).

         Loan Documents. This Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Bankers' Acceptances and any documents, instruments or agreements executed in connection with any of the foregoing, each as amended, modified, supplemented, or replaced from time to time.

         Loans. Collectively, the Domestic Loans made by the Domestic Banks and the Canadian Loans made by the Canadian Banks.

         Majority Banks. The Banks with fifty-one percent (51%) of the Total Commitment; provided that in the event that the Total Commitment has been terminated, the Majority Banks shall be the Banks holding fifty-one percent (51%) of the aggregate outstanding principal amount of the Obligations on such date.

         Material Subsidiary. Any Subsidiary which, at the time such determination is made, (a) has assets, revenues, or liabilities equal to at least $8,000,000, or (b) is the holder of or the applicant for a permit to operate a solid waste facility pursuant to RCRA or any analogous state law.

         Maturity Date.  February 28, 2002.

         Maximum Drawing Amount. The maximum aggregate amount from time to time that the beneficiaries may draw under outstanding Letters of Credit.

         MBC.  See Preamble.

         MGT.  See Preamble.

         Mid-American. Mid-American Waste Systems, Inc., a Delaware corporation.

         Mid-American Acquisition. The acquisition by the Company of certain assets, properties and business of Mid-American and certain of its subsidiaries pursuant to the terms of the Mid-American Asset Purchase Agreement.

         Mid-American Asset Purchase Agreement. The Asset Purchase Agreement dated as of January 21, 1997, among the Company, Mid-American and certain subsidiaries of Mid-American as amended and in effect on the Closing Date.

         Moody's.  Moody's Investors Service, Inc.

         Multiemployer Plan.  Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Company, any of its Subsidiaries, or any ERISA Affiliate.

         New Lending Office.  See Section 6.1(c).

         Non-U.S. Bank.  See Section 6.1(b).

         Notes. Collectively, the Competitive Bid Notes, the Syndicated Notes, the Swing Line Note, and the Canadian Notes.

         Obligations. All indebtedness, obligations and liabilities of the Borrowers to any of the Banks and the Bank Agents arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or the Letters of Credit, the Bankers' Acceptances, the Notes, or any other instrument at any time evidencing any thereof individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

         Original Credit Agreement.  See Recitals.

         Original Parties.  See Recitals.

         Overnight Federal Funds Effective Rate. The overnight federal funds effective rate as published by the Board of Governors of the Federal Reserve System, as in effect from time to time.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Permitted Liens.  See Section 9.2.

         Person. Any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Pricing Table:

--------------------------------------------------------------------------------------------------------
                                                                                            Applicable
                     Senior Public                   Applicable          Applicable         Eurodollar
Level                  Debt Rating                  Facility Rate         L/C Rate            Rate
--------------------------------------------------------------------------------------------------------
  1      At least BBB+ by Standard & Poor's or         0.1100%            0.2400%        Eurodollar Rate
         at least Baa1 by Moody's                     per annum          per annum        plus 0.2400%
                                                                                            per annum
--------------------------------------------------------------------------------------------------------
  2      At least BBB by  Standard & Poor's or         0.1500%            0.3000%        Eurodollar Rate
         at least Baa2 by Moody's                     per annum          per annum        plus 0.3000%
                                                                                            per annum
--------------------------------------------------------------------------------------------------------
  3      At least BBB- by Standard & Poor's or         0.2000%            0.3500%        Eurodollar Rate
         at least Baa3 by Moody's                     per annum          per annum        plus 0.3500%
                                                                                            per annum
--------------------------------------------------------------------------------------------------------
  4      At least  BB+ by Standard & Poor's or         0.2500%            0.6250%        Eurodollar Rate
         at least Ba1 by Moody's                      per annum          per annum        plus 0.6250%
                                                                                            per annum
--------------------------------------------------------------------------------------------------------
  5      If no other level applies                      0.3750%           0.7500%        Eurodollar Rate
                                                      per annum          per annum        plus 0.7500%
                                                                                            per annum
--------------------------------------------------------------------------------------------------------

The applicable rates charged for any day shall be determined by the Senior Public Debt Rating in effect as of that day.

         Prudential Private Placement Debt. Indebtedness of the Company and Sanifill arising under (a) that certain Amended and Restated Note Agreement dated as of August 28, 1996 by and among the Company, Sanifill and The Prudential Insurance Company of America and (b) that certain Amended and Restated Master Shelf Agreement dated as of August 28, 1996 by and among the Company, Sanifill and The Prudential Insurance Company of America, as each shall be amended through the Closing Date, and may be further amended, restated, supplemented, or otherwise modified with the consent of the Bank Agents.

         RCRA.  See Section 7.15(a).

         Real Property. All real property heretofore, now, or hereafter owned, operated, or leased by the Company or any of its Subsidiaries.

         Reallocation Fee.  See Section 2.3(d).

         Reduced Banks.  See Section 2.3(c).

         Reference Banks.  BAI and MGT.

         Refunding Bankers' Acceptance.  See Section 3.2.

         Reimbursement Obligation. The Company's obligation to reimburse the Issuing Bank and the Domestic Banks on account of any drawing under any Domestic Letter of Credit and the Canadian Borrowers' joint and several obligation to reimburse the Issuing Bank and the Canadian Banks on account of any drawing under any Canadian Letter of Credit, all as provided in Section 4.2.

         Release. Shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Sub Section 9601 et seq. ("CERCLA") and the term "Disposal" (or "Disposed") shall have the meaning specified in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sub Section 6901 et seq. ("RCRA") and regulations promulgated thereunder; provided, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of Canada or a state, province, territory or other political subdivision thereof wherein the property lies establish a meaning for "Release" or "Disposal" which is broader than specified in either CERCLA, or RCRA, such broader meaning shall apply to the Company's or any of its Subsidiaries' activities in that state, province, territory or political subdivision.

         Replacement Bank.  See Section 6.12.

         Replacement Notice.  See Section 6.12.

         Sanifill.  See Preamble.

         Sanifill Merger. The merger of Sanifill and Quatro Acquisition Corp., a Subsidiary of the Company, pursuant to the terms of the Sanifill Merger Agreement.

         Sanifill Merger Agreement. The Agreement and Plan of Merger dated as of June 22, 1996 between Sanifill, the Company and Quatro Acquisition Corp.

         Sanifill Convertible Subordinated Debt. The Indebtedness arising under that certain Indenture dated as of March 1, 1996, by and between Sanifill and Texas Commerce Bank National Association as Trustee, as in effect on the date hereof, provided, that the Obligations and the Guaranteed Obligations shall be "Senior Indebtedness" thereunder.

         Senior Public Debt Rating. The rating(s) of the Company's public unsecured long-term senior debt, without third party credit enhancement, issued by Moody's and/or Standard & Poor's; or in the event no public unsecured long-term senior debt is outstanding, the rating(s) of this credit facility issued by Moody's and/or Standard & Poor's upon the request of the Company; provided that until such time as the Company receives such rating(s) on such public unsecured long-term senior debt or this credit facility, the Company's corporate credit rating by Standard & Poor's shall apply.

         Standard & Poor's. Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding capital stock or other interest entitled to vote generally.

         Swing Line Loans.  See Section 2.11(a).

         Swing Line Note.  See Section 2.11(a).


         Swing Line Settlement Amount.  See Section 2.11(b).

         Swing Line Settling Bank.  See Section 2.11(b).

         Swing Line Settlement Date.  See Section 2.11(b).

         Swing Line Settlement. The making or receiving of payments, in immediately available funds, by the Domestic Banks to or from the Administrative Agent in accordance with Section 2.11 hereof to the extent necessary to cause each Domestic Bank's actual share of the outstanding amount of the Syndicated Loans to be equal to such Domestic Bank's Domestic Commitment Percentage of the outstanding amount of such Syndicated Loans, in any case when, prior to such action, the actual share is not so equal.

         Syndicated Loan Request.  See Section 2.6(a).

         Syndicated Loans. A borrowing hereunder consisting of one or more loans made by the Domestic Banks to the Company under the procedure described in Section 2.1(a), Section 2.1(c) and Section 2.11 hereof.

         Syndicated Notes.  See Section 2.4(a).

         Total Canadian Commitment.  See Section 2.1(b).

         Total Commitment. The sum of the Total Canadian Commitment and the Total Domestic Commitment, which amount shall not exceed $1,600,000,000, and is subject to reductions as set forth herein.

         Total Commitment Percentage. The percentage initially set forth next to each Bank's name on Schedule 3 hereto, as the same may be adjusted in accordance with Section 2.3 or Section 20 of this Agreement.

         Total Domestic Commitment.  See Section 2.1(a).

         U.S.Dollar Equivalent. With respect to an amount of Canadian Dollars, on any date, the amount of U.S. Dollars that may be purchased with such amount of Canadian Dollars at the Exchange Rate with respect to Canadian Dollars on such date.

         Western Waste. Western Waste Industries, Inc., a California corporation.

         Western Waste Merger. The merger of Western Waste and Riviera Acquisition Corporation, a Subsidiary of the Company, pursuant to the terms of the Western Waste Merger Agreement.

         Western Waste Merger Agreement. The Agreement and Plan of Merger dated as of December 18, 1995 between Western Waste, the Company and Riviera Acquisition Corporation.

         Section 1.2.  RULES OF INTERPRETATION.

                 (a) A reference to any document or agreement (including this Agreement) shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                 (b) The singular includes the plural and the plural includes the singular.

                 (c) A reference to any law includes any amendment or modification to such law.

                 (d) A reference to any Person includes its permitted successors and permitted assigns.

                 (e) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                 (f) The words "include", "includes" and "including" are not limiting.

                 (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

                 (h) Reference to a particular "Section" refers to that section of this Agreement unless otherwise indicated.

                 (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

         SECTION 2. THE LOAN FACILITIES.

         SECTION 2.1. COMMITMENT TO LEND.

         (a) Subject to the terms and conditions set forth in this Agreement, each of the Domestic Banks severally agrees to lend to the Company and the Company may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date, upon notice by the Company to the Administrative Agent given in accordance with this Section 2, its Domestic Commitment Percentage of the Syndicated Loans as are requested by the Company; provided that the sum of the outstanding principal amount of the Syndicated Loans (including the Swing Line Loans) and the Maximum Drawing Amount of outstanding Domestic Letters of Credit shall not exceed a maximum aggregate amount outstanding of (i) $1,600,000,000 as such amount may be reduced pursuant to
Section 2.3 hereof (the "Total Domestic Commitment"), minus (ii) the aggregate amount of Competitive Bid Loans outstanding at such time.

        (b) Subject to the terms and conditions set forth in this Agreement, each of the Canadian Banks severally agrees to lend to the Canadian Borrowers, and the Canadian Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date, upon notice by the Canadian Borrowers to the Canadian Agent given in accordance with this Section 2, its Canadian Commitment Percentage of the Canadian Loans as are requested by the Canadian Borrowers; provided that the sum of the outstanding principal amount of the Canadian Loans, the aggregate face amount of all outstanding Bankers' Acceptances accepted and purchased, and the Maximum Drawing Amount of outstanding Canadian Letters of Credit shall not exceed a maximum aggregate amount outstanding equal to $0 initially, as such amount may be increased to an aggregate maximum amount of $100,000,000 or reduced pursuant to Section 2.3 hereof (the "Total Canadian Commitment").

        (c) Each request for a Loan or Letter of Credit and each request for an acceptance and purchase of a Bankers' Acceptance hereunder shall constitute a representation and warranty by the applicable Borrower(s) that the conditions set forth in Section 11 and Section 12, as the case may be, have been satisfied on the date of such request. Any unpaid Reimbursement Obligation shall be a Base Rate Loan, Canadian Prime Rate Loan or Canadian Base Rate Loan hereunder, as applicable, as set forth in Section 4.2(a).

        SECTION 2.2. FACILITY FEE. The Company agrees to pay to the Administrative Agent for the account of the Banks a fee (the "Facility Fee") on the Total Commitment equal to the Applicable Facility Rate multiplied by the Total Commitment. The Facility Fee shall be payable for the period from and after the Closing Date quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on April 1, 1997 with a final payment on the Maturity Date (or on the date of termination in full of the Total Commitment, if earlier). The Facility Fee shall be distributed pro rata among the Banks in accordance with each Bank's Total Commitment Percentage.

         SECTION 2.3. REDUCTION OF TOTAL COMMITMENT; INCREASE OF TOTAL CANADIAN COMMITMENT.

        (a) The Borrowers shall have the right at any time and from time to time upon three (3) Business Days' prior written notice to the Administrative Agent to reduce by $25,000,000 or a greater amount or terminate entirely, the Total Commitment, whereupon each Bank's Commitment shall be reduced pro rata in accordance with such Bank's Total Commitment Percentage of the amount specified in such notice or, as the case may be, terminated. Each of the Total Domestic Commitment and the Total Canadian Commitment shall be reduced ratably in the event of such a reduction so that no such reduction shall change the ratio of the Total Domestic Commitment to the Total Canadian Commitment in effect immediately prior to such reduction provided that at no time may (i) the Total Domestic Commitment be reduced to an amount less than the sum of (A) the Maximum Drawing Amount of all Domestic Letters of Credit, and (B) all Domestic Loans then outstanding, or
    (ii) the Total Canadian Commitment be reduced to an amount less than the sum of (A) the Maximum Drawing Amount of all Canadian Letters of Credit, (B) all Canadian Loans then outstanding, and (C) the face amount of all outstanding Bankers' Acceptances.

        (b) No reduction or termination of the Total Commitment, the Total Domestic Commitment or the Total Canadian Commitment once made may be revoked; the portion of the Total Commitment, the Total Domestic Commitment or the Total Canadian Commitment reduced or terminated may not be reinstated; and amounts in respect of such reduced or terminated portion may not be reborrowed.

        (c) Subject to the satisfaction of the conditions precedent set forth in paragraph (d) below, the Canadian Borrowers may increase the Total Canadian Commitment in accordance with the following procedures; provided that no reallocation of the Commitments of the Banks shall be permitted unless (i) each Increased Bank and each Reduced Bank (each such term as defined below) shall have agreed to such reallocation in writing, (ii) such reallocation would not have the effect, together with any previous reallocations hereunder, of increasing the Total Canadian Commitment to an amount greater than U.S. $100,000,000, and (iii) the amount of the Total Commitment shall not be increased by such reallocations. In the case of any such reallocation, the Total Domestic Commitment shall be reduced by the amount of the increase in the Total Canadian Commitment. Any such reallocation shall be subject to execution of appropriate documentation with respect thereto by the Borrowers, the Bank Agents, the Domestic Banks whose Domestic Commitments are reduced pursuant to such reallocation (the "Reduced Banks") and the Canadian Banks that will assume the increased Total Canadian Commitment resulting from such reallocation (the "Increased Banks"). Each Reduced Bank shall be an affiliate of an Increased Bank (with the increase of such Increased Bank's Canadian Commitment being equal to the decrease of its affiliate's Domestic Commitment). The Administrative Agent shall notify the Banks of any such reallocation. The Canadian Commitments of the other Canadian Banks which are not Increased Banks and the Domestic Commitments of the other Domestic Banks which are not Reduced Banks shall not be changed by any such reallocation.

        (d) The consummation of any reallocation pursuant to paragraph (c) above shall be subject to satisfaction of the following conditions on the date of such consummation:

                (i) in the case of the initial increase in the Total Canadian Commitment, the Canadian Banks and the Canadian Borrowers, as applicable, shall have executed appropriate joinders to this Agreement and Canadian Notes, and delivered any other documentation requested by the Canadian Agent, including without limitation an opinion of Canadian counsel to the Canadian Borrowers if so requested;

                (ii)    all of the conditions to borrowing set forth in
         Section 12 shall have been satisfied;

                (iii) the Borrowers shall have given notice of such proposed reallocation to the Bank Agents at least ten (10) Business Days in advance of the requested date therefor;

                (iv) such reallocation shall not result in the prepayment of the Competitive Bid Loans, and, after giving effect to such reallocation, (A) the aggregate principal amount of the Domestic Loans outstanding plus the Maximum Drawing Amount of the outstanding Domestic Letters of Credit shall not exceed the reduced Total Domestic Commitment, (B) the aggregate principal amount of the Canadian Loans outstanding plus the Maximum Drawing Amount of the outstanding Canadian Letters of Credit and the aggregate face amount of all Bankers' Acceptances (in each case expressed in U.S. Dollars) shall not exceed the increased Total Canadian Commitment, and (C) the sum of the total of clauses (A) and (B) (expressed in U.S. Dollars) shall not exceed the Total Commitment; and

                (v) each Increased Bank shall have received from the Canadian Borrowers an applicable fee (the "Reallocation Fee") equal to the greater of $2,500 or 1/16% of the amount of the increase in its Canadian Commitment, as applicable.

        (e) Subject to paragraph (d) above, the Canadian Agent shall adjust the respective proportions of one or more of the Canadian Loans funded by the Canadian Banks on or after the date of consummation of any such reallocation in such a manner so that the sum of the outstanding principal amount of all Canadian Loans of any Increased Bank plus such Increased Bank's participations in the Canadian Letters of Credit plus the aggregate face amount of all outstanding Bankers' Acceptances accepted by such Canadian Bank shall equal such Canadian Bank's Canadian Commitment Percentage (as modified) times the total outstandings under the Canadian facility (as modified); provided that if the Canadian Agent shall not have been able to achieve such equality within three months of said date of consummation of any such reallocation for any reason, the Canadian Borrowers shall forthwith prepay, subject to Section 6.8, one or more Canadian Loans, and reborrow by way of one or more Canadian Loans, as the case may be, so as to immediately achieve such equality.

        (f) Subject to paragraph (d) above, the Administrative Agent shall adjust the respective proportions of one or more of the Syndicated Loans funded by the Domestic Banks on or after the date of consummation of any such reallocation in such a manner so that the sum of the outstanding principal amount of all Syndicated Loans of any Increased Bank plus such Increased Bank's participations in the Domestic Letters of

    Credit shall equal such Domestic Bank's Domestic Commitment Percentage (as modified) times the total outstandings under the domestic facility (as modified); provided that if the Administrative Agent shall not have been able to achieve such equality within three months of said date of consummation of any such reallocation for any reason, the Company shall forthwith prepay, subject to Section 6.8, one or more Syndicated Loans, and reborrow by way of one or more Syndicated Loans, as the case may be, so as to immediately achieve such equality.

        (g) The Administrative Agent will notify the Banks promptly after receiving any notice delivered by the Borrowers pursuant to this Section 2.3 and will distribute to each Bank a revised schedule of Commitments, Domestic Commitment Percentages and Canadian Commitment Percentages.

    SECTION 2.4. THE SYNDICATED NOTES; THE CANADIAN NOTES.

        (a) The Syndicated Loans shall be evidenced by separate promissory notes of the Company in substantially the form of Exhibit A hereto (each, a "Syndicated Note"), dated as of the Closing Date and completed with appropriate insertions. One Syndicated Note shall be payable to the order of each Domestic Bank in an amount equal to its Domestic Commitment, and shall represent the obligation of the Company to pay such Domestic Bank such principal amount or, if less, the outstanding principal amount of all Syndicated Loans made by such Domestic Bank, plus interest accrued thereon, as set forth herein.

        (b) The Canadian Loans shall be evidenced by separate promissory notes of the Canadian Borrowers in substantially the form of Exhibit C hereto (each, a "Canadian Note"), dated as of the Closing Date and completed with appropriate insertions. One Canadian Note shall be payable to the order of each Canadian Bank in an amount equal to its Canadian Commitment, and shall represent the joint and several obligation of the Canadian Borrowers to pay such Canadian Bank such principal amount or, if less, the outstanding principal amount of all Canadian Loans made by such Canadian Bank, plus interest accrued thereon, as set forth herein.

        (c) The applicable Borrower(s) irrevocably authorize each Bank to make, or cause to be made, in connection with a Drawdown Date of any Syndicated Loan or Canadian Loan, as the case may be, and at the time of receipt of any payment of principal on any such Note, an appropriate notation on such Bank's records or on the schedule attached to such Bank's Note or a continuation of such schedule attached thereto reflecting the making of such Loan, or the receipt of such payment (as the case may

    be) and each Bank may, prior to any transfer of its Syndicated Note or Canadian Note, as the case may be, endorse on the reverse side thereof the outstanding principal amount of such Loans evidenced thereby. The outstanding amount of the Loans set forth on such Bank's records shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the applicable Borrower(s) hereunder or under such Notes to make payments of principal of or interest on any such Notes when due.

    SECTION 2.5. INTEREST ON LOANS.

        (a) The outstanding principal amount of the Syndicated Loans shall bear interest at the rate per annum equal to (i) the Base Rate on Base Rate Loans, (ii) the Applicable Eurodollar Rate on Eurodollar Loans to the Company and (iii) the Applicable Swing Line Rate on Swing Line Loans.

        (b) The outstanding principal amount of Canadian Loans shall bear interest at the rate per annum equal to (i) the Canadian Prime Rate on Canadian Loans requested to be funded in Canadian Dollars, (ii) the Canadian Base Rate on Canadian Base Rate Loans, and (iii) the Applicable Eurodollar Rate on Eurodollar Loans to the Canadian Borrowers.

        (c)      Interest shall be payable (i) monthly in arrears on the

    first Business Day of each month, commencing March 1, 1997, on Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Rate Loans, (ii) on the last day of the applicable Interest Period, and if such Interest Period is longer than three months, also on the last day of the third month following the commencement of such Interest Period, on Eurodollar Loans, and (iii) on the Maturity Date for all Loans.

    SECTION 2.6. REQUESTS FOR SYNDICATED LOANS; CANADIAN LOANS.

        (a) The Company shall give to the Administrative Agent written notice in the form of Exhibit E hereto (or telephonic notice confirmed in writing or a facsimile in the form of Exhibit E hereto) of each Syndicated Loan requested hereunder (a "Syndicated Loan Request") not later than (a) 11:00 a.m. (New York time) on the proposed Drawdown Date of any Base Rate Loan, or (b) 11:00 a.m. (New York time) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Loan. Each such Syndicated Loan Request shall specify (A) the principal amount of the Syndicated Loan requested,
(B) the proposed Drawdown Date of such Syndicated Loan, (C) whether such Syndicated Loan requested is to be a Base Rate Loan or a Eurodollar Loan, (D) the Interest Period for such Syndicated Loan, if a Eurodollar Loan, and (E) the aggregate outstanding amount of all Swing Line Loans. Each Syndicated Loan requested shall be in a minimum amount of $10,000,000. Each such Syndicated Loan Request shall reflect the Maximum Drawing Amount of all Domestic Letters of Credit outstanding and the amount of Domestic Loans outstanding (including Competitive Bid Loans and Swing Line Loans). Syndicated Loan Requests made hereunder shall be irrevocable and binding on the Company, and shall obligate the Company to accept the Syndicated Loan requested from the Domestic Banks on the proposed Drawdown Date.

        (b) The Canadian Borrowers shall give to the Canadian Agent written notice in the form of Exhibit G hereto (or telephone notice confirmed in writing or a facsimile in the form of Exhibit G hereto) of each Canadian Loan requested hereunder (a "Canadian Loan Request") not later than (a) 11:00 a.m. (New York time) on the proposed Drawdown Date of any Canadian Prime Rate Loan or Canadian Base Rate Loan, or (b) 11:00 a.m. (New York time) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Loan. Each such Canadian Loan Request shall specify (A) the principal amount of the Canadian Loan requested, (B) the proposed Drawdown Date of such Canadian Loan,
(C) whether such Canadian Loan (if in US$) is to be a Canadian Base Rate Loan or a Eurodollar Loan, (D) the Interest Period of such Canadian Loan, and (E) whether such Canadian Loan is to be made in U.S. Dollars or Canadian Dollars. Each such Canadian Loan Request shall reflect the amount of Canadian Loans and Bankers' Acceptances outstanding and the Maximum Drawing Amount of all Canadian Letters of Credit. Each Canadian Loan Request shall be in a minimum amount of $5,000,000. Canadian Loan Requests made hereunder shall be irrevocable and binding on the Canadian Borrowers, and shall obligate the Canadian Borrowers to accept the Canadian Loan Request from the Canadian Banks on the proposed Drawdown Date.

        (c) Each of the representations and warranties made by the Borrowers to the Banks or the Bank Agents in this Agreement or any other Loan Document shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated by the applicable Borrower(s) on and as of the date of the submission of a Syndicated Loan Request, Canadian Loan Request, Competitive Bid Quote Request, Bankers' Acceptance Notice or Letter of Credit Application and on and as of the Drawdown Date of any Loan, the date of accepting or purchasing any Bankers' Acceptance or the date of issuance of any Letter of Credit (except to the extent (i) of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents, (ii) of changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the business, assets or financial condition of the Company and its Subsidiaries as a whole, or (iii) that such representations and warranties expressly relate only to an earlier date).

        (d) The Administrative Agent shall promptly notify each Domestic Bank of each Syndicated Loan Request received by the Administrative Agent (i) on the proposed Drawdown Date of any Base Rate Loan, or (ii) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Loan to be made to the Company. The Canadian Agent shall promptly notify each Canadian Bank and the Administrative Agent of each Canadian Loan Request received by the Canadian Agent not later than (A) on the proposed Drawdown Date of any Canadian Prime Rate Loan or Canadian Base Rate Loan, or (B) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Loan to be made to the Canadian Borrowers.

        SECTION 2.7. ELECTION OF EURODOLLAR RATE; NOTICE OF ELECTION; INTEREST PERIODS; MINIMUM AMOUNTS.

        (a) At the Borrowers' option, so long as no Default or Event of Default has occurred and is then continuing, the applicable Borrower(s) may
    (i) elect to convert any Base Rate Loan or Canadian Base Rate Loan or a portion thereof to a Eurodollar Loan, (ii) at the time of any Syndicated Loan Request or Canadian Loan Request, specify that such requested Loan shall be a Eurodollar Loan, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurodollar Loan as such, provided that the applicable Borrower(s) give notice to the Administrative Agent, in the case of Syndicated Loans, or the Canadian Agent, in the case of Canadian Loans, pursuant to Section 2.7(b) hereof. Upon determining any Eurodollar Rate, the Administrative Agent, in the case of Syndicated Loans, and the Canadian Agent, in the case of Canadian Loans, shall forthwith provide notice thereof to the applicable Borrower(s) and Bank(s), and each such notice to such Borrower(s) shall be considered prima facie correct and binding, absent manifest error.

        (b) Three (3) Eurodollar Business Days prior to the making of any Eurodollar Loan or the conversion of any Base Rate Loan to a Eurodollar Loan, or, in the case of an outstanding Eurodollar Loan, the expiration date of the applicable Interest Period, the applicable Borrower(s) shall give written, telex or facsimile notice received by the Administrative Agent, in the case of Syndicated Loans, or the Canadian Agent, in the case of Canadian Loans, not later than 11:00 a.m. (New York time) of their election pursuant to Section 2.7(a). Each such notice delivered to the Administrative Agent or the Canadian Agent shall specify the aggregate principal amount of the Syndicated Loans or Canadian Loans to be borrowed or maintained as or converted to Eurodollar Loans and the requested duration of the Interest Period that will be applicable to such Eurodollar Loan, and shall be irrevocable and binding upon such Borrower(s). If the applicable Borrower(s) shall fail to give the Administrative Agent or the Canadian Agent, as applicable, notice of their election hereunder together with all of the other information required by this Section 2.7(b) with respect to any Syndicated Loan or Canadian Loan, whether at the end of an Interest Period or otherwise, such Syndicated Loan or Canadian Loan shall be deemed a Base Rate Loan or Canadian Base Rate Loan, as the case may be. The Administrative Agent or the Canadian Agent, as the case may be, shall promptly notify the applicable Bank(s) in writing (or by telephone confirmed in writing or by facsimile) of such election.

        (c) Notwithstanding anything herein to the contrary, the Borrowers may not specify an Interest Period that would extend beyond the Maturity Date.

        (d) No conversion of Loans pursuant to this Section 2.7 may result in Eurodollar Loans that are less than $5,000,000. In no event shall the Borrowers have more than eight (8) different Interest Periods for borrowings of Eurodollar Loans outstanding at any time.

        (e) Subject to the terms and conditions of Section 6.8 hereof, if any affected Bank demands compensation under Section 6.5(c) or (d) with respect to any Eurodollar Loan, the applicable Borrower(s) may at any time, upon at least three (3) Business Days' prior written notice to the applicable Bank Agent, elect to convert such Eurodollar Loan into a Base Rate Loan or Canadian Base Rate Loan, as applicable (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Banks). Thereafter, and until such time as the affected Bank notifies the applicable Bank Agent that the circumstances giving rise to the demand for compensation under Section 6.5(c) or (d) no longer exist, all requests for Eurodollar Loans from such affected Bank shall be deemed to be requests for Base Rate Loans or Canadian Base Rate Loans, as the case may be. Once the affected Bank notifies the applicable Bank Agent that such circumstances no longer exist, the Borrower(s) may elect that the principal amount of each such Loan converted hereunder shall again bear interest as Eurodollar Loans beginning on the first day of the next succeeding Interest Period applicable to the related Eurodollar Loans of the other Banks.

        SECTION 2.8. FUNDS FOR SYNDICATED LOANS AND CANADIAN LOANS. Not later than 1:00 p.m. (New York time) on the proposed Drawdown Date (a) in the case of Syndicated Loans, each of the Domestic Banks will make available to the Administrative Agent or (b) in the case of Canadian Loans, each of the Canadian Banks will made available to the Canadian Agent, at its respective Head Office, in immediately available funds, the amount of its Domestic Commitment Percentage or Canadian Commitment Percentage, as the case may be, of the amount of the requested Loan. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section 11 and Section 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Company the aggregate amount of such Syndicated Loans made available by the Domestic Banks, and the Canadian Agent will make available to the Canadian Borrowers the aggregate amount of such Canadian Loans made available by the Canadian Banks. The failure or refusal of any Bank to make available to the applicable Bank Agent at the aforesaid time and place on any Drawdown Date the amount of its Domestic Commitment Percentage of the requested Syndicated Loan or its Canadian Commitment Percentage of the requested Canadian Loan, as the case may be, shall not relieve any other Bank from its several obligations hereunder to make available to the applicable Bank Agent the amount of such Bank's Domestic Commitment Percentage or Canadian Commitment Percentage, as the case may be, of any requested Loan.

        SECTION 2.9. MATURITY OF THE LOANS AND REIMBURSEMENT OBLIGATIONS. The Loans shall be due and payable on the Maturity Date. The Company promises to pay on the Maturity Date all Domestic Loans and all unpaid Reimbursement Obligations on such date relating to Domestic Letters of Credit, and each of the Canadian Borrowers, jointly and severally, promises to pay on the Maturity Date all Canadian Loans, all unpaid Reimbursement Obligations relating to Canadian Letters of Credit and all amounts owing with respect to Bankers' Acceptances. All such payments shall be made together with any and all accrued and unpaid interest thereon and any fees and other amounts owing hereunder.

        SECTION 2.10. OPTIONAL PREPAYMENTS OR REPAYMENTS OF LOANS. Subject to the terms and conditions of Section 6.8, the Borrowers shall have the right, at their election, to repay or prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium. The applicable Borrower(s) shall give the Administrative Agent or the Canadian Agent, as the case may be, no later than 11:00 a.m. (New York time) (a) on the proposed date of prepayment or repayment of Base Rate Loans, Canadian Base Rate Loans, and Canadian Prime Rate Loans, and (b) one (1) Business Day prior to the proposed date of prepayment or repayment of all other Loans, written notice (or telephonic notice confirmed in writing or by facsimile) of any proposed prepayment or repayment pursuant to this Section 2.10, specifying the proposed date of prepayment or repayment of Loans and the principal amount to be paid. Notwithstanding the foregoing, the Company may not prepay any Competitive Bid Loans. The Administrative Agent shall promptly notify each Domestic Bank and the Canadian Agent shall promptly notify each Canadian Bank by written notice (or telephonic notice confirmed in writing or by facsimile) of such notice of payment.

         SECTION 2.11. SWING LINE LOANS; SETTLEMENTS.

                 (a) Solely for ease of administration of the Syndicated Loans, MGT may, but shall not be required to, fund Base Rate Loans made in accordance with the provisions of this Agreement ("Swing Line Loans"). The Swing Line Loans shall be evidenced by a promissory note of the Company in substantially the form of Exhibit B hereto (the "Swing Line Note") and, at the discretion of MGT may be in amounts less than $10,000,000 provided that the outstanding amount of Swing Line Loans advanced by MGT hereunder shall not exceed $10,000,000 at any time. Each Domestic Bank shall remain severally and unconditionally liable to fund its pro rata share (based upon each Domestic Bank's Domestic Commitment) of such Swing Line Loans on each Swing Line Settlement Date and, in the event MGT chooses not to fund all Base Rate Loans requested on any date, to fund its Domestic Commitment Percentage of the Base Rate Loans requested, subject to satisfaction of the provisions hereof relating to the making of Base Rate Loans. Prior to each Swing Line Settlement, all payments or repayments of the principal of, and interest on, Swing Line Loans shall be credited to the account of MGT.

                 (b)      The Domestic Banks shall effect Swing Line
         Settlements on (i) the Business Day immediately following any day which MGT gives written notice to the Administrative Agent to effect a Swing Line Settlement, (ii) the Business Day immediately following the Administrative Agent's becoming aware of the existence of any Default or Event of Default, (iii) the Maturity Date and (iv) the Business Day immediately following any day on which the outstanding amount of Swing Line Loans advanced by MGT exceeds $10,000,000 (each such date, a "Swing Line Settlement Date"). One (1) Business Day prior to each such Swing Line Settlement Date, the Administrative Agent shall give telephonic notice to the Domestic Banks of (A) the respective outstanding amount of Syndicated Loans made by each Domestic Bank as at the close of business on the prior day, (B) the amount that any Domestic Bank, as applicable (a "Swing Line Settling Bank"), shall pay to effect a Swing Line Settlement (a "Swing Line Settlement Amount") and (C) the portion (if any) of the aggregate Swing Line Settlement Amount to be paid to each Domestic Bank. A statement of the Administrative Agent submitted to the Domestic Banks with respect to any amounts owing hereunder shall be prima facie evidence of the amount due and owing. Each Swing Line Settling Bank shall, not later than 1:00 p.m. (New York time) on each Swing Line Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent at its Head Office in the amount of such Domestic Bank's Swing Line Settlement Amount. The Administrative Agent shall, as promptly as practicable during normal business hours on each Swing Line Settlement Date, effect a wire transfer of immediately available funds to each Domestic Bank of the Swing Line Settlement Amount to be paid to such Domestic Bank. All funds advanced by any Domestic Bank as a Swing Line Settling Bank pursuant to this
         Section 2.11(b) shall for all purposes be treated as a Base Rate Loan made by such Swing Line Settling Bank to the Company, and all funds received by any Domestic Bank pursuant to this Section 2.11(b) shall for all purposes be treated as repayment of amounts owed by the Company with respect to Base Rate Loans made by such Domestic Bank.

                 (c) The Administrative Agent may (unless notified to the contrary by any Swing Line Settling Bank by 12:00 noon (New York time) one (1) Business Day prior to the Settlement Date) assume that each Swing Line Settling Bank has made available (or will make available by the time specified in Section 2.11(b)) to the Administrative Agent its Swing Line Settlement Amount, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to each applicable Domestic Bank its share (if any) of the aggregate Swing Line Settlement Amount. If the Swing Line Settlement Amount of such Swing Line Settling Bank is made available to the Administrative Agent by such Swing Line Settling Bank on a date after such Swing Line Settlement Date, such Swing Line Settling Bank shall pay the Administrative Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause
         (iii) below, of the weighted average annual interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period times (ii) such Swing Line Settlement Amount times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Swing Line Settlement Date to but not including the date on which such Swing Line Settlement Amount shall become immediately available to the Administrative Agent, and the denominator of which is 365. Upon payment of such amount such Swing Line Settling Bank shall be deemed to have delivered its Swing Line Settlement Amount on the Swing Line Settlement Date and shall become entitled to interest payable by the Company with respect to such Swing Line Settling Bank's Swing Line Settlement Amount as if such share were delivered on the Swing Line Settlement Date. If such Swing Line Settlement Amount is not in fact made available to the Administrative Agent by such Swing Line Settling Bank within three (3) Business Days of such Swing Line Settlement Date, the Administrative Agent shall be entitled to recover such amount from the Company, with interest thereon at the Base Rate.

                 (d) After any Swing Line Settlement Date, any payment by the Company of Swing Line Loans hereunder shall be allocated among the Domestic Banks, in amounts determined so as to provide that after such application and the related Swing Line Settlement, the outstanding amount of Syndicated Loans of each Domestic Bank equals, as nearly as practicable, such Domestic Bank's Domestic Commitment Percentage of the aggregate amount of Syndicated Loans.

         Section 3. BANKERS' ACCEPTANCES.

         SECTION 3.1. ACCEPTANCE AND PURCHASE. Subject to the terms and conditions hereof, each Canadian Bank severally agrees to accept and purchase Bankers' Acceptances drawn upon it by the Canadian Borrowers denominated in Canadian Dollars. The Canadian Borrowers shall notify the Canadian Agent by irrevocable written notice (each a "Bankers' Acceptance Notice") by 10:00 a.m. (New York time) two (2) Business Days prior to the date of any borrowing by way of Bankers' Acceptances. Each borrowing by way of Bankers' Acceptances shall be in a minimum aggregate face amount of C$1,000,000 and integral multiples of C$100,000 in excess thereof. The face amount of each Bankers' Acceptance shall be C$100,000 or any integral multiple thereof. Each Bankers' Acceptance Notice shall be in the form of Exhibit H. In no event shall the Dollar Equivalent of the aggregate face amount of all outstanding Bankers' Acceptances exceed the Total Canadian Commitment minus the sum of the outstanding principal amount of all Canadian Loans (expressed in its Dollar Equivalent thereof), plus the Maximum Drawing Amount (expressed in its Dollar Equivalent thereof) of all outstanding Canadian Letters of Credit.

                 (a) Term. Bankers' Acceptances shall be issued and shall mature on a Business Day. Each Bankers' Acceptance shall have a term of 30, 60, 90 or 180 days and shall mature no later than five (5) days prior to the Maturity Date and shall be in form and substance reasonably satisfactory to the Canadian Bank which is accepting such Bankers' Acceptance.

                 (b) Bankers' Acceptances in Blank. To facilitate the acceptance of Bankers' Acceptances under this Agreement, the Canadian Borrowers shall, upon execution of this Agreement and from time to time as required, provide to the Canadian Agent drafts, in form satisfactory to the Canadian Agent, duly executed and endorsed in blank by the Canadian Borrowers in quantities sufficient for each Canadian Bank to fulfill its obligations hereunder. In addition, the Canadian Borrowers hereby appoint each Canadian Bank as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Bank, blank forms of Bankers' Acceptances. The Canadian Borrowers recognize and agree that all Bankers' Acceptances signed and/or endorsed on their behalf by a Canadian Bank shall bind the Canadian Borrowers as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Canadian Borrowers. Each Canadian Bank is hereby authorized to issue such Bankers' Acceptances endorsed in blank in such face amounts as may be determined by such Canadian Bank provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted by such Bank pursuant to clause (d) below. No Canadian Bank shall be responsible or liable for its failure to accept a Bankers' Acceptance if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrowers to provide duly executed and endorsed drafts to the Canadian Agent on a timely basis nor shall any Canadian Bank or the Canadian Agent be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or willful misconduct of such Bank or the Canadian Agent, its officers, employees, agents or representatives. Each Canadian Bank shall maintain a record with respect to Bankers' Acceptances (A) received by it from the Canadian Agent in blank hereunder, (B) voided by it for any reason, (C) accepted by it hereunder, (D) purchased by it hereunder and (E) cancelled at their respective maturities. Each Canadian Bank further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such Bank.

                 (c) Execution of Bankers' Acceptances. Drafts of the Canadian Borrowers to be accepted as Bankers' Acceptances hereunder shall be duly executed by one or more duly authorized officers on behalf of the Canadian Borrowers. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as a signatory for the Canadian Borrowers may no longer be an authorized signatory for the Canadian Borrowers at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance so signed shall be binding on the Canadian Borrowers.

                 (d) Issuance of Bankers' Acceptances. Promptly following receipt of a Bankers' Acceptance Notice, the Canadian Agent shall so advise the Canadian Banks of the face amount of each Bankers' Acceptance to be accepted by it and the term thereof. The aggregate face amount of Bankers' Acceptances to be accepted by a Canadian Bank shall be determined by the Canadian Agent by reference to the respective Canadian Commitments of the Canadian Banks, except that, if the face amount of a Bankers' Acceptance, which would otherwise be accepted by a Canadian Bank, would not be C$100,000 or an integral multiple thereof, such face amount shall be increased or reduced by the Canadian Agent in its sole and unfettered discretion to the nearest integral multiple of C$100,000.

                 (e) Acceptances of Bankers' Acceptances. Each Bankers' Acceptance to be accepted by a Canadian Bank shall be accepted at such Bank's office shown on Schedule 2 hereof or as otherwise designated by said Canadian Bank from time to time.

                 (f) Purchase of Bankers' Acceptances. On the relevant date of borrowing, each Canadian Bank severally agrees to purchase from the Canadian Borrowers, at the face amount thereof discounted by the Applicable BA Discount Rate, any Bankers' Acceptance accepted by it and provide to the Canadian Agent, for the account of the Canadian Borrowers, the BA Discount Proceeds in respect thereof after deducting therefrom the amount of the Acceptance Fee payable by the Canadian Borrowers to such Bank under Section 3.3 in respect of such Bankers' Acceptance.

                 (g) Sale of Bankers' Acceptances. Each Canadian Bank may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

                 (h) Waiver of Presentment and Other Conditions. Each of the Canadian Borrowers waives presentment for payment and any other defense to payment of any amounts due to a Canadian Bank in respect of a Bankers' Acceptance accepted by such Canadian Bank pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such Bank in its own right. The Canadian Borrowers shall not claim or require any days of grace or require the Canadian Agent or any Canadian Bank to claim any days of grace for the payment of any Bankers' Acceptance.

         3.2. REFUNDING BANKERS' ACCEPTANCES. With respect to each Bankers' Acceptance, the Canadian Borrowers, prior to the occurrence and continuation of an Event of Default, may give irrevocable telephone or written notice (or such other method of notification as may be agreed upon between the Canadian Agent and the Canadian Borrowers) to the Canadian Agent at or before 2:00 p.m. (New York time) two (2) Business Days prior to the maturity date of such Bankers' Acceptance followed by written confirmation electronically transmitted to the Canadian Agent on the same day, of the Canadian Borrowers' intention to issue one or more Bankers' Acceptances on such maturity date (each a "Refunding Bankers' Acceptance") to provide for the payment of such maturing Bankers' Acceptance (it being understood that payments by the Canadian Borrowers and fundings by the Canadian Banks in respect of each maturing Bankers' Acceptance and each related Refunding Bankers' Acceptance shall be made on a net basis reflecting the difference between the face amount of such maturing Bankers' Acceptance and the BA Discount Proceeds (net of the applicable Acceptance Fee) of such Refunding Bankers' Acceptance). Any funding on account of any maturing Bankers' Acceptance must be made at or before 12:00 noon (New York time) on the maturity date of such Bankers' Acceptance. If the Canadian Borrowers fail to give such notice, the Canadian Borrowers shall be irrevocably deemed to have requested and to have been advanced a Canadian Prime Rate Loan in the face amount of such maturing Bankers' Acceptance on the maturity date of such maturing Bankers' Acceptance from the Canadian Bank which accepted such maturing Bankers' Acceptance, which Canadian Prime Rate Loan shall thereafter bear interest as such in accordance with the provisions hereof and otherwise shall be subject to all provisions of this Agreement applicable to Canadian Prime Rate Loans until paid in full.

         SECTION 3.3. ACCEPTANCE FEE. An acceptance fee (the "Acceptance Fee") shall be payable by the Canadian Borrowers to each Canadian Bank and each Canadian Bank shall deduct the amount of such Acceptance Fee from the BA Discount Proceeds (in the manner specified in Section 3.1(f) in respect of each Bankers' Acceptance), said fee to be calculated at a rate per annum equal to the Applicable L/C Rate calculated on the face amount of such Bankers' Acceptance and computed on the basis of the number of days in the term of such Bankers' Acceptance and a year of 365 days.

        SECTION 3.4. CASH COLLATERAL. Subject to Section 30, upon the occurrence and during the continuance of any Event of Default, and in addition to any other rights or remedies of any Canadian Bank and the Canadian Agent hereunder, any Canadian Bank or the Canadian Agent as and by way of collateral security (or such alternate arrangement as may be agreed upon by the Canadian Borrowers and such Canadian Bank or the Canadian Agent, as applicable) shall be entitled to deposit and retain in an account to be maintained by the Canadian Agent (bearing interest at the Canadian Agent's rates as may be applicable in respect of other deposits of similar amounts for similar terms) amounts which are received by such Canadian Bank or the Canadian Agent from the Canadian Borrowers hereunder or as proceeds of the exercise of any rights or remedies of any Canadian Bank or the Canadian Agent hereunder against the Canadian Borrowers, to the extent such amounts may be required to satisfy any contingent or unmatured obligations or liabilities of the Canadian Borrowers to the Canadian Banks or the Canadian Agent, or any of them hereunder.

         SECTION 4. LETTERS OF CREDIT.

         SECTION 4.1. LETTER OF CREDIT COMMITMENTS.

                 (a) Subject to the terms and conditions hereof and the receipt of a Letter of Credit Application by the Issuing Bank, with a copy to the Administrative Agent in the case of Domestic Letters of Credit and to the Canadian Agent in the case of Canadian Letters of Credit, reflecting the Maximum Drawing Amount of all Domestic Letters of Credit or Canadian

         Letters of Credit, as applicable (including the requested Letter of Credit), the Issuing Bank, on behalf of the Domestic Banks in the case of Domestic Letters of Credit or the Canadian Banks in the case of Canadian Letters of Credit, and in reliance upon the representations and warranties of the Borrowers contained herein and the agreement of the Banks contained in Section 4.1(b) hereof, agrees to issue Domestic Letters of Credit for the account of the Company or Canadian Letters of Credit for the account of the Canadian Borrowers, as applicable (which may incorporate automatic renewals for periods of up to twelve (12) months), in such form as may be requested from time to time by such Borrower(s) and agreed to by the Issuing Bank; provided, however, that, after giving effect to such request, (i) the aggregate Maximum Drawing Amount of all Domestic Letters of Credit issued at any time shall not exceed the lesser of (A) $500,000,000 or (B) the Total Domestic Commitment minus the aggregate outstanding amount of the Domestic Loans, and (ii) the aggregate Maximum Drawing Amount of Canadian Letters of Credit issued at any time shall not exceed the Total Canadian Commitment less the sum of all outstanding Canadian Loans and the aggregate face amount of all outstanding Bankers' Acceptances, and provided further, that no Letter of Credit shall have an expiration date later than the earlier of (x) eighteen (18) months after the date of issuance (which may incorporate automatic renewals for periods of up to twelve (12) months), or (y) five (5) Business Days prior to the Maturity Date. The letters of credit listed in Schedule 4.1(a) issued by Issuing Banks under the Original Credit Agreement shall be Letters of Credit under this Agreement.

                 (b) Each Domestic Letter of Credit shall be denominated in Dollars, and each Canadian Letter of Credit shall be denominated in Canadian Dollars or Dollars, at the option of the Canadian Borrowers. With respect to any request for a Canadian Letter of Credit denominated in Canadian Dollars, the Canadian Agent shall calculate the U.S. Dollar Equivalent of the Maximum Drawing Amount of such requested Canadian Letter of Credit and shall notify the Canadian Borrowers and the Administrative Agent of the results of such calculation. Such U.S. Dollar Equivalent of the Maximum Drawing Amount shall be used to determine compliance with the provisions of
         Section 4.1(a) and in any other calculation of compliance with Canadian Commitments and the Total Canadian Commitment.

                 (c) Each Domestic Bank with respect to Domestic Letters of Credit and each Canadian Bank with respect to Canadian Letters of Credit severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default, the termination of the Total Commitment pursuant to Section 13.2, or any other condition precedent whatsoever, to the extent of such Bank's Domestic Commitment

         Percentage or Canadian Commitment Percentage, as applicable, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Domestic Letter of Credit or Canadian Letter of Credit, as applicable, to the extent that such amount is not reimbursed by the applicable Borrower(s) pursuant to Section 4.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank). Each Bank agrees that its obligation to reimburse the Issuing Bank pursuant to this Section 4.1(c) shall not be affected in any way by any circumstance other than the gross negligence or willful misconduct of the Issuing Bank.

                 (d) Each such reimbursement payment made by a Bank to the Issuing Bank shall be treated as the purchase by such Bank of a participating interest in the applicable Reimbursement Obligation under Section 4.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 4.2.

         SECTION 4.2. REIMBURSEMENT OBLIGATION OF THE BORROWERS. In order to induce the Issuing Banks to issue, extend and renew each Letter of Credit, (i) the Company hereby agrees to reimburse or pay to each Issuing Bank, with respect to each Domestic Letter of Credit issued, extended or renewed by such Issuing Bank hereunder, and (ii) each of the Canadian Borrowers hereby jointly and severally agrees to reimburse or pay to each Issuing Bank, with respect to each Canadian Letter of Credit issued, extended or renewed by such Issuing Bank hereunder, as follows:

                 (a) if any draft presented under any Letter of Credit is honored by such Issuing Bank or such Issuing Bank otherwise makes payment with respect thereto, the sum of (i) the amount paid by such Issuing Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by such Issuing Bank in connection with any payment made by such Issuing Bank under, or with respect to, such Letter of Credit, provided however, if the applicable Borrower(s) do not reimburse such Issuing Bank on the Drawdown Date, such amount shall become automatically a Syndicated Loan which is a Base Rate Loan or a Canadian Loan which is a Canadian Base Rate Loan or Canadian Prime Rate Loan, as applicable, advanced hereunder in an amount equal to such sum; and

                 (b) upon the Maturity Date or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 13, an amount equal to the then Maximum Drawing Amount of (i) all Domestic Letters of Credit shall be paid by the Company to the Administrative Agent and (ii) all Canadian Letters of Credit shall be paid by the Canadian Borrowers to the Canadian Agent, in each case to be held as cash collateral for the applicable Reimbursement Obligations.

          SECTION 4.3. OBLIGATIONS ABSOLUTE. The Borrowers' respective obligations under this Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against any Issuing Bank, any Bank or any beneficiary of a Letter of Credit, and each of the Borrowers expressly waives any such rights that it may have with respect thereto. The Borrowers further agree with each Issuing Bank and the Banks that such Issuing Bank and the Banks (i) shall not be responsible for, and the Borrowers' respective Reimbursement Obligations under Section 4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged (unless due to the willful misconduct of such Issuing Bank or any other Bank), or any dispute between or among the Borrowers and the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers against the beneficiary of any Letter of Credit or any such transferee, and (ii) shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit except to the extent of their own willful misconduct. The Borrowers agree that any action taken or omitted by any Issuing Bank or any Bank in good faith under or in connection with any Letter of Credit and the related drafts and documents shall be binding upon the applicable Borrower(s) and shall not result in any liability on the part of such Issuing Bank or any Bank (or their respective affiliates) to the Borrowers. Nothing herein shall constitute a waiver by the Borrowers of any of their rights against any beneficiary of a Letter of Credit.

         SECTION 4.4. RELIANCE BY THE ISSUING BANKS. To the extent not inconsistent with Section 4.3, each Issuing Bank shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document believed by such Issuing Bank in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by such Issuing Bank.

          SECTION 4.5. NOTICE REGARDING LETTERS OF CREDIT. One (1) Business Day prior to the issuance of any Letter of Credit or amendments or extensions thereof, the applicable Issuing Bank shall notify the Administrative Agent or the Canadian

Agent, as applicable, of the terms of such Letter of Credit, amendment or extension. On the day of any drawing under any Letter of Credit, such Issuing Bank shall notify the Administrative Agent or the Canadian Agent, as applicable, of such drawing under any Letter of Credit.

         SECTION 4.6. LETTER OF CREDIT FEE. The Company, in the case of Domestic Letters of Credit, and the Canadian Borrowers jointly and severally, in the case of Canadian Letters of Credit, shall pay a fee (the "Letter of Credit Fee") equal to the Applicable L/C Rate on the Maximum Drawing Amount of applicable Letters of Credit issued hereunder to the Administrative Agent or the Canadian Agent, as applicable, for the account of the Banks, to be shared pro rata by each of such Banks in accordance with their respective Domestic Commitment Percentages or Canadian Commitment Percentages, as applicable. The Letter of Credit Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the quarter just ended, commencing April 1, 1997, and on the Maturity Date. In addition, an issuing fee (the "Issuance Fee") to be agreed upon annually between the applicable Borrower(s) and an Issuing Bank shall be payable to such Issuing Bank for its account.

         SECTION 5. COMPETITIVE BID LOANS.

         SECTION 5.1. THE COMPETITIVE BID OPTION. In addition to the
Syndicated Loans made pursuant to Section 2 hereof, the Company may request Competitive Bid Loans pursuant to the terms of this Section 5. The Domestic Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept such offers in the manner set forth in this Section 5. Notwithstanding any other provision herein to the contrary, at no time shall the aggregate principal amount of Competitive Bid Loans outstanding at any time exceed the lesser of (i) the Total Domestic Commitment minus the sum of (a) the aggregate outstanding principal amount of Syndicated Loans (including the Swing Loans), plus (b) the Maximum Drawing Amount of Domestic Letters of Credit outstanding at such time, or (ii) $500,000,000.

         SECTION 5.2. COMPETITIVE BID LOAN ACCOUNTS: COMPETITIVE BID NOTES.

                 (a) The obligation of the Company to repay the outstanding principal amount of any and all Competitive Bid Loans, plus interest at the applicable Competitive Bid Rate accrued thereon, shall be evidenced by this Agreement and by individual loan accounts (the "Competitive Bid Loan Accounts" and individually, a "Competitive Bid Loan Account") maintained by the Administrative Agent on its books for each of the Domestic Banks, it being the intention of the parties hereto that, except as provided for in paragraph (b) of this Section 5.2, the Company's obligations with respect to Competitive Bid Loans are to be evidenced only as stated herein and not by separate promissory notes.

                 (b) Any Domestic Bank may at any time, and from time to time, request that any Competitive Bid Loans outstanding to such Domestic Bank be evidenced by a promissory note of the Company in substantially the form of Exhibit D hereto (each, a "Competitive Bid Note"), dated as of the Closing Date and completed with appropriate insertions. One Competitive Bid Note shall be payable to the order of each Domestic Bank in an amount equal to $500,000,000, and representing the obligation of the Company to pay such Domestic Bank such principal amount or, if less, the outstanding principal amount of any and all Competitive Bid Loans made by such Domestic Bank, plus interest at the applicable Competitive Bid Rate or Competitive Bid Margin accrued thereon, as set forth herein. Upon execution and delivery by the Company of a Competitive Bid Note, the Company's obligation to repay any and all Competitive Bid Loans made to it by such Domestic Bank and all interest thereon shall thereafter be evidenced by such Competitive Bid Note.

                 (c) The Company irrevocably authorizes (i) each Domestic Bank to make or cause to be made, in connection with a Drawdown Date of any Competitive Bid Loan or at the time of receipt of any payment of principal on such Domestic Bank's Competitive Bid Note in the case of a Competitive Bid Note, and (ii) the Administrative Agent to make or cause to be made, in connection with a Drawdown Date of any Competitive Bid Loan or at the time of receipt of any payment of principal on such Domestic Bank's Competitive Bid Loan Account in the case of a Competitive Bid Loan Account, an appropriate notation on such Domestic Bank's records or on the schedule attached to such Domestic Bank's Competitive Bid Note or a continuation of such schedule attached thereto, or the Administrative Agent's records, as applicable, reflecting the making of the Competitive Bid Loan or the receipt of such payment (as the case may be) and such Domestic Bank may, prior to any transfer of a Competitive Bid Note, endorse on the reverse side thereof the outstanding principal amount of Competitive Bid Loans evidenced thereby. The outstanding amount of the Competitive Bid Loans set forth on such Domestic Bank's record or the Administrative Agent's records, as applicable, shall be prima facie evidence of the principal amount thereof owing and unpaid to such Domestic Bank, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Company hereunder to make payments of principal of or interest on any Competitive Bid Loan when due.

         SECTION 5.3. COMPETITIVE BID QUOTE REQUEST; INVITATION FOR COMPETITIVE BID QUOTES.

                 (a) When the Company wishes to request offers to make Competitive Bid Loans under this Section 5, it shall transmit to the

         Administrative Agent by telex or facsimile a Competitive Bid Quote Request substantially in the form of Exhibit K hereto (a "Competitive Bid Quote Request") so as to be received no later than 1:00 p.m. (New York time) (x) five (5) Eurodollar Business Days prior to the requested Drawdown Date in the case of a LIBOR Competitive Bid Loan (a "LIBOR Competitive Bid Loan") or (y) one (1) Business Day prior to the requested Drawdown Date in the case of an Absolute Competitive Bid Loan (an "Absolute Competitive Bid Loan"), specifying:

                          (i) the requested Drawdown Date (which must be a
                 Eurodollar Business Day in the case of a LIBOR Competitive Bid Loan or a Business Day in the case of an Absolute Competitive Bid Loan);

                          (ii) the aggregate amount of such Competitive Bid
                 Loans, which shall be $10,000,000 or larger multiple of $1,000,000; (iii) the duration of the Interest Period(s) applicable thereto, subject to the provisions of the definition of Interest Period; and

                          (iv) whether the Competitive Bid Quotes requested are for LIBOR Competitive Bid Loans or Absolute Competitive Bid Loans.

         The Company may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No new Competitive Bid Quote Request shall be given until the Company has notified the Administrative Agent of its acceptance or non-acceptance of the Competitive Bid Quotes relating to any outstanding Competitive Bid Quote Request.

                 (b) Promptly upon receipt of a Competitive Bid Quote Request, the Administrative Agent shall send to the Domestic Banks by telecopy or facsimile transmission an Invitation for Competitive Bid Quotes substantially in the form of Exhibit L hereto, which shall constitute an invitation by the Company to each Domestic Bank to submit Competitive Bid Quotes in accordance with this Section 5.

         SECTION 5.4. ALTERNATIVE MANNER OF PROCEDURE. If, after receipt by the Administrative Agent and each of the Domestic Banks of a Competitive Bid Quote Request from the Company in accordance with Section 5.3, the Administrative Agent or any Domestic Bank shall be unable to complete any procedure of the auction process described in Sub Section 5.5 through 5.6 (inclusive) due to the inability of such Person to transmit or receive communications through the means specified therein, such Person may rely on telephonic notice for the transmission or receipt of such communications. In any case where such Person shall rely on telephone transmission or receipt, any communication made by telephone shall, as soon as possible thereafter, be followed by written confirmation thereof.

         SECTION 5.5. SUBMISSION AND CONTENTS OF COMPETITIVE BID QUOTES.

                 (a) Each Domestic Bank may, but shall be under no obligation to, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Competitive Bid Quote Request. Each Competitive Bid Quote must comply with the requirements of this Section 5.5 and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices as specified in or pursuant to Section 22 not later than (x) 2:00 p.m. (New York time) on the fourth Eurodollar Business Day prior to the proposed Drawdown Date, in the case of a LIBOR Competitive Bid Loan or
         (y) 10:00 a.m. (New York time) on the proposed Drawdown Date, in the case of an Absolute Competitive Bid Loan, provided that Competitive Bid Quotes may be submitted by the Administrative Agent in its capacity as a Domestic Bank only if it submits its Competitive Bid Quote to the Company not later than (x) one hour prior to the deadline for the other Domestic Banks, in the case of a LIBOR Competitive Bid Loan or (y) 15 minutes prior to the deadline for the other Domestic Banks, in the case of an Absolute Competitive Bid Loan. Subject to the provisions of Sub Section 11 and 12 hereof, any Competitive
         Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Company.

                 (b) Each Competitive Bid Quote shall be in substantially the form of Exhibit M hereto and shall in any case specify:

                          (i)  the proposed Drawdown Date;

                          (ii)  the principal amount of the Competitive Bid
                 Loan for which each proposal is being made, which principal amount (w) may be greater than or less than the Domestic Commitment of the quoting Domestic Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the aggregate principal amount of Competitive Bid Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Domestic Bank may be accepted;

                          (iii) the Interest Period(s) for which Competitive Bid Quotes are being submitted;

                          (iv) in the case of a LIBOR Competitive Bid Loan, the margin above or below the applicable LIBOR Rate (the "Competitive Bid Margin") offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such LIBOR Rate;

                          (v) in the case of an Absolute Competitive Bid Loan, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Competitive Bid Rate") offered for each such Absolute Competitive Bid Loan; and

                          (vi)  the identity of the quoting Domestic Bank.

         A Competitive Bid Quote may include up to five separate offers by the quoting Domestic Bank with respect to each Interest Period specified in the related Invitation for Competitive Bid Quotes.

                 (c)  Any Competitive Bid Quote shall be disregarded if it:

                          (i) is not substantially in the form of Exhibit M hereto;

                          (ii) contains qualifying, conditional or similar language;

                          (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

                          (iv) arrives after the time set forth in Section 5.5(a) hereof.

         SECTION 5.6. NOTICE TO COMPANY. The Administrative Agent shall promptly notify the Company of the terms (x) of any Competitive Bid Quote submitted by a Domestic Bank that is in accordance with Section 5.5 and (y) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Domestic Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Company shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, (B) the respective principal amounts and Competitive Bid Margins or Competitive Bid Rates, as the case may be, so offered, and the identity of the respective Domestic Banks submitting such offers, and (C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.

         SECTION 5.7. ACCEPTANCE AND NOTICE BY COMPANY AND ADMINISTRATIVE AGENT. Not later than 11:00 a.m. (New York time) on (x) the third Eurodollar Business Day prior to the proposed Drawdown Date, in the case of a LIBOR Competitive Bid Loan or (y) the proposed Drawdown Date, in the case of an Absolute Competitive Bid Loan, the Company shall notify the Administrative Agent of its acceptance or non-acceptance of each Competitive Bid Quote in substantially the form of Exhibit N hereto. The Company may accept any Competitive Bid Quote in whole or in part; provided that:


                 (i) the aggregate principal amount of each Competitive Bid Loan may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

                 (ii) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Competitive Bid Rates, as the case may be, and

                 (iii) the Company may not accept any offer that is described in subsection 5.5(c) or that otherwise fails to comply with the requirements of this Agreement.

The Administrative Agent shall promptly notify each Domestic Bank which submitted a Competitive Bid Quote of the Company's acceptance or non-acceptance thereof. At the request of any Domestic Bank which submitted a Competitive Bid Quote and with the consent of the Company, the Administrative Agent will promptly notify all Domestic Banks which submitted Competitive Bid Quotes of (a) the aggregate principal amount of, and (b) the range of Competitive Bid Rates or Competitive Bid Margins of, the accepted Competitive Bid Loans for each requested Interest Period.

         SECTION 5.8. ALLOCATION BY ADMINISTRATIVE AGENT. If offers are made by two or more Domestic Banks with the same Competitive Bid Margin or Competitive Bid Rate, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Domestic Banks as nearly as possible (in such multiples, not less than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

         SECTION 5.9. FUNDING OF COMPETITIVE BID LOANS. If, on or prior to the Drawdown Date of any Competitive Bid Loan, the Total Domestic Commitment has not terminated in full and if, on such Drawdown Date, the applicable conditions of Sub Section 11 and 12 hereof are satisfied, the Domestic Bank or Domestic
Banks whose offers the Company has accepted will fund each Competitive Bid Loan so accepted. Such Domestic Bank or Domestic Banks will make such Competitive Bid Loans by crediting the Administrative Agent for further credit to the Company's specified account with the Administrative Agent, in immediately available funds not later than 1:00 p.m. (New York time) on such Drawdown Date.

         SECTION 5.10. FUNDING LOSSES. If, after acceptance of any Competitive Bid Quote pursuant to Section 5, the Company (i) fails to borrow any Competitive Bid Loan so accepted on the date specified therefor, or (ii) repays the outstanding amount of the Competitive Bid Loan prior to the last day of the Interest Period relating thereto, the Company shall indemnify the Domestic Bank making such Competitive Bid Quote or funding such Competitive Bid Loan against any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Domestic Bank to fund or maintain such unborrowed Loans, including, without limitation compensation as provided in
Section 6.8.

         SECTION 5.11. REPAYMENT OF COMPETITIVE BID LOANS; INTEREST. The principal of each Competitive Bid Loan shall become absolutely due and payable by the Company on the last day of the Interest Period relating thereto, and the Company hereby absolutely and unconditionally promises to pay to the Administrative Agent for the account of the relevant Domestic Banks at or before 1:00 p.m. (New York time) on the last day of the Interest Periods relating thereto the principal amount of all such Competitive Bid Loans, plus interest thereon at the applicable Competitive Bid Rates. The Competitive Bid Loans shall bear interest at the rate per annum specified in the applicable Competitive Bid Quotes. Interest on the Competitive Bid Loans shall be payable
(a) on the last day of the applicable Interest Periods, and if any such Interest Period is longer than three months, also on the last day of the third month following the commencement of such Interest Period, and (b) on the Maturity Date for all Loans. Subject to the terms of this Agreement, the Company may make Competitive Bid Quote Requests with respect to new borrowings of any amounts so repaid prior to the Maturity Date.

         SECTION 6. PROVISIONS RELATING TO ALL LOANS AND LETTERS OF CREDIT.

         SECTION 6.1. PAYMENTS.

                 (a) All payments of principal, interest, Reimbursement Obligations, fees (other than the Issuance Fee and the Acceptance Fee) and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent or the Canadian Agent, as applicable, received at the applicable Head Office in immediately available funds by 11:00 a.m. (New York time) on any due date. Subject to the provisions of Section 30, if a payment is received by such Bank Agent at or before 1:00 p.m. (New York time) on any Business Day, such Bank Agent shall on the same Business Day transfer in immediately available funds, as applicable, to (1) each of the Domestic Banks, their pro rata portion of such payment in accordance with their respective Domestic Commitment Percentages, in the case of payments with respect to

         Syndicated Loans and Domestic Letters of Credit, (2) MGT in the case of payments with respect to Swing Line Loans (3) each of the Canadian Banks, their pro rata portion of such payment in accordance with their respective Canadian Commitment Percentages, in the case of Canadian Loans and Canadian Letters of Credit, and (4) the appropriate Domestic Bank(s), in the case of payments with respect to Competitive Bid Loans. If such payment is received by such Bank Agent after 1:00 p.m. (New York time) on any Business Day, such transfer shall be made by such Bank Agent to the applicable Bank(s) on the next Business Day.
         In the event that such Bank Agent fails to make such transfer to any Bank as set forth above, such Bank Agent shall pay to such Bank on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by such Bank for funds acquired by such Bank during each day included in such period, times (ii) the amount (A) equal to such Bank's Domestic Commitment Percentage of such payment in the case of payments under clause (1) above, (B) equal to such Bank's Canadian Commitment Percentage of such payment in the case of payments under clause (3) above or (C) of such payment to which such Bank is entitled in the case of payments with respect to Competitive Bid Loans and Swing Line Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date of payment to and including the date on which the amount due to such Bank shall become immediately available to such Bank, and the denominator of which is 365. A statement of such Bank submitted to the applicable Bank Agent with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to such Bank by such Bank Agent.

                 (b) Each Domestic Bank that is not incorporated or organized under the laws of the United States of America or a state thereof or the District of Columbia (a "Non-U.S. Bank") agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Company and the Documentation Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Non-U.S. Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes. Each Non-U.S. Bank that so delivers a Form 1001 or 4224 pursuant to the preceding sentence further undertakes to deliver to each of the Company and the Documentation Agent two further copies of Form 1001 or 4224 or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company, certifying in the case of a Form 1001 or 4224 that such Non-U.S. Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-U.S. Bank from duly completing and delivering any such form with respect to it and such Non-U.S. Bank advises the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                 (c) The Company shall not be required to pay any additional amounts to any Non-U.S. Bank in respect of United States Federal withholding tax pursuant to Section 18 to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Bank became a party to this Credit Agreement or, with respect to payments to a different lending office designated by the Non-U.S. Bank as its applicable lending office (a "New Lending Office"), the date such Non-U.S. Bank designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to any transferee or New Lending Office as a result of an assignment, transfer or designation made at the request of the Company; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any transferee, or Bank through a New Lending Office, would be entitled to receive without regard to this clause (i) do not exceed the indemnity payment or additional amounts that the Person making the assignment or transfer to such transferee, or Bank making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, transfer or designation; or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Bank to comply with the provisions of paragraph (c) above.

                 (d) Notwithstanding the foregoing, each Bank agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to change its lending office to avoid or to minimize any amounts otherwise payable under Section 18 in each case solely if such change can be made in a manner so that such Bank, in its sole determination, suffers no legal, economic or regulatory disadvantage.

                 (e) Payments of principal or interest with respect to any Loan, unpaid Reimbursement Obligation or obligation with respect to Bankers' Acceptances shall be made in the currency in which such Loan was advanced or in which such Letter of Credit or Bankers' Acceptance was issued. Notwithstanding the foregoing, any and all fees payable hereunder (other than Issuance Fees with respect to Letters of Credit issued in C$) shall be payable solely in US$.

         SECTION 6.2. MANDATORY REPAYMENTS OF THE LOANS. If at any time (i) the sum of the outstanding principal amount of the Domestic Loans plus the Maximum Drawing Amount of all outstanding Domestic Letters of Credit exceeds the Total Domestic Commitment, whether by reduction of the Total Domestic Commitment or otherwise, or (ii) the sum of the outstanding principal amount of the Canadian Loans plus the Maximum Drawing Amount of all outstanding Canadian Letters of Credit plus the aggregate face amount of all outstanding Bankers' Acceptances exceeds the Total Canadian Commitment, then the Company shall immediately pay the amount of such excess to the Administrative Agent in the case of clause (i) above, or the Canadian Borrowers, jointly and severally, shall immediately pay the amount of such excess to the Canadian Agent, in the case of clause (ii) above, (a) for application to the Loans, in the case of clause (i) above, first to Syndicated Loans, then to Competitive Bid Loans, subject to Section 6.8, or
(b) if no Loans shall be outstanding, to be held by the Administrative Agent or the Canadian Agent, as the case may be for the benefit of the Banks as collateral security for such excess Maximum Drawing Amount and/or borrowings by way of Bankers' Acceptances; provided, however, that if the amount of cash collateral held by the Administrative Agent or the Canadian Agent pursuant to this Section 6.2 exceeds the Maximum Drawing Amount and/or borrowings by way of Bankers' Acceptances required to be collateralized from time to time, such Bank Agent shall return such excess to the applicable Borrower(s).

         SECTION 6.3. COMPUTATIONS. (a) Except as otherwise expressly provided herein, all computations of interest, Facility Fees, Letter of Credit Fees or other fees shall be based on a 360-day year and paid for the actual number of days elapsed, except that computations based on the Administrative Agent's "prime rate", Canadian Prime Rate and Canadian Base Rate shall be based on a 365 or 366, as applicable, day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension; provided that for any Interest Period for any Eurodollar Loan if such next succeeding Business Day falls in the next succeeding calendar month or after the Maturity Date, it shall be deemed to end on the next preceding Business Day.

                 (b) All computations of outstanding Loans, Commitment availability, mandatory prepayments, or other matters hereunder shall be made in US$ or Dollar Equivalents.

         SECTION 6.4. ILLEGALITY; INABILITY TO DETERMINE EURODOLLAR RATE. Notwithstanding any other provision of this Agreement (other than Section 6.10), if (a) the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to any Bank or the Administrative Agent or the Canadian Agent shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful, for any Bank or any such Bank Agent to perform its obligations in respect of any Eurodollar Loans, or (b) if any Bank or any such Bank Agent, as applicable, shall reasonably determine with respect to Eurodollar Loans that (i) by reason of circumstances affecting any Eurodollar interbank market, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate which would otherwise be applicable during any Interest Period, or (ii) deposits of Dollars in the relevant amount for the relevant Interest Period are not available to such Bank or such Bank Agent in any Eurodollar interbank market, or (iii) the Eurodollar Rate does not or will not accurately reflect the cost to such Bank or such Bank Agent of obtaining or maintaining the applicable Eurodollar Loans during any Interest Period, then such Bank or such Bank Agent shall promptly give telephonic, telex or cable notice of such determination to the applicable Borrower(s) (which notice shall be conclusive and binding upon such Borrower(s)). Upon such notification by such Bank or such Bank Agent, the obligation of the Banks and such Bank Agent to make Eurodollar Loans shall be suspended until the Banks or such Bank Agent, as the case may be, determine that such circumstances no longer exist, and to the extent permitted by law the outstanding Eurodollar Loans shall continue to bear interest at the applicable rate based on the Eurodollar Rate until the end of the applicable Interest Period, and thereafter shall be deemed converted to Base Rate Loans or Canadian Base Rate Loans, as applicable, in equal principal amounts to such former Eurodollar Loans.

         SECTION 6.5. ADDITIONAL COSTS, ETC. If any present or future applicable law (which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other authority, whether or not having the force of law) shall:

                 (a) subject such Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Domestic Commitment or Canadian Commitment, or the Loans (other than taxes based upon or measured by the income or profits of such Bank imposed by the jurisdiction of its incorporation or organization, or the location of its lending office); or

                 (b) materially change the basis of taxation (except for changes in taxes on income or profits of such Bank imposed by the jurisdiction of its incorporation or organization, or the location of its lending office) of payments to such Bank of the principal or of the interest on any Loans or any other amounts payable to such Bank under this Agreement or the other Loan Documents; or

                 (c) except as provided in Section 6.6 or as otherwise reflected in the Base Rate, Canadian Base Rate, Canadian Prime Rate, the Eurodollar Rate, or the Competitive Bid Rate, impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of, an office of any Bank with respect to this Agreement, the other Loan Documents, such Bank's Domestic Commitment or Canadian Commitment, or the Loans; or

                 (d) impose on such Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Domestic Commitment or Canadian Commitment, as applicable, or any class of loans or commitments of which any of the Loans or such Bank's Domestic Commitment or Canadian Commitment, as applicable, forms a part, and the result of any of the foregoing is:

                          (i) to increase the cost to such Bank of making, funding, issuing, renewing, extending or maintaining the Loans or such Bank's Domestic Commitment or Canadian Commitment, as applicable, or issuing or participating in Letters of Credit, or accepting and purchasing Bankers' Acceptances;

                          (ii) to reduce the amount of principal, interest or other amount payable to such Bank hereunder on account of such Bank's Domestic Commitment, Canadian Commitment or the Loans, the Reimbursement Obligations or Bankers' Acceptances; or

                          (iii) to require such Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrowers hereunder, then, and in each such case, the Canadian Borrowers, in the case of Canadian Loans, Canadian Letters of Credit and Bankers' Acceptances, and the Company, in each other case, will, upon demand made by such Bank at any time and from time to time as often as the occasion therefore may arise (which demand shall be accompanied by a statement setting forth the basis of such demand which shall be conclusive absent manifest error), pay such reasonable additional amounts as will be sufficient to compensate such Bank for such additional costs, reduction, payment or foregone interest or other sum.

         SECTION 6.6. CAPITAL ADEQUACY. If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or any corporation controlling such Bank) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or any corporation controlling such Bank) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Canadian Borrowers, in the case of Canadian Banks, and the Company in the case of the Domestic Banks, shall pay to such Bank such additional amount or amounts as will, in such Bank's reasonable determination, fairly compensate such Bank (or any corporation controlling such Bank) for such reduction. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         SECTION 6.7. CERTIFICATE. A certificate setting forth the additional amounts payable pursuant to Section 6.5 or Section 6.6 and a reasonable explanation of such amounts which are due, submitted by any Bank to the applicable Borrower(s), shall be conclusive, absent manifest error, that such amounts are due and owing.

         SECTION 6.8. EURODOLLAR AND COMPETITIVE BID INDEMNITY. The Company agrees to indemnify the Domestic Banks and the Administrative Agent, and the Canadian Borrowers agree to indemnify the Canadian Banks and the Canadian Agent, and to hold them harmless from and against any reasonable loss, cost or expense that any such Bank and such Bank Agent may sustain or incur as a consequence of
(a) the default by such Borrower(s) in payment of the principal amount of or any interest on any Eurodollar Loans or Competitive Bid Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by any Bank or such Bank Agent to lenders of funds obtained by it in order to maintain its Eurodollar Loans or Competitive Bid Loans, (b) the default by such Borrower(s) in making a borrowing of a Eurodollar Loan or Competitive Bid Loan or conversion of a Eurodollar Loan or a prepayment of a Eurodollar or Competitive Bid Loan other than on an Interest

Payment Date after such Borrower(s) has given (or is deemed to have given) a Syndicated Loan Request, a notice pursuant to Section 2.7 or a Notice of Acceptance/Rejection of Competitive Bid Quote(s), or a notice pursuant to
Section 2.10, and (c) the making of any payment of a Eurodollar Loan or Competitive Bid Loan, or the making of any conversion of any Eurodollar Loan to a Base Rate Loan or Canadian Base Rate Loan, as applicable, or the reallocation of any Eurodollar Loan pursuant to Section 2.3(d) or Section 2.3(e) on a day that is not the last day of the applicable Interest Period with respect thereto. Such loss, cost, or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by each Bank of (i) its cost of obtaining the funds for (A) the Eurodollar Loan being paid, prepaid, converted, not converted, reallocated, or not borrowed, as the case may be (based on the Eurodollar Rate), or (B) the Competitive Bid Loan being paid, prepaid, or not borrowed, as the case may be (based on the Competitive Bid Rate) for the period from the date of such payment, prepayment, conversion, or failure to borrow or convert, as the case may be, to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, converted, or not borrowed, converted, or prepaid for such period or Interest Period, as the case may be, which determinations shall be conclusive absent manifest error.

         SECTION 6.9. INTEREST ON OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Base Rate, Canadian Base Rate or Canadian Prime Rate, as applicable, plus 2%, until such amount shall be paid in full (after as well as before judgment).

         SECTION 6.10. INTEREST LIMITATION.

                 (a) Notwithstanding any other term of this Agreement or the Notes, any other Loan Document or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any Person liable hereunder or under the Notes by any Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected by such Bank under applicable laws (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended, and the Criminal Code (Canada)).

                 (b) With respect to Canadian Loans, whenever interest is payable hereunder on the basis of a year of 360 days, for the purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable hereunder multiplied by the actual number of days in the year and divided by
         360. All interest will be calculated using the nominal rate method and not the effective rate method and the deemed reinvestment principle shall not apply to such calculations.

         SECTION 6.11. REASONABLE EFFORTS TO MITIGATE. Each Bank agrees that as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected under Sections 6.4, 6.5 or 6.6, such Bank will give notice thereof to the applicable Borrower(s), with a copy to the Administrative Agent or the Canadian Agent, as applicable, and, to the extent so requested by such Borrower(s) and not inconsistent with such Bank's internal policies, such Bank shall use reasonable efforts and take such actions as are reasonably appropriate if as a result thereof the additional moneys which would otherwise be required to be paid to such Bank pursuant to such sections would be materially reduced, or the illegality or other adverse circumstances which would otherwise require a conversion of such Loans or result in the inability to make such Loans pursuant to such sections would cease to exist, and in each case if, as determined by such Bank in its sole discretion, the taking such actions would not adversely affect such Loans or such Bank or otherwise be disadvantageous to such Bank.

         SECTION 6.12. REPLACEMENT OF BANKS. If any Bank (an "Affected Bank")
(i) makes demand upon the Borrowers for (or if Borrowers are otherwise required to pay) amounts pursuant to Sections 6.5 or 6.6, (ii) is unable to make or maintain Eurodollar Loans as a result of a condition described in Section 6.4 or
(iii) defaults in its obligation to make Loans, participate in Letters of Credit and/or, in the case of the Canadian Banks, accept and purchase Bankers' Acceptances, in accordance with the terms of this Agreement (such Bank being referred to as a "Defaulting Bank"), the Borrowers may, within 90 days of receipt of such demand, notice (or the occurrence of such other event causing the Borrowers to be required to pay such compensation or causing Section 6.4 to be applicable), or default, as the case may be, by notice (a "Replacement Notice") in writing to the Bank Agents and such Affected Bank (A) request the Affected Bank to cooperate with the Borrowers in obtaining a replacement bank satisfactory to the Bank Agents and the Borrowers (the "Replacement Bank"); (B) request the non-Affected Banks to acquire and assume all of the Affected Bank's Loans and Commitment, participate in Letters of Credit and/or, in the case of the Canadian Banks, accept and purchase Bankers' Acceptances, as provided herein, but none of such Banks shall be under an obligation to do so; or (C) designate a Replacement Bank reasonably satisfactory to the Bank Agents. If any satisfactory Replacement Bank shall be obtained, and/or any of the non-Affected

Banks shall agree to acquire and assume all of the Affected Bank's Loans and Commitment, participate in Letters of Credit and/or, in the case of the Canadian Banks, accept and purchase Bankers' Acceptances, then such Affected Bank shall, so long as no Event of Default shall have occurred and be continuing, assign, in accordance with Section 20, all of its Commitment, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents to such Replacement Bank or non-Affected Banks, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Bank; provided, however, that (x) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Bank and such Replacement Bank and/or non-Affected Banks, as the case may be, and (y) prior to any such assignment, the applicable Borrower(s) shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under Sections 6.5, 6.6 and 6.8. Upon the effective date of such assignment, the Canadian Borrowers, in the case of Canadian Banks, and the Company, in all other cases, shall issue replacement Notes to such Replacement Bank and/or non-Affected Banks, as the case may be, and such Replacement Bank shall become a "Bank" for all purposes under this Agreement and the other Loan Documents.

         SECTION 6.13. ADVANCES BY ADMINISTRATIVE AGENT AND CANADIAN AGENT. The Administrative Agent or the Canadian Agent, as applicable, may (unless earlier notified to the contrary by any Bank by 12:00 noon (New York time) one (1) Business Day prior to any Drawdown Date) assume that each Bank has made available (or will before the end of such Business Day make available) to such Bank Agent the amount of such Bank's Domestic Commitment Percentage or Canadian Commitment Percentage, as applicable, with respect to the Loans (or, in the case of Competitive Bid Loans, the amount of such Domestic Bank's accepted offers of such Loans, if any) to be made on such Drawdown Date, and such Bank Agent may (but shall not be required to), in reliance upon such assumption, make available to the applicable Borrower(s) a corresponding amount. If any Bank makes such amount available to such Bank Agent on a date after such Drawdown Date, such Bank shall pay such Bank Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average annual interest rate paid by such Bank Agent for federal funds acquired by such Bank Agent, or corresponding Canadian funds in the case of the Canadian Agent, during each day included in such period times (ii) the amount equal to such Bank's Domestic Commitment Percentage of such Syndicated Loan and Canadian Commitment
Percentage of such Canadian Loan, as applicable (or, in the case of Competitive Bid Loans and Swing Line Loans, the amount of such Domestic Bank's accepted offer of such Competitive Bid Loans, if any, and portion of such Swing Line Loans) times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to but not including the date on which the amount equal to such Bank's Domestic Commitment Percentage or Canadian Commitment Percentage, as applicable, of such Loans, or the amount of such Domestic Bank's accepted offers of such Competitive Bid Loans, if any, and portion of Swing Line Loans, shall become immediately available to such Bank Agent, and the denominator of which is 365. A statement of such Bank Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to such Bank Agent by such Bank. If such amount is not in fact made available to such Bank Agent by such Bank within three (3) Business Days of such Drawdown Date, such Bank Agent shall be entitled to recover such amount from such Borrower(s), with interest thereon at the applicable rate per annum.

         SECTION 6.14. CURRENCY FLUCTUATIONS.

                 (a) Not later than 1:00 p.m. (New York time) on the last Business Day of each calendar month (the "Calculation Date"), the Administrative Agent shall determine the Exchange Rate as of such date. The Exchange Rate so determined shall become effective on the first Business Day immediately following such determination (a "Reset Date") and shall remain effective until the next succeeding Reset Date.

                 (b) Not later than 4:00 p.m. (New York time) on each Reset Date, the Administrative Agent shall consult with the Canadian Agent to determine the Dollar Equivalent of the outstanding Canadian Loans, Bankers' Acceptances and Canadian Letters of Credit denominated in Canadian Dollars.

                 (c) If, on any Reset Date and on the Maturity Date, the aggregate outstanding amount (expressed in U.S. Dollars) of all Canadian Loans, the Maximum Drawing Amount with respect to Canadian Letters of Credit, and the aggregate face amount of all outstanding Bankers' Acceptances exceeds the Total Canadian Commitment by more than $100,000, then (i) the Canadian Agent shall give notice thereof to the Canadian Borrowers and the Canadian Banks and (ii) within two
         (2) Business Days thereafter, the Canadian Borrowers shall repay or prepay Canadian Loans in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the aggregate outstanding amount (expressed in U.S. Dollars) of all Canadian Loans, the Maximum Drawing Amount with respect to Canadian Letters of Credit and the aggregate face amount of all outstanding Bankers' Acceptances no longer exceeds the Total Canadian Commitment (expressed in U.S. Dollars).

                 (d) Without limiting subsection 6.14(c), if, on any day prior to the Maturity Date, the aggregate outstanding amount (expressed in U.S. Dollars) of all Canadian Loans, the Maximum Drawing Amount with respect to Canadian Letters of Credit and the aggregate face amount of all outstanding Bankers' Acceptances exceeds the Total Canadian Commitment by five percent (5%) or more, then (i) the Canadian Agent shall give notice thereof to the Canadian Borrowers and the Canadian Banks and (ii) within two (2) Business Days thereafter, the Canadian Borrowers shall repay or prepay Canadian Loans in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the aggregate outstanding amount (expressed in U.S. Dollars) of all Canadian Loans, the Maximum Drawing Amount with respect to Canadian Letters of Credit and the aggregate face amount of all outstanding Bankers' Acceptances no longer exceeds the Total Canadian Commitment (expressed in U.S. Dollars). Nothing set forth in this Section 6.14 shall be construed to require any Bank Agent to calculate daily compliance under this Section 6.14 unless expressly requested to do so by a Bank.

                 (e) To the extent the repayments and prepayments referenced in Section 6.14(c) and Section 6.14(d) are such that, after giving effect thereto, the Maximum Drawing Amount with respect to Canadian Letters of Credit and the aggregate face amount of all outstanding Bankers' Acceptances (expressed in U.S. Dollars) still exceeds the Total Canadian Commitment (expressed in U.S. Dollars), then the Canadian Borrowers shall immediately upon demand provide cash collateral to the Canadian Agent required to obtain such results.

         SECTION 7. REPRESENTATIONS AND WARRANTIES. Each of the Borrowers (and Sanifill, where identified by name) represents and warrants to the Banks that:

         SECTION 7.1. CORPORATE AUTHORITY.

                 (a) INCORPORATION; GOOD STANDING. The Company and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary, except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries as a whole.

                 (b) Authorization. The execution, delivery and performance of its Loan Documents and the transactions contemplated hereby and thereby (i) are within the corporate authority of each of the Borrowers and Sanifill, (ii) have been duly authorized by all necessary corporate proceedings on the part of each of the Borrowers and Sanifill, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers, Sanifill or any Subsidiary of the Company is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers, Sanifill or any such Subsidiary so as to materially adversely affect the assets, business or any activity of any of the Borrowers, Sanifill and their Subsidiaries as a whole, and (iv) do not conflict with any provision of the corporate charter or bylaws of any of the Borrowers, Sanifill or any Subsidiary or any agreement or other instrument binding upon any of the Borrowers, Sanifill or any of their Subsidiaries.

                 (c) Enforceability. The execution, delivery and performance of the Loan Documents by each of the Borrowers and Sanifill will result in valid and legally binding obligations of each of the Borrowers and Sanifill enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 7.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance of the Loan Documents by each of the Borrowers and Sanifill and the consummation by each of the Borrowers and Sanifill of the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained and those required after the date hereof in connection with the Company's and its Subsidiaries' performance of their covenants contained in Section Section 8, 9 and 10 hereof.

         SECTION 7.3. TITLE TO PROPERTIES; LEASES. The Company and its Subsidiaries own all of the assets reflected in the consolidated balance sheet as at the Interim Balance Sheet Date or acquired since that date (except property and assets operated under capital leases or sold or otherwise disposed of in the ordinary course of business since that date), subject to no mortgages, Capitalized Leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         SECTION 7.4. FINANCIAL STATEMENTS; SOLVENCY.

                 (a) There have been furnished to the Banks consolidated balance sheets of the Company and its Subsidiaries and Sanifill and its Subsidiaries dated the Balance Sheet Date and consolidated statements of operations for the fiscal periods then ended, certified by the Accountants. In addition, there have been furnished to the Banks consolidated balance sheets of the Company and its Subsidiaries dated the Interim Balance Sheet Date and the related consolidated statements of operation for the period of three (3) consecutive fiscal quarters ending on the Interim Balance Sheet Date. All said balance sheets and statements of operations have been prepared in accordance with GAAP (but, in the case of any of such financial statements which are unaudited, only to the extent GAAP is applicable to interim unaudited reports), fairly present the financial condition of the Company and its Subsidiaries or Sanifill and its Subsidiaries, on a consolidated basis, as at the close of business on the dates thereof and the results of operations for the periods then ended, subject, in the case of unaudited interim financial statements, to changes resulting from audit and normal year-end adjustments and to the absence of complete footnotes. There are no contingent liabilities of the Company and its Subsidiaries or Sanifill and its Subsidiaries involving material amounts, known to the officers of the Company and Sanifill which have not been disclosed in said balance sheets and the related notes thereto or otherwise in writing to the Banks.

                 (b) The Company and its Subsidiaries on a consolidated basis (both before and after giving effect to the transactions contemplated by this Agreement including the Mid-American Acquisition and the Allied Acquisition) are solvent (i.e., they have assets having a fair value in excess of the amount required to pay their probable liabilities on their existing debts as they become absolute and matured) and have, and expect to have, the ability to pay their debts from time to time incurred in connection therewith as such debts mature.

         SECTION 7.5. NO MATERIAL CHANGES, ETC. Since the Interim Balance Sheet Date, there have occurred no material adverse changes in the consolidated financial condition, business or assets of the Company and its Subsidiaries, taken together, or Sanifill and its Subsidiaries, taken together, as the case may be, as shown on or reflected in the consolidated balance sheets of the Company and its Subsidiaries or Sanifill and its Subsidiaries as at the Interim Balance Sheet Date, or the consolidated statements of income for the period then ended other than changes in the ordinary course of business which have not had any material adverse effect either individually or in the aggregate on the financial condition, business or assets of the Company and its Subsidiaries, taken together, or Sanifill and its Subsidiaries, taken together, as the case may be.

Since the Interim Balance Sheet Date, there have not been any Distributions (including Distributions by the Company or Sanifill) other than as permitted by
Section 9.5 hereof.

         SECTION 7.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Company and each of its Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted (other than those the absence of which would not have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries as a whole) without known conflict with any rights of others other than a conflict which would not have a material adverse effect on the financial condition, business or assets of the Company and its Subsidiaries as a whole.

         SECTION 7.7. LITIGATION. Except as set forth on Schedule 7.7, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of its Subsidiaries before any court, tribunal or administrative agency or board which, either in any case or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition, business, or assets of the Company and its Subsidiaries, considered as a whole, or materially impair the right of the Company and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet or which question the validity of any of the Loan Documents to which the Company or any of its Subsidiaries is a party, or any action taken or to be taken pursuant hereto or thereto.

         SECTION 7.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's or such Subsidiary's officers has or could reasonably be expected in the future to have a materially adverse effect on the business, assets or financial condition of the Company and its Subsidiaries, considered as a whole. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's or its Subsidiary's officers has or could reasonably be expected to have any materially adverse effect on the financial condition, business or assets of the Company and its Subsidiaries, considered as a whole, except as otherwise reflected in adequate reserves as required by GAAP.

         SECTION 7.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Company nor any of its Subsidiaries is (a) violating any provision of its charter documents or by-laws or (b) any agreement or instrument to which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could (in the case of such agreements or such instruments) reasonably be expected to result in the imposition of substantial penalties or materially and adversely affect the financial condition, business or assets of the Company and its Subsidiaries, considered as a whole.

         SECTION 7.10. TAX STATUS. The Company and its Subsidiaries have filed all federal, state, provincial and territorial income and all other tax returns, reports and declarations (or obtained extensions with respect thereto) required by applicable law to be filed by them (unless and only to the extent that the Company or such Subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes as required by
GAAP); and have paid all taxes and other governmental assessments and charges (other than taxes, assessments and other governmental charges imposed by jurisdictions other than the United States, Canada or any political subdivision thereof which in the aggregate are not material to the financial condition, business or assets of the Company or such Subsidiary on an individual basis or of the Company and its Subsidiaries on a consolidated basis) that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and, as required by GAAP, have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except to the extent contested in the manner permitted in the preceding sentence, there are no unpaid taxes in any material amount claimed by the taxing authority of any jurisdiction to be due and owing by the Company or any Subsidiary, nor do the officers of the Company or any of its Subsidiaries know of any basis for any such claim.

         SECTION 7.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         SECTION 7.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

         SECTION 7.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except as permitted by Section 9.2 of this Agreement, there is no Indebtedness senior to the Obligations, and there is no effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Company or any of its Subsidiaries or right thereunder.

         SECTION 7.14. EMPLOYEE BENEFIT PLANS.

                 (a) In General. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and/or all Applicable Canadian Pension Legislation, as applicable, and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

                 (b) Terminability of Welfare Plans. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3 (2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, part 6 of ERISA.) The Company, each of its Subsidiaries, or ERISA Affiliate, as appropriate, may terminate each such plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of Company or such Subsidiary, or ERISA Affiliate without material liability to any Person.

                 (c) Guaranteed Pension Plans. Neither the Company nor any of its Subsidiaries is a sponsor of, or contributor to, a Guaranteed Pension Plan.

                 (d) Multiemployer Plans. Neither the Company, any of its Subsidiaries, nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Company, any of its Subsidiaries, nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or is insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

         SECTION 7.15. ENVIRONMENTAL COMPLIANCE. The Company and its Subsidiaries have taken all necessary steps to investigate the past and present condition and usage of the Real Property and the operations conducted by the Company and its Subsidiaries and, based upon such diligent investigation, have determined that, except as set forth on Schedule 7.15:

                 (a) Neither the Company, its Subsidiaries, nor any operator of their properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any United States or Canadian federal, state, provincial, territorial or local statute, regulation, ordinance, order or decree relating to health, safety, waste transportation or disposal, or the environment (the "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries on a consolidated basis.

                 (b) Except as described on Schedule 7.15, neither the Company nor any of its Subsidiaries has received notice from any third party including, without limitation: any federal, state, provincial, territorial or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
         Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws, excluding household hazardous waste ("Hazardous Substances"), which any one of them has generated, transported or disposed of, has been found at any site at which a federal, state, provincial, territorial or local agency or other third party has conducted or has ordered that the Company or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the Release of Hazardous Substances.

                 (c) (i) No portion of the Real Property or other assets of the Company and its Subsidiaries has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, except as would not reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries on a consolidated basis; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Company, its Subsidiaries, or operators of the Real Property or other assets of the Company and its Subsidiaries, no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws, except for occurrences that would not have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries on a consolidated basis; (iii) there have been no unpermitted Releases or threatened Releases of Hazardous Substances on, upon, into or from the Real Property or other assets of the Company or its Subsidiaries, which Releases would have a material adverse effect on the value of such properties; (iv) to the best of the Company's and its Subsidiaries' knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of the Real Property or other assets of the Company or its Subsidiaries which, through soil or groundwater contamination, may have come to be located on, and which would reasonably be expected to have a material adverse effect on the value of, such properties; and (v) in addition, any Hazardous Substances that have been generated on the Real Property or other assets of the Company or its Subsidiaries have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Company's and its Subsidiaries' knowledge, operating in compliance with such permits and applicable Environmental Laws.

                 (d) None of the Real Property or other assets of the Company or its Subsidiaries or any of the stock (or assets) being acquired with proceeds of Loans is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

         SECTION 7.16. TRUE COPIES OF CHARTER AND OTHER DOCUMENTS. Each of the Borrowers and Sanifill has furnished the Documentation Agent copies, in each case true and complete as of the Closing Date, of (a) all charter and other incorporation documents (together with any amendments thereto) and (b) by-laws (together with any amendments thereto).

         SECTION 7.17. DISCLOSURE. No representation or warranty made by any of the Borrowers or Sanifill in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Banks or the Bank Agents by or on behalf of or at the request of the Borrowers and Sanifill in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

         SECTION 7.18. PERMITS AND GOVERNMENTAL AUTHORITY. All permits (other than those the absence of which would not have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries as a whole) required for the construction and operation of all landfills currently owned or operated by the Company or any of its Subsidiaries have been obtained and remain in full force and effect and are not subject to any appeals or further proceedings or to any unsatisfied conditions that may allow material modification or revocation. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company and its Subsidiaries, the holder of such permits is in violation of any such permits, except for any violation which would not have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries as a whole.

         SECTION 8. AFFIRMATIVE COVENANTS OF THE BORROWERS. Each of the Company, and the Canadian Borrowers where applicable, agrees that, so long as any Obligation or any Letter of Credit is outstanding or the Banks have any obligation to make Loans, or the Canadian Banks have any further obligation with respect to Bankers' Acceptances, or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit hereunder, or the Banks have any obligations to reimburse the Issuing Bank for drawings honored under any Letter of Credit, it shall, and shall cause its Subsidiaries to, comply with the following covenants:

         SECTION 8.1. PUNCTUAL PAYMENT. The applicable Borrower(s) will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, all Bankers' Acceptances, fees and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.

         SECTION 8.2. MAINTENANCE OF U.S. OFFICE. The Company will, and will cause each of its Subsidiaries in the United States of America to, maintain its chief executive offices at Houston, Texas, or at such other place in the United States of America as the Company shall designate upon 30 days' prior written notice to the Bank Agents.

         SECTION 8.3. RECORDS AND ACCOUNTS. The Company will, and will cause each of its Subsidiaries to, keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and with the requirements of all regulatory authorities and maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves.

         SECTION 8.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Company will deliver to the Banks:

                 (a) as soon as practicable, but, in any event not later than 92 days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, consolidated statements of cash flows, and the related consolidated statements of operations, each setting forth in comparative form the figures for the previous fiscal year, all such consolidated financial statements to be in reasonable detail, prepared, in accordance with GAAP and, with respect to the consolidated financial statements, certified by Coopers & Lybrand LLP or by other independent auditors selected by the Company and reasonably satisfactory to the Banks (the "Accountants"). In addition, simultaneously therewith, the Company shall provide the Banks with a written statement from such Accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such Accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default;

                 (b) as soon as practicable, but in any event not later than 47 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, copies of the consolidated balance sheet and statement of operations of the Company and its Subsidiaries as at the end of such quarter, subject to year-end adjustments, and the related consolidated statement of cash flows, all in reasonable detail and prepared in accordance with GAAP (to the extent GAAP is applicable to interim unaudited financial statements) with a certification by the principal financial or accounting officer of the Company (the "CFO or the CAO") that the consolidated financial statements are prepared in accordance with GAAP (to the extent GAAP is applicable to interim unaudited financial statements) and fairly present the consolidated financial condition of the Company and its Subsidiaries on a consolidated basis as at the close of business on the date thereof and the results of operations for the period then ended, it being understood that no such statement need be accompanied by complete footnotes;

                 (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, a certificate in the form of Exhibit I hereto (the "Compliance Certificate") signed by the CFO or the CAO or the Company's corporate treasurer, stating that the Company and its Subsidiaries are in compliance with the covenants contained in Section Section 8, 9 and 10 hereof as of the end of the applicable period and setting forth in reasonable detail computations evidencing such compliance with respect to the covenants contained in Section Section 9.1(e), 9.3, 9.4, 9.5, and 10 hereof and that no Default or Event of Default exists, provided that if the Company shall at the time of issuance of such Compliance Certificate or at any other time obtain knowledge of any Default or Event of Default, the Company shall include in such certificate or otherwise deliver forthwith to the Banks a certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto;

                (d) contemporaneously with, or promptly following, the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the Company's and its Subsidiaries' stockholders generally; and

                 (e) from time to time such other financial data and other information as the Banks may reasonably request.

         The Borrowers hereby authorize each Bank to disclose any information obtained pursuant to this Agreement to all appropriate governmental regulatory authorities where required by law; provided, however, this authorization shall not be deemed to be a waiver of any rights to object to the disclosure by the Banks of any such information which any Borrower has or may have under the federal Right to Financial Privacy Act of 1978, as in effect from time to time, except as to matters specifically permitted therein.

         SECTION 8.5. CORPORATE EXISTENCE AND CONDUCT OF BUSINESS. The Company will, and will cause each Subsidiary, to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights and franchises; and effect and maintain its foreign qualifications (except where the failure of the Company or any Subsidiary to remain so qualified would not materially adversely impair the financial condition, business or assets of the Company and its Subsidiaries on a consolidated basis), licensing, domestication or authorization except as terminated by its Board of Directors in the exercise of its reasonable judgment; provided that such termination would not have a material adverse effect on the financial condition, business or assets of the Company and its Subsidiaries on a consolidated basis. The Company will not, and will cause its Subsidiaries not to, become obligated under any contract or binding arrangement which, at the time it was entered into, would materially adversely impair the financial condition, business or assets of the Company and its Subsidiaries, on a consolidated basis. The Company will, and will cause each Subsidiary to, continue to engage primarily in the businesses now conducted by it and in related businesses.

         SECTION 8.6. MAINTENANCE OF PROPERTIES. The Company will, and will cause its Subsidiaries to, cause all material properties used or useful in the conduct of their businesses to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company and its Subsidiaries may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company or such Subsidiary, desirable in the conduct of its or their business and which does not in the aggregate materially adversely affect the financial condition, business or assets of the Company and its Subsidiaries on a consolidated basis.

         SECTION 8.7. INSURANCE. The Company will, and will cause its Subsidiaries to, maintain with financially sound and reputable insurance companies, funds or underwriters, insurance of the kinds, covering the risks (other than risks arising out of or in any way connected with personal liability of any officers and directors thereof) and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Company and its Subsidiaries, in amounts substantially similar to the existing coverage policies maintained by the Company and its Subsidiaries, copies of which have been provided to the Documentation Agent. In addition, the Company will furnish from time to time, upon any Bank's request, a summary of the insurance coverage of the Company and its Subsidiaries, which summary shall be in form and substance satisfactory to the Banks and, if requested by any of the Banks, will furnish to the Documentation Agent and such Bank copies of the applicable policies.

         SECTION 8.8. TAXES. The Company will, and will cause its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by jurisdictions other than the United States, Canada or any political subdivision thereof, which in the aggregate are not material to the business, financial conditions, or assets of the Company and its Subsidiaries on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its property; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto as required by GAAP; and provided, further, that the Company or such Subsidiary will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

         SECTION 8.9. INSPECTION OF PROPERTIES, BOOKS AND CONTRACTS. The Company will, and will cause its Subsidiaries to, permit the Bank Agents or any Bank or any of their designated representatives, upon reasonable notice, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the books of account of the Company and its Subsidiaries, or contracts (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to be advised as to the same by, their officers, all at such times and intervals as may be reasonably requested.

         SECTION 8.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS; MAINTENANCE OF MATERIAL LICENSES AND PERMITS. The Company will, and will cause each Subsidiary to, (i) comply with the provisions of its charter documents and by-laws; (ii) comply in all material respects with all agreements and instruments by which it or any of its properties may be bound; (iii) comply with all applicable laws and regulations (including Environmental Laws), decrees, orders, judgments, licenses and permits, including, without limitation, all environmental permits ("Applicable Requirements"), except where noncompliance with such Applicable Requirements would not reasonably be expected to have a material adverse effect in the aggregate on the consolidated financial condition, properties or businesses of the Company and its Subsidiaries; and
(iv) maintain all material operating permits for all landfills now owned or hereafter acquired; and (v) dispose of hazardous waste only at licensed disposal facilities operating, to the best of the Company's or such Subsidiary's knowledge after reasonable inquiry, in compliance with Environmental Laws. If at any time any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Company or any Subsidiary may fulfill any of its obligations hereunder or under any other Loan Document, the Company will immediately take or cause to be taken all reasonable steps within the power of the Company or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

         SECTION 8.11. ENVIRONMENTAL INDEMNIFICATION. The Company covenants and agrees that it will indemnify and hold the Banks, the Issuing Bank and the Bank Agents and their respective affiliates, and each of the representatives, agents and officers of each of the foregoing, harmless from and against any and all claims, expense, damage, loss or liability incurred by the Banks, the Issuing Bank or the Bank Agents (including all costs of legal representation incurred by the Banks, the Issuing Banks or the Bank Agents) relating to (a) any Release or threatened Release of Hazardous Substances on the Real Property; (b) any violation of any Environmental Laws or Applicable Requirements with respect to conditions at the Real Property or other assets of the Company or its Subsidiaries, or the operations conducted thereon; or (c) the investigation or remediation of offsite locations at which the Company, any of its Subsidiaries, or their predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances. Further, each of the Canadian Borrowers covenants and agrees that it will indemnify and hold the Canadian Banks and the Canadian Agent and their respective affiliates, and each of the representatives, agents and officers of each of the foregoing, harmless as and to the same extent as the Company indemnifies the Banks, the Issuing Bank and Bank Agents above, provided, that such indemnity by the Canadian Borrowers shall apply only to the extent that matters set forth in clauses (a), (b) and (c) above relate to the Real Property owned or operated by the Canadian Borrowers, or violations of Environmental Laws or Disposal of Hazardous Wastes by the Canadian Borrowers.
It is expressly acknowledged by the Company and the Canadian Borrowers that this covenant of indemnification shall survive the payment of the Loans, Bankers' Acceptances and Reimbursement Obligations and satisfaction of all other Obligations hereunder and shall inure to the benefit of the Banks, the Issuing Bank, the Bank Agents and their affiliates, successors and assigns.

         SECTION 8.12. FURTHER ASSURANCES. Each of the Borrowers and Sanifill will cooperate with the Documentation Agent and execute such further instruments and documents as the Documentation Agent shall reasonably request to carry out to the Banks' satisfaction the transactions contemplated by this Agreement.

         SECTION 8.13. NOTICE OF POTENTIAL CLAIMS OR LITIGATION. The Company shall deliver to the Banks, within 30 days of receipt thereof, written notice of the initiation of any action, claim, complaint, or any other notice of dispute or potential litigation against the Company or any of its Subsidiaries wherein the potential liability is in excess of $10,000,000 together with a copy of each such notice received by the Company or any of its Subsidiaries.

         SECTION 8.14. NOTICE OF CERTAIN EVENTS CONCERNING INSURANCE AND ENVIRONMENTAL CLAIMS.

                 (a) The Company will provide the Banks with written notice as to any material cancellation or material adverse change in any insurance of the Company or any of its Subsidiaries within ten
         (10) Business Days after the Company's or any of its Subsidiary's receipt of any notice (whether formal or informal) of such material cancellation or material change by any of its insurers.

                 (b) The Company will promptly notify the Banks in writing of any of the following events:

                          (i) upon the Company's or any Subsidiary's obtaining knowledge of any violation of any Environmental Law regarding the Real Property or the Company's or any Subsidiary's operations which violation could have a material adverse effect on the business, financial condition, or assets of the Company and its Subsidiaries on a consolidated basis;

                          (ii) upon the Company's or any Subsidiary's obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substance at, from, or into the Real Property which could materially affect the business, financial condition, or assets of the Company and its Subsidiaries on a consolidated basis;

                          (iii) upon the Company's or any Subsidiary's receipt of any notice of any material violation of any Environmental Law or of any Release or threatened Release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including any federal, state, provincial, territorial or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) the Company's, any Subsidiary's or any Person's operation of the Real Property, (B) contamination on, from, or into the Real Property, or (C) investigation or remediation of offsite locations at which the Company, any Subsidiary, or its predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances, and with respect to which the liability associated therewith could be reasonably expected to exceed $10,000,000; or

                          (iv) upon the Company's or any Subsidiary's obtaining knowledge that any expense or loss which individually or in the aggregate exceeds $10,000,000 has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which the Company or any Subsidiary may be liable or for which a lien may be imposed on the Real Property.

         SECTION 8.15. NOTICE OF DEFAULT. The Company will promptly notify the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation evidencing indebtedness in excess of $10,000,000 as to which the Company or any of its Subsidiaries is a party or obligor, whether as principal or surety, the Company shall forthwith upon obtaining actual knowledge thereof give written notice thereof to the Banks, describing the notice of action and the nature of the claimed default.

         SECTION 8.16. USE OF PROCEEDS. The proceeds of the Domestic Loans shall be used for general corporate purposes and in connection with the Allied Acquisition and the Mid-American Acquisition and refinancing existing debt and letters of credit of Allied, Mid-American, and the Company. The proceeds of the Canadian Loans shall be used for the general corporate purposes of the Canadian Borrowers, including refinancing existing debt and letters of credit of the Canadian Borrowers. No proceeds of the Loans shall be used in any way that will violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

         SECTION 8.17. CERTAIN TRANSACTIONS. Except as disclosed in filings made by the Company under the Securities Exchange Act of 1934, and except for arm's length transactions pursuant to which the Company or any Subsidiary makes payments in the ordinary course of business upon terms no less favorable than the Company or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Company or any Subsidiary are presently or shall be a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company or any Subsidiary, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         SECTION 9. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS. Each of the Company, and the Canadian Borrowers where applicable, agrees that, so long as any Obligation or Letter of Credit or Bankers' Acceptance is outstanding or the Banks have any obligation to make Loans or the Canadian Banks have any further obligations with respect to Bankers' Acceptances, or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit hereunder, or the Banks have any obligation to reimburse the Issuing Bank for drawings honored under any Letter of Credit, it shall, and shall cause its Subsidiaries to, comply with the following covenants:

         SECTION 9.1. RESTRICTIONS ON INDEBTEDNESS. Neither the Company nor any of its Subsidiaries shall become or be a guarantor or surety of, or otherwise create, incur, assume, or be or remain liable, contingently or otherwise, with respect to any Indebtedness, or become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services or otherwise) with respect to any Indebtedness of any other Person, or incur any Indebtedness other than:

                 (a) Indebtedness arising under this Agreement or the other Loan Documents;

                 (b) Existing Indebtedness of the Company and its Subsidiaries listed on Schedule 9.1(b) hereto on the terms and conditions in effect as of the date hereof, including extensions, renewals and refinancing of such Indebtedness in amounts no greater than and on terms no more restrictive than exist on the Closing Date;

                 (c) (i) Indebtedness incurred by the Company or any Subsidiary with respect to any suretyship or performance bond incurred in the ordinary course of its business (other than landfill closure bonds); and
                          (ii) Guarantees of the Subsidiaries' obligations to governmental authorities in lieu of the posting of any landfill closure bonds;

                 (d) Unsecured Indebtedness of the Company, including commercial paper, which is pari passu or subordinated to the Obligations; provided that there does not exist a Default or Event of Default at the time of the incurrence of such Indebtedness and no Default or Event of Default would be created by incurrence of such Indebtedness;

                 (e) (i) Indebtedness of the Company's Subsidiaries, (ii) secured Indebtedness of the Company, and (iii) Indebtedness with respect to landfill closure bonds of the Company's Subsidiaries; provided that the aggregate amount of such Indebtedness in (i), (ii) and (iii) shall not exceed 7.5% of Consolidated Tangible Assets at any time;
                 (f) Indebtedness of Sanifill with respect to the Sanifill Convertible Subordinated Debt on the terms and conditions in effect as of the Closing Date;

                 (g) Other Indebtedness of the Canadian Borrowers in an aggregate amount outstanding not in excess of $50,000,000;

                 (h) Indebtedness of the Company and Sanifill with respect to the Prudential Private Placement Debt, provided that such Indebtedness remains unsecured; and

                 (i) Indebtedness of CWS identified on Schedule 9.1(i) hereto to be incurred in connection with the Allied Acquisition in an aggregate amount outstanding not in excess of $350,000,000 (and the "put" to the Company with respect thereto); provided, however, that such Indebtedness shall be repaid within 90 days after the date on which the Allied Acquisition is consummated.

         SECTION 9.2. RESTRICTIONS ON LIENS. The Company will not, and will cause its Subsidiaries not to, create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except as follows (the "Permitted Liens"):

                 (a)      Liens existing on the Closing Date and listed on
         Schedule 9.2(a) hereto;

                 (b) Liens securing Indebtedness permitted by Section 9.1(c)(i) hereof; provided that the assets subject to such liens and security interests shall be limited to those contracts to which such guaranty, suretyship or indemnification obligations relate and the rights to payment thereunder;

                 (c) Liens securing Indebtedness permitted under Section 9.1(e), Section 9.1(g), and Section 9.1(i);

                 (d) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue;

                 (e) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                 (f) Liens in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company (or any Subsidiary) shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and in respect of which the Company maintains adequate reserves;

                 (g) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue, provided that such liens may continue to exist for a period of more than 120 days if the validity or amount thereof shall currently be contested by the Company (or any Subsidiary) in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto as required by GAAP and provided further that the Company (or any Subsidiary) will pay any such claim forthwith upon commencement of proceedings to foreclose any such lien; and

                 (h) Encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Company or any Subsidiary is a party, and other minor liens or encumbrances none of which in the opinion of the Company interferes materially with the use of the property affected in the ordinary conduct of the business of the Company or any of its Subsidiaries, which defects do not individually or in the aggregate have a material adverse effect on the business of the Company or any Subsidiary individually or of the Company and its Subsidiaries on a consolidated basis.

                 The Company and Sanifill covenant and agree that if either of them or any of their Subsidiaries shall create or assume any lien upon any of their respective properties or assets, whether now owned or hereafter acquired, other than Permitted Liens (unless prior written consent shall have been obtained from the Banks), the Company and Sanifill will make or cause to be made effective provision whereby the Obligations and the Guaranteed Obligations will be secured by such lien equally and ratably with any and all other Indebtedness thereby secured so long as such other Indebtedness shall be so secured; provided, that the covenants of the Company and Sanifill contained in this sentence shall only be in effect for so long as the Company and/or Sanifill shall be similarly obligated under any other Indebtedness; provided, further, that an Event of Default shall occur for so long as such other Indebtedness is secured notwithstanding any actions taken by the Company and Sanifill to ratably secure the Obligations and the Guaranteed Obligations hereunder.

         SECTION 9.3. RESTRICTIONS ON INVESTMENTS. Except to the extent provided in Section 9.4, neither the Company nor any Subsidiary may make or permit to exist or to remain outstanding any Investment, unless both before and after giving effect thereto (i) the Company and its Subsidiaries are in compliance with the covenants set forth in Sections 8, 9 and 10 hereof;
(ii) there does not exist a Default or Event of Default and no Default or Event of Default would be created by the making of such Investment; and (iii) the aggregate amount of all Investments (excluding Investments in (A) direct obligations of the United States of America or any agency thereof having maturities of less than one (1) year, (B) certificates of deposit having maturities of less than one (1) year, issued by commercial banks in the United States or Canada having capital and surplus of not less than $100,000,000, and (C) wholly owned Subsidiaries) does not exceed 10% of Consolidated Tangible Assets; provided, that the ability of the Company and its Subsidiaries to incur any Indebtedness in connection with any Investment permitted by this Section 9.3 shall be governed by Section 9.1.

         SECTION 9.4.  MERGERS, CONSOLIDATIONS, SALES.

                 (a) Neither the Company nor any Subsidiary shall be a party to any merger, consolidation or exchange of stock unless the Company shall be the surviving entity with respect to any such transaction to which the Company is a party or a Subsidiary shall be the surviving entity (and continue to be a Subsidiary) with respect to any such transactions to which one or more Subsidiaries is a party (and the conditions set forth below are satisfied), or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person except as otherwise provided in Section 9.3 or this Section 9.4. Notwithstanding the foregoing, the Company and its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or joint venture interest in, any Person if the following conditions have been met: (a) the proposed transaction will not otherwise create a Default or an Event of Default hereunder;
         (b) the business to be acquired predominantly involves the collection, transfer, hauling, disposal or recycling of solid waste (excluding hazardous waste as that term is defined in RCRA) or thermal soil remediation; (c) the business to be acquired operates predominantly
         (i) in North America or (ii) outside North America, provided, that the aggregate amount of such acquisitions under this clause (ii) does not exceed five percent (5%) of Consolidated Tangible Assets; and (d) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof, of the business to be acquired has approved such acquisition. Notwithstanding the foregoing, the Company may effect the Mid-American Acquisition and the Allied Acquisition provided that (a) such transactions will not otherwise create a Default or Event of Default hereunder, and (b) the Banks shall have received as soon as is reasonably possible an environmental permit certificate from the CFO of the Company satisfactory to the Banks concerning principal operating permits of Mid-American's and/or Allied's principal operating facilities to be acquired pursuant to the Mid-American Acquisition and/or the Allied Acquisition, as applicable. Notwithstanding anything herein to the contrary, the ability of the Company and its Subsidiaries to incur any Indebtedness in connection with any transaction permitted pursuant to this Section 9.4 shall be governed by Section 9.1.

                 (b) Neither the Company nor any Subsidiary shall sell, transfer, convey or lease any assets or group of assets including the sale or transfer of any property owned by the Company or any Subsidiary in order then or thereafter to lease such property or lease other property which the Company or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred (except (1) transfers of personal property among Subsidiaries of the Company which are wholly owned by the Company and
         (2) so long as no Default or Event of Default has occurred and is continuing, or would result therefrom, sales of assets in the ordinary course of business between the date hereof and the Maturity Date with an aggregate value not greater than ten percent (10%) of Consolidated Total Assets, as set forth in the most recent financial statements delivered to the Banks pursuant to Section 8.4 hereof) or sell or assign, with or without recourse, any receivables (except accounts receivable more than sixty (60) days past due sold or assigned in the ordinary course of collecting past due accounts).

         SECTION 9.5. RESTRICTED DISTRIBUTIONS AND REDEMPTIONS. Neither the Company nor any of its Subsidiaries will (a) declare or pay any Distributions, or (b) redeem, convert, retire or otherwise acquire shares of any class of its capital stock (other than in connection with a merger permitted by Section 9.4 hereof or conversion into another form of equity of any preferred shares of the Company existing as of the Closing Date pursuant to the terms thereof); provided that the Company and its Subsidiaries may pay cash dividends and redeem stock in an aggregate amount not to exceed (x) $25,000,000 plus (y) on a cumulative basis, 50% of positive Consolidated Net Income after December 31, 1995. Notwithstanding the above, any Subsidiary may make Distributions to the Company and the Company agrees that neither the Company nor any Material Subsidiary will enter into any agreement restricting Distributions from such Material Subsidiary to the Company, other than restrictions set forth in the documents governing the Prudential Private Placement Debt as in effect as of the Closing Date.

         SECTION 9.6. EMPLOYEE BENEFIT PLANS. None of the Company, any of its Subsidiaries, or any ERISA Affiliate will:

                 (a) engage in any "prohibited transaction" within the meaning of 9406 of ERISA or Section 4975 of the Code which could result in a material liability for the Company on a consolidated basis; or

                 (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

                 (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Company or any guarantor pursuant to Section 302(f) or
         Section 4068 of ERISA; or

                 (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities; or

                 (e)      take any action referred to in paragraph (a), (b),
         (c) or (d) above that would violate any provisions of Applicable Canadian Pension Legislation.

         The Company and its Subsidiaries will (i) promptly upon the request of any Bank or Bank Agent, furnish to the Banks a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Banks any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Section Section 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Section Section 4041A, 4202, 4219, or 4245 of ERISA.

         SECTION 10. FINANCIAL COVENANTS OF THE COMPANY. The Company agrees that, so long as any Obligation or Letter of Credit or Bankers' Acceptance is outstanding or the Banks have any obligation to make Loans, or the Canadian Banks have any further obligations with respect to Bankers' Acceptances, or any Issuing Bank has any obligation to issue, extend or renew any Letter of Credit hereunder, or the Banks have any obligation to reimburse the Issuing Bank for drawings honored under any Letter of Credit, it shall, and shall cause its Subsidiaries to, comply with the following covenants:

         SECTION 10.1. INTEREST COVERAGE RATIO. As of the end of any fiscal quarter of the Company, the ratio of (a) EBIT for the period of four consecutive fiscal quarters ending on that date to (b) Consolidated Total Interest Expense for such period shall not be less than 3.00:1.

         SECTION 10.2. DEBT TO EBITDA RATIO. As at the end of each fiscal quarter, commencing with the fiscal quarter ending March 31, 1997, the ratio of
(a) Funded Debt to (b) EBITDA for the period of four consecutive fiscal quarters ending on each such date shall not be greater than (a) 3.50:1 for the four consecutive fiscal quarters ending March 31, 1997 and June 30, 1997, and
(b) 3.25:1 for any four consecutive fiscal quarters ending thereafter.

         SECTION 10.3. DEBT TO TOTAL CAPITALIZATION.

                 (a) The ratio of (i) Funded Debt to (ii) Consolidated Total Capitalization shall not exceed 0.58:1 at any time; and

                 (b) The ratio of (i) Funded Debt to (ii) Consolidated Total Capitalization shall not exceed 0.55:1 at the end of any two consecutive fiscal quarters of the Company.

         SECTION 11. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement and the obligations of the Banks to make any Loans, and of the Canadian Banks with respect to Bankers' Acceptances, and of any Issuing Bank to issue Letters of Credit and of the Banks to participate in Letters of Credit and otherwise be bound by the terms of this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

         SECTION 11.1. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrowers and Sanifill of the Loan Documents shall have been duly and effectively taken, and evidence thereof certified by authorized officers of the Borrowers and Sanifill and satisfactory to the Banks shall have been provided to the Banks.

         SECTION 11.2. LOAN DOCUMENTS, ETC. Each of the Loan Documents and other documents listed on the closing agenda shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Banks.

         SECTION 11.3. CERTIFIED COPIES OF CHARTER DOCUMENTS. The Banks shall have received from each of the Borrowers and Sanifill a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

         SECTION 11.4. INCUMBENCY CERTIFICATE. The Banks shall have received an incumbency certificate, dated as of the Closing Date, signed by duly authorized officers giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign the Loan Documents on behalf of the Borrowers and Sanifill; (b) to make Syndicated Loan Requests and Domestic and Canadian Letter of Credit Requests; (c) to make Competitive Bid Quote Requests; and (d) to give notices and to take other action on the Borrowers' and Sanifill's behalf under the Loan Documents.

         SECTION 11.5. CERTIFICATES OF INSURANCE. The Banks shall have received
(i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, or within 15 days prior thereto, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Loan Documents and
(ii) copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

         SECTION 11.6. OPINIONS OF COUNSEL AND PERMIT CERTIFICATE. The Banks shall have received (a) favorable legal opinions from outside counsel to the Borrowers and Sanifill, addressed to the Banks, dated the Closing Date, in form and substance satisfactory to the Bank Agents, and (b) an environmental permit certificate from the CFO of the Company satisfactory to the Banks concerning principal operating permits at the Company's and its Subsidiaries' principal operating facilities.

         SECTION 11.7. EXISTING DEBT. The Bank Agents shall have received a payoff letter in a form satisfactory to the Bank Agents with respect to the Original Credit Agreement, such payoff letter indicating the amount of the loan obligations of the Company and its Subsidiaries as of the Closing Date, all in form and substance satisfactory to the Bank Agents.

         SECTION 11.8. SATISFACTORY FINANCIAL CONDITION. No material adverse change, in the judgment of the Majority Banks, shall have occurred in the financial condition, results of operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole, since the most recent financial statements and projections provided to the Banks.

         SECTION 11.9. PAYMENT OF CLOSING FEES. The Company shall have paid
(a) closing fees to the Administrative Agent for the account of the Banks in accordance with the letter by BAI dated February 5, 1997, and (b) accrued facility fees due under the letter agreement dated as of January 14, 1997 among the Agents and the Company.

         SECTION 12. CONDITIONS TO ALL LOANS. The obligations of the Banks to make any Loan, the obligations of the Canadian Banks with respect to Bankers' Acceptances, and the obligation of the Issuing Bank to issue, extend, or renew any Letter of Credit at the time of and subsequent to the Closing Date is subject to the following conditions precedent:

         SECTION 12.1. REPRESENTATIONS TRUE. Each of the representations and warranties of the Borrowers and Sanifill (as applicable) contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, the accepting and purchasing of any Bankers' Acceptances or the issuance, extension, or renewal of any Letter of Credit, as applicable, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse to the business, assets or financial condition of the Company and its Subsidiaries as a whole, and to the extent that such representations and warranties relate expressly and solely to an earlier date).

         SECTION 12.2. PERFORMANCE; NO EVENT OF DEFAULT. The Borrowers shall have performed and complied with all terms and conditions herein required to be performed or complied with by them prior to or at the time of the making of any Loan, the accepting and purchasing of any Bankers' Acceptances or the issuance, extension or renewal of any Letter of Credit, and at the time of the making of any Loan, the accepting and purchasing of any Bankers' Acceptance or the issuance, renewal or extension of any Letter of Credit, there shall exist no Default or Event of Default or condition which would result in a Default or an Event of Default upon consummation of such Loan, accepting and purchasing any Bankers' Acceptances or issuance, extension, or renewal of any Letter of Credit, as applicable. Each request for a Loan, for the acceptance and purchase of a Bankers' Acceptance, or for issuance, extension or renewal of a Letter of Credit shall constitute certification by the Borrowers that the conditions specified in Sections 12.1 and 12.2 will be duly satisfied on the date of such Loan, Bankers' Acceptance or Letter of Credit issuance, extension or renewal.

         SECTION 12.3. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof which in the reasonable opinion of the Banks would make it illegal for the Banks to make Loans, for the Issuing Bank to issue, extend or renew, or the Banks to participate in, Letters of Credit hereunder or for the Canadian Banks to accept and purchase Bankers' Acceptances.

         SECTION 12.4. GOVERNMENTAL REGULATION. The Banks shall have received from the Company and its Subsidiaries such statements in substance and form reasonably satisfactory to the Banks as they shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System or the Office of the Superintendent of Financial Institutions.

         SECTION 12.5. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall have been delivered to the Banks as of the date of the making of any extension of credit in substance and in form satisfactory to the Banks, including without limitation a Syndicated Loan Request in the form attached hereto as Exhibit E, a Domestic Letter of Credit Request in the form of Exhibit F-1, a Canadian Letter of Credit Request in the form of Exhibit F-2, a Canadian Loan Request in the form attached hereto as Exhibit G, or a Bankers'
Acceptance Notice in the form of Exhibit H and the Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks may reasonably request.

         SECTION 13. EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT.

         SECTION 13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

                 (a) if the applicable Borrower(s) shall fail to pay any principal of the Loans or Bankers' Acceptances when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                 (b) if the applicable Borrower(s) shall fail to pay any interest or fees or other amounts owing hereunder (other than those specified in subsection (a) above) within five (5) Business Days after the same shall become due and payable whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

                 (c) if the Borrowers shall fail to comply with any of the covenants contained in Section Section 8, 9 and 10 hereof;

                 (d) if the Borrowers shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in subsections (a), (b), and (c) above) and such failure shall not be remedied within 30 days after written notice of such failure shall have been given to the Borrowers by the Documentation Agent or any of the Banks;

                 (e) if any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or repeated;

                 (f) if the Company or any of its Subsidiaries shall fail to pay when due, or within any applicable period of grace, any Indebtedness in an aggregate amount greater than $10,000,000, or fail to observe or perform any material term, covenant or agreement contained in any one or more agreements by which it is bound, evidencing or securing any Indebtedness in an aggregate amount greater than $10,000,000 for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or terminate its commitment with respect thereto;

                 (g) if the Company, any of the Canadian Borrowers, Sanifill or any Material Subsidiary makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of the Company, any Canadian Borrower, Sanifill or any Material Subsidiary, or of any substantial part of the assets of the Company, any Canadian Borrower, Sanifill or any Material Subsidiary or commences any case or other proceeding relating to the Company, any of the Canadian Borrowers, Sanifill or any Material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against the Company, any of the Canadian Borrowers, Sanifill or any Material Subsidiary or the Company, any of the Canadian Borrowers, Sanifill or any Material Subsidiary indicates its approval thereof, consent thereto or acquiescence therein;

                 (h) if a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Company, any of the Canadian Borrowers, Sanifill or any Material Subsidiary bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Company, any of the Canadian Borrowers, Sanifill or any Material Subsidiary in an involuntary case under federal bankruptcy laws of any jurisdiction as now or hereafter constituted, and such decree or order remains in effect for more than 30 days, whether or not consecutive;

                 (i) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Company or any Subsidiary which, with other outstanding final judgments against the Company and its Subsidiaries exceeds in the aggregate $10,000,000 after taking into account any undisputed insurance coverage;

                 (j) if, with respect to any Guaranteed Pension Plan (or any corresponding plan described in any Applicable Canadian Pension Legislation), an ERISA Reportable Event or similar event under Applicable Canadian Pension Legislation shall have occurred and the Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Company or any Subsidiary to the PBGC or similar Canadian authorities or the Plan in an aggregate amount exceeding $10,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the partial or complete termination of such Plan by the PBGC or similar Canadian authorities or for the appointment by the appropriate United States District Court or Canadian Court of a trustee to administer such Plan; or a trustee shall have been appointed by the appropriate United States District Court or Canadian Court to administer such Plan; or the PBGC or similar Canadian authorities shall have instituted proceedings to terminate such Plan;

                 (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Company, any of the Canadian Borrowers, Sanifill or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

                 (l) if any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of (i) 25% or more of the outstanding shares of common voting stock of the Company or (ii) with respect to the Rangos family, 20% or more of such stock; or, during any period of twelve consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company;

then, and in any such event, so long as the same may be continuing, the Bank Agents may, and upon the request of the Majority Banks shall, by notice in writing to the Borrowers, declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration to the extent permitted by law or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in Section 13.1(g) or 13.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Bank Agents or any Bank. Upon demand by the Majority Banks after the occurrence of any Event of Default, the applicable Borrower(s) shall immediately provide to the Administrative Agent and/or the Canadian Agent, as applicable, cash in an amount equal to the aggregate

Maximum Drawing Amount and the aggregate face amount of outstanding Bankers' Acceptances to be held by the Administrative Agent and/or the Canadian Agent, as applicable as collateral security for the Reimbursement Obligations and such Bankers' Acceptances.

         SECTION 13.2. TERMINATION OF COMMITMENTS. If any Event of Default pursuant to Sections 13.1(g) or 13.1(h) hereof shall occur, any unused portion of the Total Commitment hereunder shall forthwith terminate and the Banks and the Issuing Banks shall be relieved of all obligations to make Loans, to accept and purchase Bankers' Acceptances or to issue, extend or renew Letters of Credit hereunder; or if any other Event of Default shall occur, the Majority Banks may by notice to the Borrowers terminate the unused portion of the Total Commitment hereunder, and, upon such notice being given, such unused portion of the Total Commitment hereunder shall terminate immediately and the Banks and the Issuing Banks shall be relieved of all further obligations to make Loans, to accept and purchase Bankers' Acceptances or to issue, extend or renew Letters of Credit hereunder. No termination of any portion of the Total Commitment hereunder shall relieve the Borrowers of any of their existing Obligations to the Banks, the Issuing Banks or the Bank Agents hereunder or elsewhere.

         SECTION 13.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans and other Obligations pursuant to Section 13.1, each Bank, upon notice to the other Banks, if owed any amount with respect to the Loans, Bankers' Acceptances or the Reimbursement Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including, without limitation, as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any legal or equitable right of such Bank, any recovery being subject to the terms of Section 30 hereof. No remedy herein conferred upon any Bank or the Bank Agents or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         SECTION 14. SETOFF. Regardless of the adequacy of any collateral, during the continuance of an Event of Default, any deposits or other sums credited by or due from any Bank to the Borrowers or any of them and any securities or other property of the Borrowers or any of them in the possession of such Bank may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to the Banks or the Bank Agents. Any amounts set off pursuant to this Section 14 shall be distributed ratably in accordance with Section 30 among all of the Banks by the Bank setting off such amounts. If any Bank fails to share such setoff ratably, the Administrative Agent and/or the Canadian Agent, as applicable, shall have the right to withhold such Bank's share of any Borrower's payments until each of the Banks shall have, in the aggregate, received a pro rata repayment.

         SECTION 15. EXPENSES. Whether or not the transactions contemplated herein shall be consummated, the Borrowers hereby promise to reimburse the Documentation Agent for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees) incurred or expended in connection with the preparation, filing or recording, or interpretation of this Agreement, the other Loan Documents, or any amendment, modification, approval, consent or waiver hereof or thereof. The Borrowers further promise to reimburse the Bank Agents and the Banks for all reasonable out-of-pocket fees and disbursements (including all reasonable legal fees and the allocable cost of in-house attorneys' fees) incurred or expended in connection with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrowers hereunder or under any other Loan Document, or in connection with any litigation, proceeding or dispute hereunder in any way related to the credit hereunder. The Company also promises to pay the Administrative Agent all reasonable out-of-pocket fees and disbursements, incurred or expended in connection with the Competitive Bid Loan procedure under Section 5 hereof.

         SECTION 16. THE BANK AGENTS.

         SECTION 16.1. APPOINTMENT, POWERS AND IMMUNITIES. Each Bank hereby irrevocably appoints and authorizes (a) MGT to act as Documentation Agent, (b) MGT to act as Administrative Agent, and (c) MBC to act as Canadian Agent hereunder and under the other Loan Documents, provided, however, the Administrative Agent, Documentation Agent, and Canadian Agent are hereby authorized to serve only as administrative and documentation agents, as applicable, for the Banks and to exercise such powers as are reasonably incidental thereto and as are set forth in this Agreement and the other Loan Documents. The Bank Agents hereby acknowledge that they do not have the authority to negotiate any agreement which would bind the Banks or agree to any amendment, waiver or modification of any of the Loan Documents or bind the Banks except as set forth in this Agreement or the Loan Documents. Except as provided in this Agreement, and in the other Loan Documents, the Bank Agents shall take action or refrain from acting only upon instructions of the Banks. It is agreed that the duties, rights, privileges and immunities of the Issuing Banks, in their capacity as issuers of Letters of Credit hereunder, shall be identical to the duties, rights, privileges and immunities of the Bank Agents as provided in this Section 16. The Bank Agents shall not have any duties or responsibilities or any fiduciary relationship with any Bank except those expressly set forth in this Agreement and the other Loan Documents. None of the Bank Agents nor any of their affiliates shall be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrowers or any other Person whether contained herein or otherwise or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or for any failure by the Borrowers or any other Person to perform its obligations hereunder or thereunder or in respect of the Notes. The Bank Agents may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Bank Agents nor any of their directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. Any Bank Agent in its separate capacity as a Bank shall have the same rights and powers hereunder as any other Bank.

         SECTION 16.2. ACTIONS BY BANK AGENTS. Each Bank Agent shall be fully justified in failing or refusing to take any action under this Agreement as reasonably deemed appropriate unless it shall first have received the consent of the Majority Banks (or, when expressly required hereby, all of the Banks), and shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Bank Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the Loan Documents in accordance with the instruction of the Majority Banks (or, when expressly required hereby or thereby, all of the Banks), and such instruction and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or any Letter of Credit Participation.

         SECTION 16.3. INDEMNIFICATION. Without limiting the obligations of the Borrowers hereunder or under any other Loan Document, the Banks agree to indemnify the Bank Agents, their affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) ratably in accordance with their respective Domestic Commitment Percentages and Canadian Commitment Percentages, as applicable, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Bank Agents in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the applicable Bank Agents (or any agent thereof), IT BEING THE INTENT OF THE PARTIES HERETO THAT ALL SUCH INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR THEIR ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE.

         SECTION 16.4. REIMBURSEMENT. Without limiting the provisions of Section Section 6.1(a), 6.13, and 14, no Bank Agent shall be obliged to make available to any Person any sum which such Bank Agent is expecting to receive for the account of that Person until such Bank Agent has determined that it has received that sum. A Bank Agent may, however, disburse funds prior to determining that the sums which such Bank Agent expects to receive have been finally and unconditionally paid to such Bank Agent, if such Bank Agent wishes to do so. If and to the extent that a Bank Agent does disburse funds and it later becomes apparent that such Bank Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom such Bank Agent made the funds available shall, on demand from such Bank Agent, refund to such Bank Agent the sum paid to that Person. If, in the opinion of a Bank Agent, the distribution of any amount received by it in such capacity hereunder or under the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by a Bank Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to such Bank Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

         SECTION 16.5. DOCUMENTS. The Bank Agents will forward to each Bank, promptly after receipt thereof, a copy of each notice or other document furnished to the Bank Agents for such Bank hereunder; provided, however, that, notwithstanding the foregoing, the Administrative Agent may furnish to the Banks a monthly summary with respect to Letters of Credit issued hereunder in lieu of copies of the related Letter of Credit Applications.

         SECTION 16.6. NON-RELIANCE ON BANK AGENTS AND OTHER BANKS. Each Bank represents that it has, independently and without reliance on the Bank Agents, the Agents or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrowers and Sanifill and the decision to enter into this Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon the Bank Agents, the Agents or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document. Except as herein expressly provided to the contrary, the Bank Agents shall not be required to keep informed as to the performance or observance by the Borrowers and Sanifill of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or by any other Person of any other agreement or to make inquiry of, or to inspect the properties or books of, any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Bank Agents hereunder, the Bank Agents shall not have any duty or responsibility to provide any Bank with any credit or other information concerning any person which may come into the possession of the Bank Agents or any of their affiliates. Each Bank shall have access to all documents relating to the Bank Agents' performance of their duties hereunder at such Bank's request. Unless any Bank shall promptly object to any action taken by the Bank Agents hereunder of which such Bank has actual knowledge (other than actions which require the prior consent of such Bank in accordance with the terms hereof or to which the provisions of Section 16.8 are applicable and other than actions which constitute gross negligence or willful misconduct by the Bank Agents), such Bank shall be presumed to have approved the same.

         SECTION 16.7. RESIGNATION OF BANK AGENTS. A Bank Agent may resign at any time by giving 60 days' prior written notice thereof to the Banks and the applicable Borrower(s). Upon any such resignation, the Banks (other than the resigning Bank Agent) shall have the right to appoint a successor Bank Agent from among the Banks. If no successor to such Bank Agent shall have been so appointed by the Banks and shall have accepted such appointment within 30 days after the retiring Bank Agent's giving of notice of resignation, then the retiring Bank Agent may, on behalf of the Banks, appoint a successor Bank Agent from among the remaining Banks, which shall be a financial institution having a combined capital and surplus in excess of $1,000,000,000. Upon the acceptance of any appointment as Bank Agent hereunder by a successor Bank Agent, such successor Bank Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Bank Agent, and the retiring Bank Agent shall be discharged from its duties and obligations hereunder. After any retiring Bank Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as a Bank Agent. Any new Issuing Bank appointed pursuant to this Section 16.7 shall immediately issue new Letters of Credit in place of Letters of Credit previously issued or, if acceptable to the resigning Issuing Bank, issue letters of credit in favor of the resigning Issuing Bank as security for the outstanding Letters of Credit and shall in due course replace all Letters of Credit previously issued by the resigning Issuing Bank.

         SECTION 16.8. ACTION BY THE BANKS, CONSENTS, AMENDMENTS, WAIVERS, ETC. Any action to be taken (including the giving of notice) may be taken, any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Banks may be given, any term of this Agreement, any other Loan Document or any other instrument, document or agreement related to this Agreement or the other Loan Documents or mentioned therein may be amended, and the performance or observance by the Borrowers or any other Person of any of the terms thereof and any Default or Event of Default (as defined in any of the above-referenced documents or instruments) may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Majority Banks; provided, however, that no such consent or amendment which affects the rights, duties or liabilities of any Bank Agent or Issuing Bank shall be effective without the written consent of such Bank Agent or Issuing Bank, as the case may be. Notwithstanding the foregoing, no amendment, waiver or consent shall do any of the following unless in writing and signed by ALL of the Banks (a) increase the principal amount of the Total Commitment (or subject any Bank to any additional obligations), (b) reduce the principal of or interest on the Notes (including, without limitation, interest on overdue amounts) or any fees payable hereunder, (c) postpone any date fixed for any payment in respect of principal or interest (including, without limitation, interest on overdue amounts) on the Notes or any fee hereunder; (d) change the definition of "Majority Banks" or number of Banks which shall be required for the Banks or any of them to take any action under the Loan Documents; (e) amend this Section 16.8; (f) change the Canadian Commitment Percentage of any Canadian Bank, except as permitted pursuant to
Section 2.3, (g) change the Domestic Commitment Percentage of any Domestic Bank, except as permitted under Section 20 hereof and pursuant to Section 2.3,
(h) change the Total Commitment Percentage of any Bank, or (i) release any Borrower or Guarantor from its obligations hereunder (except as expressly set forth herein).

         Section 17. INDEMNIFICATION. The Borrowers agree to indemnify and hold harmless the Banks, the Agents, and the Bank Agents and their affiliates, as well as the Banks' and the Bank Agents' and their affiliates' shareholders, directors, agents, officers, subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, suits, penalties, assessments, citations, directives, demands, judgments, actions or causes of action, whether statutorily created or under the common law, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, except any of the foregoing which result from the gross negligence or willful misconduct of any indemnified party. In any investigation, enforcement matter, proceeding or litigation, or the preparation therefor, the Banks and the Bank Agents shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. In the event of the commencement of any such proceeding or litigation against the Banks or Bank Agents by third parties, the Borrowers shall be entitled to participate in such proceeding or litigation with counsel of their choice at their expense, provided that such counsel shall be reasonably satisfactory to the Banks or Bank Agents. The covenants of this Section 17 shall survive payment or satisfaction of payment of amounts owing with respect to any Note or any other Loan Document and satisfaction of all the Obligations hereunder, IT BEING THE INTENT OF THE PARTIES HERETO THAT ALL SUCH INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR
THEIR ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE.

         SECTION 18. WITHHOLDING TAXES. The Borrowers hereby agree that:

                 (a) Any and all payments made by any of the Borrowers hereunder shall be made free and clear of, and without deduction for, any and all present or future taxes, levies, fees, duties, imposts, deductions, charges or withholdings of any nature whatsoever, excluding, in the case of the Bank Agents or the Banks or any holder of the Notes, (i) taxes imposed on, or measured by, its net income or profits, (ii) franchise taxes imposed on it, (iii) taxes imposed by any jurisdiction as a direct consequence of it, or any of its affiliates, having a present or former connection with such jurisdiction, including, without limitation, being organized, existing or qualified to do business, doing business or maintaining a permanent establishment or office in such jurisdiction, and (iv) taxes imposed by reason of its failure to comply with any applicable certification, identification, information, documentation or other reporting requirement (all such non-excluded taxes being hereinafter referred to as "Indemnifiable Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrowers hereunder is required in respect of any Indemnifiable Taxes pursuant to any applicable law, or governmental rule or regulation, then the Borrowers will (i) direct to the relevant taxing authority the full amount required to be so withheld or deducted, (ii) forward to the applicable Bank Agent for delivery to the applicable Bank an official receipt or other documentation satisfactory to the applicable Bank Agent and the applicable Bank evidencing such payment to such taxing authority, and
         (iii) direct to the applicable Bank Agent for the account of the relevant Banks such additional amount or amounts as is necessary to ensure that the net amount actually received by each relevant Bank will equal the full amount such Bank would have received had no such withholding or deduction (including any Indemnifiable Taxes on such additional amounts) been required. Moreover, if any Indemnifiable Taxes are directly asserted against the applicable Bank Agent or any Bank with respect to any payment received by the Bank Agents or such Bank by reason of the Borrowers' failure to properly deduct and withhold such Indemnifiable Taxes from such payment, the applicable Bank Agent or such Bank may pay such Indemnifiable Taxes and the Borrowers will promptly pay all such additional amounts (including any penalties, interest or reasonable expenses) as is necessary in order that the net amount received by such Person after the payment of such Indemnifiable Taxes (including any Indemnifiable Taxes on such additional amount) shall equal the amount such Person would have received had not such Indemnifiable Taxes been asserted. Any such payment shall be made promptly after the receipt by the Borrowers from the applicable Bank Agent or such Bank, as the case may be, of a written statement setting forth in reasonable detail the amount of the Indemnifiable Taxes and the basis of the claim.

                 (b) The Borrowers shall pay any present or future stamp or documentary taxes or any other excise or any other similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

                 (c) The Borrowers hereby indemnify and hold harmless the Bank Agents and each Bank for the full amount of Indemnifiable Taxes or Other Taxes (including, without limitation, any Indemnifiable Taxes or Other Taxes imposed on amounts payable under this Section 18) paid by the Bank Agents or such Bank, as the case may be, and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, by reason of the Borrowers' failure to properly deduct and withhold Indemnifiable Taxes pursuant to paragraph (a) above or to properly pay Other Taxes pursuant to paragraph (b) above. Any indemnification payment from the Borrowers under the preceding sentence shall be made promptly after receipt by the Borrowers from the applicable Bank Agent or Bank of a written statement setting forth in reasonable detail the amount of such Indemnifiable Taxes or such Other Taxes, as the case may be, and the basis of the claim.

                 (d) If the Borrowers pay any amount under this Section 18 to the Bank Agents or any Bank and such payee knowingly receives a refund of any taxes with respect to which such amount was paid, the Bank Agents or such Bank, as the case may be, shall pay to the Borrowers the amount of such refund promptly following the receipt thereof by such payee.

                 (e) In the event any taxing authority notifies any of the Borrowers that any of them has improperly failed to deduct or withhold any taxes (other than Indemnifiable Taxes) from a payment made hereunder to the Bank Agents or any Bank, the Borrowers shall timely and fully pay such taxes to such taxing authority.

                 (f) The Bank Agents or the Banks shall, upon the request of the Borrowers, take reasonable measures to avoid or mitigate the amount of Indemnifiable Taxes required to be deducted or withheld from any payment made hereunder if such measures can be taken without such Person in its sole judgment suffering any legal, regulatory or economic disadvantage.

                 (g) Without prejudice to the survival of any other agreement of the parties hereunder, the agreements and obligations of the Borrowers contained in this Section 18 shall survive the payment in full of the Obligations.

         SECTION 19. SURVIVAL OF COVENANTS, ETC. Unless otherwise stated herein, all covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers and Sanifill pursuant hereto shall be deemed to have been relied upon by the Banks, the Issuing Banks and the Bank Agents, notwithstanding any investigation heretofore or hereafter made by them, and shall survive the making by the Banks of the Loans, the accepting and purchasing of Bankers' Acceptances and the issuance, extension or renewal of any Letters of Credit by any Issuing Bank, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement, any Obligation, any Letter of Credit, any Bankers' Acceptance or any Note remains outstanding and unpaid or any Bank has any obligation to make any Loans or any Issuing Bank has any obligation to issue, extend, or renew any Letters of Credit hereunder or any Canadian Bank has any obligation to accept or purchase any Bankers' Acceptances. All statements contained in any certificate or other paper delivered by or on behalf of the Borrowers pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder.

         SECTION 20. ASSIGNMENT AND PARTICIPATION. It is understood and agreed that each Bank shall have the right to assign at any time all or a portion of its Domestic Commitment Percentage and Canadian Commitment Percentage, as applicable, and interests in the risk relating to the Loans, outstanding Letters of Credit, Bankers' Acceptances and its Domestic Commitment and Canadian Commitment, as applicable, hereunder in an amount equal to or greater than $5,000,000 (which assignment shall be of an equal percentage of (a) the Domestic Commitment, the Domestic Loans and outstanding Domestic Letters of Credit, or (b) the Canadian Commitment, the Canadian Loans, the Bankers' Acceptances, and the outstanding Canadian Letters of Credit, unless in each case otherwise agreed to by the Bank Agents) to additional banks or other financial institutions with the prior written approval of the Administrative Agent or the Canadian Agent, as applicable, the Documentation Agent and, so long as no Event of Default has occurred and is continuing, the applicable Borrower(s), which approvals shall not be unreasonably withheld; provided that a Bank may assign all or a portion of its Canadian Commitment Percentage and Canadian Loans outstanding, Canadian Letters of Credit and Bankers' Acceptances, only to an Eligible Canadian Assignee. Any Bank may at any time, and from time to time, assign to any branch, lending office, or affiliate or such Bank all or any part of its rights and obligations under the Loan Documents by notice to the Agents and the Company. It is further agreed that each bank or other financial institution which executes and delivers to the Documentation Agent and the Borrowers hereunder an Assignment and Acceptance substantially in the form of Exhibit J hereto (an "Assignment and Acceptance") together with an assignment fee in the amount of $2,500 payable by the assigning Bank to the Documentation Agent, shall, on the date specified in such Assignment and Acceptance, become a party to this Agreement and the other Loan Documents for all purposes of this Agreement and the other Loan Documents, and its portion of the Domestic Commitment and Canadian Commitment, as applicable, the Loans and Letters of Credit and Bankers' Acceptances shall be as set forth in such Assignment and Acceptance. The Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents. Upon the execution and delivery of such Assignment and Acceptance, (a) the Borrowers shall issue to the assignee bank or other financial institution Notes in the amount of such bank's or other financial institution's Domestic Commitment or Canadian Commitment, dated the date of the assignment or such other date as may be specified by the Documentation Agent, and otherwise completed in substantially the form of Exhibits A, B or C, and to the extent any assigning Bank has retained a portion of its obligations hereunder, a replacement Syndicated Note and Canadian Note, as applicable, to the assigning Bank reflecting its assignment; (b) to the extent applicable, the Company shall issue a Competitive Bid Note in substantially the form of Exhibit D (and a replacement Competitive Bid Note) or the Administrative Agent shall make appropriate entries on the Competitive Bid Loan Accounts to reflect such assignment of Competitive Bid Loan(s); (c) the Documentation Agent shall distribute to the Borrowers, the Banks and such bank or financial institution a schedule reflecting such changes; and (d) this Agreement shall be deemed to be appropriately amended to reflect (i) the status of the bank or financial institution as a party hereto and (ii) the status and rights of the Banks hereunder.

         Each Bank shall also have the right to grant participations to one or more banks or other financial institutions in its Domestic Commitment or Canadian Commitment, the Loans, Bankers' Acceptances and outstanding Letters of Credit. The documents evidencing any such participation shall limit such participating bank's or financial institution's voting rights with respect to this Agreement to the matters set forth in Section 16.8 which require the approval of all Banks.

         Notwithstanding the foregoing, no assignment or participation shall operate to increase the Total Commitment hereunder or otherwise alter the substantive terms of this Agreement, and no Bank which retains a Commitment hereunder shall have a Commitment of less than $10,000,000, as such amount may be reduced upon reductions in the Total Commitment pursuant to Section 2.3 hereof.

         Anything contained in this Section 20 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         SECTION 21. PARTIES IN INTEREST. All the terms of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto; provided, that the Borrowers shall not assign or transfer their rights or obligations hereunder or thereunder without the prior written consent of each of the Banks.

         SECTION 22. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States or Canadian first class mail, as applicable, postage prepaid, or sent by telegraph, telex or facsimile and confirmed by letter, addressed as follows:

                 (a) if to the Borrowers or Sanifill, at 1001 Fannin Street, First City Tower, Suite 4000, Houston, Texas 77002, Attention:
         Earl E. DeFrates, facsimile number (713) 209-9710; or

                 (b) if to BAI, at Bank of America Illinois, 231 South LaSalle Street, Chicago, Illinois 60697, Attention: Robert P. Rospierski, Vice President, facsimile number (312) 828-1974; or

                 (c) if to MGT, J.P. Morgan Securities Inc., the Administrative Agent, the Documentation Agent or the Canadian Agent, at Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York 10260-0060, facsimile number (212) 648-5336; or

                 (d) if to any Bank, at the address set forth next to such Bank's name on Schedule 3 hereto;

or such other address for notice as shall have last been furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, five Business Days after the posting thereof, and (c) if sent by telex, facsimile, or cable, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

         SECTION 23. MISCELLANEOUS. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Banks, the Issuing Banks or the Bank Agents would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         SECTION 24. CONSENTS, ETC. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in this
Section 24, subject to the provisions of Section 16.8. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement to be given by the Banks may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the Majority Banks. To the extent permitted by law, no course of dealing or delay or omission on the part of any of the Banks, the Issuing Banks or the Bank Agents in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

         SECTION 25. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW,EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND

OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, THE BORROWERS AND THE GUARANTORS HEREBY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE BORROWERS AND THE GUARANTORS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK, ISSUING BANK OR BANK AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK, ISSUING BANK OR BANK AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE BANK AGENTS, THE BANKS, AND THE ISSUING BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BECAUSE OF, AMONG OTHER THINGS, THE BORROWERS' AND THE GUARANTORS' WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

         SECTION 26. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW OTHER THAN GENERAL OBLIGATIONS LAW Section 5-1401). THE BORROWERS AND THE GUARANTORS CONSENT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE BANKS, THE ISSUING BANKS OR THE BANK AGENTS UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH OF THE BORROWERS AND THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 27. SEVERABILITY. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         Section 28. JOINT AND SEVERAL LIABILITY; LIMITATION OF LIABILITY. Notwithstanding anything herein to the contrary, each of the Canadian
Borrowers covenants and agrees that all Obligations with respect to all Canadian Loans, Reimbursement Obligations with respect to Canadian Letters of Credit, Bankers' Acceptances and any other Obligations payable to the Canadian Agent or any of the Canadian Banks shall constitute the joint and several obligation of such Canadian Borrower, and the Canadian Borrowers shall have no liability for any such Obligations with respect to Syndicated Loans, Swing Line Loans, Competitive Bid Loans and Reimbursement Obligations with respect to Domestic Letters of Credit and any other Obligations payable to the Administrative Agent or any of the Domestic Banks. Each of the Canadian Borrowers, to the fullest extent permitted by applicable law, is accepting joint and several liability for the Obligations of the Canadian Borrowers hereunder and under the other Loan Documents in consideration of the financial accommodation to be provided by the Canadian Agent and the Canadian Banks under this Agreement, for the mutual benefit, directly or indirectly, of each of the Canadian Borrowers and in consideration of the undertakings of each other Canadian Borrower to accept the joint and several liability for the Obligations of the Canadian Borrowers, and hereby waives any and all defenses with respect thereto to the same degree and with the same force as the waiver by the Guarantors set forth in Section 29.4 below and all rights with respect to
Article 15 Title 1 of General Obligations Law.

         SECTION 29. GUARANTY.

         SECTION 29.1. GUARANTY. For value received and hereby acknowledged and as an inducement to the Banks and the Issuing Banks to make the Loans and Letters of Credit available to the Borrowers and to accept and purchase Bankers' Acceptances, Sanifill hereby unconditionally and irrevocably guarantees (a) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing whether for principal, interest, fees, expenses or otherwise, and (b) the strict performance and observance by the Borrowers of all agreements, warranties and covenants applicable to the Borrowers in the Loan Documents and (c) the obligations of the Borrowers under the Loan Documents (such Obligations collectively being hereafter referred to as Sanifill's "Guaranteed Obligations"); and the Company hereby unconditionally and irrevocably guarantees (a) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Canadian Borrowers now or hereafter existing whether for principal, interest, fees, expenses or otherwise, and (b) the strict performance and observance by the Canadian Borrowers of all agreements, warranties and covenants applicable to the Canadian Borrowers in the Loan Documents (such Obligations collectively being hereinafter referred to as the Company's "Guaranteed Obligations").

         SECTION 29.2. GUARANTY ABSOLUTE. Each of the Guarantors guarantees that its Guaranteed Obligations will be paid strictly in accordance with the terms hereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Bank, any Issuing Bank or any Bank Agent with respect thereto. The liability of the Guarantors under the guaranty granted under this Agreement with regard to the Guaranteed Obligations shall be absolute and unconditional irrespective of:

                 (a) any change in the time, manner or place of payment of, or in any other term of, all or any of its Guaranteed Obligations or any other amendment or waiver of or any consent to departure from this Agreement or any other Loan Document (with regard to such Guaranteed Obligations);

                 (b) any release or amendment or waiver of or consent to departure from any other guaranty for all or any of its Guaranteed Obligations;

                 (c)      any change in ownership of the Borrowers;

                 (d) any acceptance of any partial payment(s) from the Borrowers or the other Guarantor; or

                 (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any of the Borrowers in respect of its Obligations under any Loan Document.

         The guaranty under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Banks, the Issuing Banks or the Bank Agents upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

         SECTION 29.3. EFFECTIVENESS; ENFORCEMENT. The guaranty under this Agreement shall be effective and shall be deemed to be made with respect to each Loan made, each Letter of Credit issued and each Bankers' Acceptance accepted as of the time it is made, issued or accepted, as applicable. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of any Borrower, and no defect in or insufficiency or want of powers of any Borrower or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against such guaranty. The guaranty under this Agreement is a continuing guaranty and shall (a) survive any termination of this Agreement, and (b) remain in full force and effect until payment in full of, and performance of, all Guaranteed Obligations and all other amounts payable under the guaranty under this

Agreement. Notwithstanding anything set forth in this Section 29 to the contrary, Sanifill shall be released from its guaranty obligations upon the satisfaction (as determined in the Bank Agents' judgment and evidenced by a release executed by the Bank Agents) of the Prudential Private Placement Debt and the Sanifill Convertible Subordinated Debt. The guaranty under this Agreement is made for the benefit of the Bank Agents, the Issuing Banks and the Banks and their successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of the Bank Agents, the Issuing Banks or the Banks first to exercise any rights against the Borrowers, or to resort to any other source or means of obtaining payment of any of the said obligations or to elect any other remedy.

         SECTION 29.4. WAIVER. Except as otherwise specifically provided in any of the Loan Documents, each of the Guarantors hereby waives promptness, diligence, protest, notice of protest, all suretyship defenses, notice of acceptance and any other notice with respect to any of its Guaranteed Obligations and the guaranty under this Agreement and any requirement that the Banks, the Issuing Banks or the Bank Agents protect, secure, perfect any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrowers or any other Person. Each of the Guarantors also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of its Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

         SECTION 29.5. EXPENSES. Each of the Guarantors hereby promises to reimburse (a) the Documentation Agent for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees), incurred or expended in connection with the preparation, filing or recording, or interpretation of the guaranty under this Agreement, the other Loan Documents to which such Guarantor is a party, or any amendment, modification, approval, consent or waiver hereof or thereof, and (b) the Bank Agents, the Issuing Banks and the Banks and their respective affiliates for all reasonable out-of-pocket fees and disbursements (including reasonable attorneys' fees), incurred or expended in connection with the enforcement of its Guaranteed Obligations (whether or not legal proceedings are instituted). The Guarantors will pay any taxes (including any interest and penalties in respect thereof) other than the Banks' taxes based on overall income or profits, payable on or with respect to the transactions contemplated by the guaranty under this Agreement, each of the Guarantors hereby agreeing jointly and severally to indemnify each Bank with respect thereto.

         SECTION 29.6. CONCERNING JOINT AND SEVERAL LIABILITY OF THE GUARANTORS.

                 (a) Each of the Guarantors hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the applicable Borrower(s), with respect to the payment and performance of all of its Guaranteed Obligations (including, without limitation, any Guaranteed Obligations arising under this Section 29), it being the intention of the parties hereto that all such Guaranteed Obligations shall be the joint and several Guaranteed Obligations of such Guarantor and the applicable Borrower(s) without preferences or distinction among them.

                 (b) If and to the extent that the applicable Borrower(s) shall fail to make any payment with respect to any of its Guaranteed Obligations as and when due or to perform any of its Guaranteed Obligations in accordance with the terms thereof, then in each such event the applicable Guarantor will make such payment with respect to, or perform, such Guaranteed Obligation.

                 (c) The Guaranteed Obligations of each Guarantor under the provisions of this Section 29 constitute full recourse obligations of such Guarantor enforceable against such Guarantor to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

                 (d) Except as otherwise expressly provided in this Agreement, each of the Guarantors hereby waives notice of acceptance of its joint and several liability, notice of any Loans made, Bankers' Acceptances accepted or Letters of Credit issued under this Agreement, notice of any action at any time taken or omitted by the Bank Agents, the Issuing Banks or the Banks under or in respect of any of the Guaranteed Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Each of the Guarantors hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Guaranteed Obligations, the acceptance of any payment of any of the Guaranteed Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Bank Agents, the Issuing Banks or the Banks at any time or times in respect of any Default or Event of Default by any of the Borrowers or the Guarantors in the performance or satisfaction of any term, covenant, condition or provision of this Agreement or any other Loan Document, any and all other indulgences whatsoever by the Bank Agents, the Issuing Banks or the Banks in respect of any of the Guaranteed Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Guaranteed Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers or any other Guarantor. Without limiting the generality of the foregoing, each of the Guarantors assents to any other action or delay in acting or failure to act on the part of the Banks, the Issuing Banks or the Bank Agents with respect to the failure by any of the Borrowers or the other Guarantor to comply with its respective Obligations or Guaranteed Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 29, afford grounds for terminating, discharging or relieving the Guarantors, in whole or in part, from any of the Guaranteed Obligations under this Section 29, it being the intention of the Guarantors that, so long as any of the Guaranteed Obligations hereunder remain unsatisfied, the Guaranteed Obligations of each of the Guarantors under this Section 29 shall not be discharged except by performance and then only to the extent of such performance. The Guaranteed Obligations of each of the Guarantors under this Section 29 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any of the Borrowers or the Guarantors or the Banks, the Issuing Banks or the Bank Agents. The joint and several liability of each of the Guarantors hereunder shall continue in full force and effect notwithstanding any absorption, merger, consolidation, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of the Borrowers or the Guarantors, the Banks, the Issuing Banks or the Bank Agents.

                 (e) Sanifill, and, solely in its capacity as a Guarantor of the Obligations of the Canadian Borrowers under this Section 29, the Company, shall be liable under the Guaranty under this Section 29 only for the maximum amount of such liabilities that can be incurred under applicable law without rendering this Agreement, as it relates to the guaranty under this Section 29, voidable under applicable law relating to fraudulent conveyance and fraudulent transfer, and not for any greater amount. Accordingly, if any obligation under any provision of the guaranty under this Section 29 shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantors, the Bank Agents, the Issuing Banks and the Banks that any balance of the obligation created by such provision and all other obligations of the Guarantors under this Section 29 to the Banks, the Issuing Banks or the Bank Agents shall remain valid and enforceable, and that all sums not in excess of those permitted under applicable law shall remain fully collectible by the Banks, the Issuing Banks and the Bank Agents from Sanifill or the Company, as the case may be.

                 (f) The provisions of this Section 29 are made for the benefit of the Bank Agents, the Issuing Banks and the Banks and their successors and assigns, and may be enforced in good faith by them from time to time against the Guarantors as often as occasion therefor may arise and without requirement on the part of the Bank Agents, the Issuing Banks or the Banks first to marshal any of their claims or to exercise any of their rights against the Borrowers or the Guarantors or to exhaust any remedies available to them against the Borrowers or the Guarantors or to resort to any other source or means of obtaining payment of any of the obligations hereunder or to elect any other remedy. The provisions of this Section 29 shall remain in effect until all of the Guaranteed Obligations shall have been paid in full or otherwise fully satisfied and the Domestic Commitments and Canadian Commitments have expired and all outstanding Letters of Credit and Bankers' Acceptances have expired, matured or otherwise been terminated. If at any time, any payment, or any part thereof, made in respect of any of the Guaranteed Obligations, is rescinded or must otherwise be restored or returned by the Banks, the Issuing Banks or the Bank Agents upon the insolvency, bankruptcy or reorganization of any of the Borrowers or the Guarantors, or otherwise, the provisions of this Section 29 will forthwith be reinstated in effect, as though such payment had not been made.

         SECTION 29.7. WAIVER. Until the final payment and performance in full of all of the Obligations, neither of the Guarantors shall exercise and each of the Guarantors hereby waives any rights such Guarantor may have against the Borrowers or the other Guarantor arising as a result of payment by such Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Bank Agents, the Issuing Banks or any Bank in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; such Guarantor will not claim any setoff, recoupment or counterclaim against the Borrowers or the other Guarantor in respect of any liability of the Borrowers to such Guarantor; and such Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Bank Agents, the Issuing Banks or any Bank.

         SECTION 29.8. SUBROGATION; SUBORDINATION. The payment of any amounts due with respect to any indebtedness of the Borrowers for money borrowed or credit received now or hereafter owed to either of the Guarantors is hereby subordinated to the prior payment in full of all of the Obligations. Each of the Guarantors agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, such Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrowers or the other Guarantor to such Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, either of the

Guarantors shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Banks, the Issuing Banks and the Bank Agents and be paid over to the Administrative Agent at Default, for the benefit of the Banks, the Issuing Banks, and the Bank Agents on account of the Obligations without affecting in any manner the liability of such Guarantor under the other provisions hereof.

         SECTION 29.9. CURRENCY OF PAYMENT. Each of the Guarantors shall pay its respective Guaranteed Obligations in the currency in which such Obligation was incurred by the applicable Borrower(s).

         SECTION 30. PARI PASSU TREATMENT.

                 (a) Notwithstanding anything to the contrary set forth herein, each payment or prepayment of principal and interest received after the occurrence of an Event of Default hereunder shall be distributed pari passu among the Banks, in accordance with the aggregate outstanding principal amount of the Obligations owing to each Bank divided by the aggregate outstanding principal amount of all Obligations..

                 (b) Following the occurrence and during the continuance of any Event of Default, each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower (pursuant to Section 14 or otherwise), including a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of the Notes, Loans, Bankers' Acceptances, Reimbursement Obligations and other Obligations held by it (other than pursuant to Section 6.5, Section 6.6 or Section 6.8) as a result of which the unpaid principal portion of the Notes and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Notes and Obligations held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Notes and Obligations held by such other Bank, so that the aggregate unpaid principal amount of the Notes, Obligations and participations in Notes and Obligations held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of the Notes and Obligations then outstanding as the principal amount of the Notes and other Obligations held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes and other Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 30 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Person holding such a participation in the Notes and the Obligations deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Person as fully as if such Person had made a Loan directly to such Borrower in the amount of such participation.

         SECTION 31. FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the date first set forth above.

                                         THE BORROWERS AND GUARANTORS:

                                         USA WASTE SERVICES, INC.


                                         By: /s/ EARL E. DEFRATES
                                            -----------------------------------
                                            Earl E. DeFrates
                                            Executive Vice President and CFO



                                         SANIFILL, INC.


                                         By: /s/ RONALD H. JONES
                                            -----------------------------------
                                            Ronald H. Jones
                                            Vice President & Treasurer



                                         CANADIAN WASTE SERVICES INC.


                                         By: /s/ RONALD H. JONES
                                             ----------------------------------
                                             Ronald H. Jones
                                             Vice President & Treasurer


                                         THE BANKS AND AGENTS:

                                         THE FIRST NATIONAL BANK OF BOSTON


                                         By: /s/ ARTHUR J. OBERHEIM
                                             ----------------------------------
                                             Vice President



                                         BANK OF AMERICA ILLINOIS


                                         By: /s/ ILLEGIBLE
                                             ----------------------------------
                                         Title: Vice President
                                               --------------------------------

                                         BANK OF AMERICA CANADA


                                         By: /s/ ILLEGIBLE
                                             -----------------------------------
                                         Title: Vice President
                                                --------------------------------



                                         MORGAN GUARANTY TRUST COMPANY OF
                                         NEW YORK, Individually and as
                                         Administrative Agent


                                         By: /s/ LAURA E. REIM
                                             -----------------------------------
                                         Title: Vice President
                                                --------------------------------



                                         J.P. MORGAN CANADA, individually and
                                         as Canadian


                                         By: /s/ JOHN MAYNARD
                                             -----------------------------------
                                         Title: Vice President & Controller
                                                --------------------------------



                                         ABN AMRO BANK, HOUSTON AGENCY


                                         By: /s/ LAURIE C. TUZO
                                             ----------------------------------
                                         Title: Group Vice President
                                                -------------------------------

                                         By: /s/ RONALD A. MAHLE
                                             ----------------------------------
                                         Title: Group Vice President
                                                -------------------------------



                                         THE BANK OF NEW YORK

                                         By: /s/ ALAN F. LYSTER, JR.
                                             -----------------------------------
                                         Title: Vice President
                                                --------------------------------



                                         THE BANK OF NOVA SCOTIA


                                         By: /s/ F.C.H. ASHBY
                                             ----------------------------------
                                         Title: Senior Manager Loan Operations

                     CIBC INC.


                     By: /s/ [ILLEGIBLE]
                        ---------------------------------
                     Title:
                           -------------------------------

                     CREDIT LYONNAIS NEW YORK BRANCH


                     By: /s/ JACQUES-YVES MULLIEZ
                        --------------------------------
                     Title:  Senior Vice President
                           ------------------------------

                     DEUTSCHE BANK AG, NEW YORK AND/OR
                     CAYMAN ISLANDS BRANCHES


                     By: /s/ JEAN M. HANNIGAN
                        ---------------------------------
                     Title:  Vice President
                           -------------------------------


                     By: /s/ VISHWANIE S. SEWSANKER
                        ---------------------------------
                     Title:  Associate
                           -------------------------------

                     THE FUJI BANK, LIMITED, HOUSTON AGENCY


                     By: /s/ DAVID KELLEY
                        ---------------------------------
                     Title:  Senior Vice President
                           -------------------------------

                     WELLS FARGO BANK (TEXAS),
                     NATIONAL ASSOCIATION


                     By: /s/ ILLEGIBLE
                        ---------------------------------
                     Title:  Vice President
                           -------------------------------

                     THE BANK OF TOKYO-MITSUBISHI LTD.


                     By: /s/ J. BECKWITH
                        ---------------------------------
                     Title:  Vice President
                           -------------------------------

                                       BANQUE PARIBAS, HOUSTON AGENCY


                                       By: /s/ SCOTT CLINGAN
                                          --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------

                                       By: /s/ [ILLEGIBLE]
                                          --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------


                                       COMERICA BANK


                                       By: /s/ REGINALD M. GOLDSMITH, III
                                          --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------


                                       THE SANWA BANK LIMITED, DALLAS AGENCY


                                       By: /s/ MATTHEW G. PATRICK
                                          --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------


                                       TEXAS COMMERCE BANK, NATIONAL ASSOCIATION


                                       By: /s/ [ILLEGIBLE]
                                          --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------


                                       TORONTO DOMINION (TEXAS), INC.


                                       By: /s/ NEVA NESBITT
                                          --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------


                                       WESTDEUTSCHE LANDESBANK
                                       GIROZENTRALE, NEW YORK AND
                                       CAYMAN ISLAND BRANCHES


                                       By: /s/ [ILLEGIBLE]
                                          --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------

                                          FLEET BANK, N.A.


                                          By: /s/ ILLEGIBLE
                                             ----------------------------------
                                          Title:  Vice President
                                                -------------------------------

                                          BANK AUSTRIA
                                          AKTIENGESELLSCHAFT


                                          By: /s/ JEANINE BALL
                                             ----------------------------------
                                          Title:  Assistant Vice President
                                                -------------------------------

                                          By: /s/ JOSEPH A. STEINER
                                             ----------------------------------
                                          Title:  Senior Vice President
                                                -------------------------------

                                          THE DAI-ICHI KANGYO BANK, LTD.


                                          By: /s/ ILLEGIBLE
                                             ----------------------------------
                                          Title:  Vice President
                                                -------------------------------

                                          DG BANK DEUTSCHE
                                          GENOSSENSCHAFTSBANK


                                          By: /s/ ILLEGIBLE
                                             ----------------------------------
                                          Title:  Vice President
                                                -------------------------------


                                          By: /s/ ILLEGIBLE
                                             ----------------------------------
                                          Title:  Vice President
                                                -------------------------------

                                          THE LONG-TERM CREDIT BANK OF
                                          JAPAN, LIMITED, NEW YORK BRANCH


                                          By: /s/ ILLEGIBLE
                                             ----------------------------------
                                          Title:  Joint General Manager
                                                -------------------------------

                                           THE MITSUBISHI TRUST AND BANKING
                                           CORP., CHICAGO BRANCH


                                           By: /s/ [ILLEGIBLE]
                                              ----------------------------------
                                           Title:  Chief Manager
                                                 -------------------------------

                                           THE SUMITOMO BANK, LIMITED


                                           By: /s/ HARUMITSO SEKI
                                              ----------------------------------
                                           Title:  General Manager
                                                 -------------------------------

                                           SUNTRUST BANK, ATLANTA


                                           By: /s/ TRISHA E. HARDY
                                              ----------------------------------
                                           Title:  Corporate Banking Officer
                                                 -------------------------------


                                           By: /s/ JOHN A. FIELDS, JR.
                                              ----------------------------------
                                           Title:  Vice President
                                                 -------------------------------

                                           HIBERNIA NATIONAL BANK


                                           By: /s/ TROY J. VILLAFARRA
                                              ----------------------------------
                                           Title:  Vice President
                                                 -------------------------------

                                           ROYAL BANK OF CANADA


                                           By: /s/ GORDON [ILLEGIBLE]
                                              ----------------------------------
                                           Title:  Manager
                                                 -------------------------------

                                           BANK OF MONTREAL


                                           By: /s/ MICHAEL D. PINCUS
                                              ----------------------------------
                                           Title:  Managing Director
                                                 -------------------------------

                                           BANQUE NATIONALE DE PARIS

                                           By: /s/ MIKE SHRYOCK
                                              ----------------------------------
                                           Title:  Vice President
                                                 -------------------------------

                                      WACHOVIA BANK OF GEORGIA, N.A.


                                      By: /s/ ILLEGIBLE
                                         --------------------------------------
                                      Title:  Vice President
                                            -----------------------------------

                                      PNC BANK, N.A.

                                      By: /s/ DAVID EGAN
                                         --------------------------------------
                                      Title:  Sr. Vice President
                                            -----------------------------------


                                      YASUDA TRUST AND BANKING CO.,
                                      LTD.


                                      By: /s/ MAKOTO TAGAWA
                                         --------------------------------------
                                      Title:  Deputy General Manager
                                            -----------------------------------



                                      KREDIETBANK, N.V.


                                      By: /s/ TOD R. ANGUS /s/ ROBERT SNAUFFER
                                         --------------------------------------
                                      Title:  Vice President
                                            -----------------------------------



                                      SOCIETE GENERALE


                                      By: /s/ THIERRY NAMUROY
                                         --------------------------------------
                                      Title:  Vice President
                                            -----------------------------------



                                      THE INDUSTRIAL BANK OF JAPAN
                                        TRUST COMPANY


                                      By: /s/ KAZUTOSHI KUWAHARA
                                         --------------------------------------
                                      Title:  Executive Vice President
                                            -----------------------------------
                                              The Industrial Bank of Japan,
                                              Limited, Houston Office
                                              (Authorized Representative)

                                      BANCA COMMERCIALE ITALIANA,
                                         LOS ANGELES FOREIGN BRANCH


                                      By: /s/ RICHARD E. SWANICKI
                                         --------------------------------------
                                      Title:  Vice President
                                            -----------------------------------


                                      By: /s/ [ILLEGIBLE]
                                         --------------------------------------
                                      Title:  Vice President & Manager
                                            -----------------------------------

                                                                  EXHIBIT A

                                    FORM OF
                                SYNDICATED NOTE

$________________                                           as of March __, 1997


         FOR VALUE RECEIVED, the undersigned, USA WASTE SERVICES, INC., a Delaware corporation (the "Company"), hereby absolutely and unconditionally promises to pay to the order of [INSERT NAME OF PAYEE BANK] (the "Bank") at the head office of Morgan Guaranty Trust Company of New York, as Administrative Agent for the Banks, at 60 Wall Street, New York, New York 10260:

         (a) on the Maturity Date, the principal amount of _______________ DOLLARS ($_________) or, if less, the then outstanding aggregate unpaid principal amount of Syndicated Loans made by the Bank to the Company pursuant to the Amended and Restated Revolving Credit Agreement, dated as of March 5, 1997 (as amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement"), by and among the Company, the Bank, Canadian Waste Services, Inc. (the "Canadian Borrower"), Sanifill, Inc., the Administrative Agent, the other Bank Agents referred to therein, and such other banks or financial institutions that are or may become parties to the Credit Agreement from time to time in accordance with the provisions thereof; and

         (b) interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement, subject however to the provisions of Section 6.10 of the Credit Agreement.

         This Syndicated Note evidences borrowings under, is subject to the terms and conditions of, and has been issued by the Company in accordance with, the Credit Agreement and is one of the Syndicated Notes referred to therein. The Bank and any holder hereof are entitled to the benefits of the Credit Agreement and may enforce the agreements of the Company contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Syndicated Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Bank shall endorse, and is hereby irrevocably authorized by the Company to endorse, on the schedule attached to this Syndicated Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this

Syndicated Note, provided that failure by the Bank to make any such notations shall not affect any of the Company's obligations or the validity of any repayments made by the Company in respect of this Syndicated Note.

         The Company has the right in certain circumstances and the obligation in certain other circumstances to prepay the whole or part of the principal of this Syndicated Note on the terms and conditions specified in the Credit Agreement.

         If any one or more Events of Default shall occur, the entire unpaid principal amount of this Syndicated Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         The Company and every endorser of this Syndicated Note or the obligation represented hereby waive presentment, demand, notice, protest, notice of intent to accelerate, notice of acceleration and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Syndicated Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         This Syndicated Note shall be deemed to take effect as an instrument under the internal laws of the State of New York, without regard to principles of conflicts-of-laws or choice of law doctrines, and for all purposes shall be construed in accordance with such laws.

         IN WITNESS WHEREOF, the Company has caused this Syndicated Note to be signed on its behalf by its duly authorized officer as of the day and year first above written.

                                        USA WASTE SERVICES, INC.


                                        By:
                                           --------------------------
                                              Title:

================================================================================
                                             Amount of
                                             Principal    Balance of
                                Amount of     Paid or     Principal    Notation
       Date      Loan Type        Loan        Prepaid      Unpaid      Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                                                       EXHIBIT B


                                SWING LINE NOTE

$10,000,000                                                 as of March __, 1997


         FOR VALUE RECEIVED, the undersigned, USA WASTE SERVICES, INC., a Delaware corporation (the "Company"), hereby absolutely and unconditionally promises to pay to the order of MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Bank") at the head office of Morgan Guaranty Trust Company of New York, as Administrative Agent for the Banks, at 60 Wall Street, New York, New York 10260:

         (a) on the Maturity Date, the principal amount of TEN MILLION DOLLARS ($10,000,000) or, if less, the then outstanding aggregate unpaid principal amount of Swing Line Loans made by the Bank to the Company pursuant to the Amended and Restated Revolving Credit Agreement, dated as of March 5, 1997 (as amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement"), by and among the Company, the Bank, Canadian Waste Services, Inc. (the "Canadian Borrower"), Sanifill, Inc., the Administrative Agent, the other Bank Agents referred to therein, and such other banks or financial institutions that are or may become parties to the Credit Agreement from time to time in accordance with the provisions thereof; and

         (b) interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement, subject however to the provisions of Section 6.10 of the Credit Agreement.

         This Swing Line Note evidences borrowings under, is subject to the terms and conditions of, and has been issued by the Company in accordance with the Credit Agreement and is the Swing Line Note referred to therein. The Bank and any holder hereof are entitled to the benefits of the Credit Agreement and may enforce the agreements of the Company contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Swing Line Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Bank shall endorse, and is hereby irrevocably authorized by the Company to endorse, on the schedule attached to this Swing Line Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Swing Line Note, provided that failure by the Bank to make any such notations shall not affect any of the Company's obligations or the validity of any repayments made by the Company in respect of this Swing Line Note.

         The Company has the right in certain circumstances and the obligation in certain other circumstances to prepay the whole or part of the principal of this Swing Line Note on the terms and conditions specified in the Credit Agreement.

         If any one or more Events of Default shall occur, the entire unpaid principal amount of this Swing Line Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         The Company and every endorser of this Swing Line Note or the obligation represented hereby waive presentment, demand, notice, protest, notice of intent to accelerate, notice of acceleration and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Swing Line Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         This Swing Line Note shall be deemed to take effect as an instrument under the internal laws of the State of New York, without regard to principles of conflicts-of-laws or choice of law doctrines, and for all purposes shall be construed in accordance with such laws.

         IN WITNESS WHEREOF, the Company has caused this Swing Line Note to be signed on its behalf by its duly authorized officer as of the day and year first above written.

                                     USA WASTE SERVICES, INC.


                                     By:
                                        ------------------------------
                                          Title:

================================================================================
                          Amount of
                          Principal          Balance of
             Amount of     Paid or           Principal          Notation
    Date       Loan        Prepaid            Unpaid            Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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================================================================================

                                                                  EXHIBIT C

                             FORM OF CANADIAN NOTE

U.S. $____________                                         as of [     ]


         FOR VALUE RECEIVED, the undersigned, CANADIAN WASTE SERVICES, INC., a Canadian corporation (the "Canadian Borrower"), hereby absolutely and unconditionally promises to pay to the order of [INSERT NAME OF PAYEE BANK] (the "Bank") at the head office of J.P. Morgan Canada, as Canadian Agent for the Banks, at Royal Bank Plaza, Suite 2200, South Tower, Toronto, Ontario M5J 2J2:

         (a) on the Maturity Date, the principal amount of _______________ DOLLARS ($____________) (U.S.) or, if less, the sum of (i) the then outstanding aggregate unpaid principal amount of Canadian Loans made in U.S. Dollars by the Bank to the Canadian Borrower pursuant to the Amended and Restated Revolving Credit Agreement, dated as of March 5, 1997 (as amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement"), by and among USA Waste Services, Inc., the Canadian Borrower, the Bank, Sanifill, Inc., the Administrative Agent, the other Bank Agents referred to therein, and such other banks or financial institutions that are or may become parties to the Credit Agreement from time to time in accordance with the provisions thereof and (ii) the then outstanding aggregate unpaid principal amount of Canadian Loans made in Canadian Dollars by the Bank to the Canadian Borrower pursuant to the Credit Agreement; and

         (b) interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement, subject however to the provisions of Section 6.10 of the Credit Agreement.

         This Canadian Note evidences borrowings under, is subject to the terms and conditions of, and has been issued by the Canadian Borrower in accordance with the Credit Agreement and is one of the Canadian Notes referred to therein. Repayments under this Canadian Note shall be made in U.S. Dollars or Canadian Dollars as required pursuant to the terms of the Credit Agreement. The Bank and any holder hereof are entitled to the benefits of the Credit Agreement and may enforce the agreements of the Canadian Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Canadian Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Bank shall endorse, and is hereby irrevocably authorized by the Canadian Borrower to endorse, on the schedule attached to this Canadian Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Canadian Note, provided that failure by the Bank to make any such notations shall not affect the Canadian Borrower's obligations or the validity of any repayments made by the Canadian Borrower in respect of this Canadian Note.

         The Canadian Borrower has the right in certain circumstances and the obligation in certain other circumstances to prepay the whole or part of the principal of this Canadian Note on the terms and conditions specified in the Credit Agreement.

         If any one or more Events of Default shall occur, the entire unpaid principal amount of this Canadian Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         The Canadian Borrower and every endorser of this Canadian Note or the obligation represented hereby waive presentment, demand, notice, protest, notice of intent to accelerate, notice of acceleration and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Canadian Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         This Canadian Note shall be deemed to take effect as an instrument under the internal laws of the State of New York, without regard to principles of conflicts-of-laws or choice of law doctrines, and for all purposes shall be construed in accordance with such laws.

         IN WITNESS WHEREOF, the undersigned has caused this Canadian Note to be signed on its behalf by its duly authorized officer as of the day and year first above written.

                                      CANADIAN WASTE SERVICES, INC.


                                      By:
                                         --------------------------------
                                          Title:

================================================================================
                                             Amount of
                                             Principal    Balance of
                                Amount of     Paid or     Principal    Notation
       Date      Loan Type        Loan        Prepaid      Unpaid      Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

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

                                                                       EXHIBIT D


                                    FORM OF
                              COMPETITIVE BID NOTE


$500,000,000                                                as of March __, 1997


         FOR VALUE RECEIVED, the undersigned, USA WASTE SERVICES, INC., a Delaware corporation (the "Company"), hereby absolutely and unconditionally promises to pay to the order of [BANK NAME] (the "Bank") at the head office of Morgan Guaranty Trust Company of New York, as Administrative Agent for the Banks, at 60 Wall Street, New York, New York 10260:

         (a) on the last date of the relevant Interest Period(s), and on the Maturity Date, the principal amount of FIVE HUNDRED MILLION DOLLARS ($500,000,000) or, if less, the aggregate unpaid principal amount of Competitive Bid Loans made by the Bank to the Company pursuant to the Amended and Restated Revolving Credit Agreement, dated as of March 5, 1997 (as amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement"), by and among the Company, the Bank, Canadian Waste Services, Inc. (the "Canadian Borrower"), Sanifill, Inc., the Administrative Agent, the other Bank Agents referred to therein, and such other banks or financial institutions that are or may become parties to the Credit Agreement from time to time in accordance with the provisions thereof; and

         (b) interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement, subject however to the provisions of Section 6.10 of the Credit Agreement.

         This Competitive Bid Note evidences borrowings under, is subject to the terms and conditions of, and has been issued by the Company in accordance with the terms of the Credit Agreement and is one of the Competitive Bid Notes referred to therein. The Bank and any holder hereof are entitled to the benefits of the Credit Agreement and may enforce the agreements of the Company contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Competitive Bid Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Bank shall endorse, and is hereby irrevocably authorized by the Company to endorse, on the schedule attached to this Competitive Bid Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Competitive Bid Note, provided that failure by the Bank to make any such notations shall not affect any of the Company's obligations or the validity of any repayments made by the Company in respect of this Competitive Bid Note.

         The Company has the obligation in certain circumstances to prepay the whole or part of the principal of this Competitive Bid Note on the terms and conditions specified in the Credit Agreement.

         If any one or more Events of Default shall occur, the entire unpaid principal amount of this Competitive Bid Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         The Company and every endorser of this Competitive Bid Note or the obligation represented hereby waive presentment, demand, notice, protest, notice of intent to accelerate, notice of acceleration and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Competitive Bid Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         This Competitive Bid Note shall be deemed to take effect as an instrument under the internal laws of the State of New York, without regard to principles of conflicts-of-laws or choice of law doctrines, and for all purposes shall be construed in accordance with such laws.

         IN WITNESS WHEREOF, the Company has caused this Competitive Bid Note to be signed on its behalf by its duly authorized officer as of the day and year first above written.

                                      USA WASTE SERVICES, INC.


                                      By:
                                         --------------------------------
                                          Title:

================================================================================
                                             Amount of
                                             Principal    Balance of
                                Amount of     Paid or     Principal    Notation
       Date      Loan Type        Loan        Prepaid      Unpaid      Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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================================================================================

                                                                       EXHIBIT E


                        FORM OF SYNDICATED LOAN REQUEST


                            USA WASTE SERVICES, INC.
                Amended and Restated Revolving Credit Agreement
               (the "Credit Agreement") dated as of March 5, 1997


Syndicated Loan Request under Section 2.6(a)
--------------------------------------------

Total Domestic Commitment
                                                          ----------------------

Domestic Loans outstanding (other than Swing
         Line Loans)
                                                          ----------------------
Swing Line Loans outstanding
                                                          ----------------------
Amount of this Request
                                                          ----------------------
Maximum Drawing Amount of
                                                          ----------------------
         outstanding Domestic Letters of Credit

Total of all outstanding and requested
                                                          ----------------------
         Domestic Loans plus Maximum
         Drawing Amount of all outstanding
         Domestic Letters of Credit
         (must not exceed Total Domestic Commitment)

Proposed Drawdown Date
                                                          ----------------------
Interest Rate Option (Base Rate or Eurodollar)
                                                          ----------------------
Interest Period (if Eurodollar)
                                                          ----------------------

Conversion under Section 2.7
----------------------------

Amount to be converted from
         Eurodollar to Base Rate:
                                                          ----------------------

Amount to be converted from
         Base Rate to Eurodollar:
                                                          ----------------------

Conversion Date
                                                          ----------------------

Interest Period (if Eurodollar)
                                                          ----------------------

I certify that the above is true and correct, and that all of the conditions set forth in Section 12 of the Credit Agreement have been satisfied as of the date hereof.

                                        USA WASTE SERVICES, INC.


                                        By:
                                           ------------------------------
                                           Name:
                                           Title:

                                        ---------------------------------
                                                      Date

                                                                     EXHIBIT F-1

                  FORM OF DOMESTIC LETTER OF CREDIT REQUEST


                          USA WASTE SERVICES, INC.
                    Amended and Restated Revolving Credit
                 Agreement (the "Credit Agreement") dated as
                              of March 5, 1997


Domestic Letter of Credit Request Under Section 4.1
---------------------------------------------------

Total Domestic Commitment
                                                   -----------------

Maximum Drawing Amount of
                                                             -----------------
         Domestic Letters of Credit outstanding
Amount of this Request from Letter of Credit
         Application (attached)
                                                             -----------------
Domestic Loans outstanding
                                                             -----------------

Maximum Drawing Amount of all outstanding
                                                   ---------------------------
         and Requested Domestic Letters of Credit
         (must not exceed the lesser of (i) $500,000,000 and  (ii) Total
          Domestic Commitment minus Total of all Domestic Loans outstanding)

I certify that the above is true and correct, and that all of the conditions set forth in Section 12 of the Credit Agreement have been satisfied as of the date hereof.

                                       [REQUESTING PARTIES]


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:



                                       ------------------------------------
                                                       Date
cc:      Brian Fidler
         Morgan Christiana Center
         Fax:    (302) 634-1838

                                                                     EXHIBIT F-2

                  FORM OF CANADIAN LETTER OF CREDIT REQUEST


                   CANADIAN WASTE SERVICES, INC.  Amended
                   and Restated Revolving Credit Agreement
             (the "Credit Agreement") dated as of March 5, 1997


Canadian Letter of Credit Request Under Section 4.1
---------------------------------------------------

Total Canadian Commitment          -----------------

Maximum Drawing Amount of                                    -----------------
         Canadian Letters of Credit outstanding

Amount of this Request from Letter of Credit
         Application (attached)                               -----------------

Canadian Loans outstanding                                    -----------------

Bankers' Acceptances outstanding                              -----------------

Maximum Drawing Amount of all outstanding          ----------------------------
         and Requested Canadian Letters of Credit
         (must not exceed Total Canadian Commitment minus total of all Canadian Loans and Bankers' Acceptances outstanding)

I certify that the above is true and correct, and that all of the conditions set forth in Section 12 of the Credit Agreement have been satisfied as of the date hereof.

                                             [REQUESTING PARTIES]


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:



                                             ----------------------------------
                                                              Date
cc:      Brian Fidler
         Morgan Christiana Center
         Fax:    (302) 634-1838

                                                                       EXHIBIT G


                        FORM OF CANADIAN LOAN REQUEST

                   CANADIAN WASTE SERVICES, INC.  Amended
                   and Restated Revolving Credit Agreement
             (the "Credit Agreement") dated as of March 5, 1997


Canadian Loan Request under Section 2.6(b)
------------------------------------------

Total Canadian Commitment
                                                        ------------------------

Canadian Loans outstanding
                                                        ------------------------
Amount of this Request
                                                        ------------------------
Maximum Drawing Amount of
         outstanding Canadian Letters of Credit         ------------------------

Bankers' Acceptances outstanding
                                                        ------------------------

Total of all outstanding and Requested
                                                        ------------------------
         Canadian Loans plus Maximum
         Drawing Amount of all outstanding
         Canadian Letters of Credit plus Bankers' Acceptances outstanding
         (must not exceed Total Canadian Commitment)

Proposed Drawdown Date
                                                                ----------------
Canadian Loan to be made in [U.S. Dollars][Canadian Dollars]
Interest Rate Option (Canadian Base Rate or Eurodollar
         if Loan in U.S. Dollars/Canadian Prime Rate if Loan
         in Canadian Dollars)
                                                                ----------------
Interest Period (if Eurodollar)
                                                                ----------------

Conversion under Section 2.7
----------------------------

Amount to be converted from
         Eurodollar to Canadian Base Rate:
                                                        ------------------------

Amount to be converted from
         Canadian Base Rate to Eurodollar:
                                                        ------------------------

Conversion Date
                                                        ------------------------

Interest Period (if Eurodollar)
                                                        ------------------------

I certify that the above is true and correct, and that all of the conditions set forth in Section 12 of the Credit Agreement have been satisfied as of the date hereof.


                                        CANADIAN WASTE SERVICES, INC.


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:

                                        --------------------------------
                                                        Date

                                                                       EXHIBIT H

                      FORM OF BANKERS' ACCEPTANCE NOTICE

                                                   Date:

J.P. Morgan Canada, as Canadian Agent
c/o Morgan Guaranty Trust Company of New York
60 Wall Street
New York, NY 10260

Ladies and Gentlemen:

         Reference is made to the Amended and Restated Revolving Credit Agreement, dated as of March 5, 1997 (as amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement"), by and among USA Waste Services, Inc., Canadian Waste Services, Inc. (the "Canadian Borrower"), Sanifill, Inc., the Administrative Agent, the other Bank Agents referred to therein, and such other banks or financial institutions that are or may become parties to the Credit Agreement from time to time in accordance with the provisions thereof. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         The Canadian Borrower hereby requests a borrowing by way of Bankers' Acceptances under the Credit Agreement and in that connection sets forth below the information relating to such borrowing (the "Proposed Borrowing") as required by Section 3.1 of the Credit Agreement:

                 (a) Aggregate Face Amount of Bankers' Acceptances(1) C$__________________________.

                 (b)      Date of Proposed Borrowing(2)
                          ________________________.

                 (c)      Term(3) ___________________ days.

         The Canadian Borrower acknowledges that, as a condition precedent to the acceptance of any of the requested Bankers' Acceptances, an Acceptance Fee shall be payable to each of the Canadian Banks in respect thereof pursuant to
Section 3.3 of the Credit Agreement.

-----------------------------

(1) Not less than C$1,000,000.00 and in integral multiples of C$100,000.00 in excess thereof.
(2) Must be at least two Business Days after the date of this Notice.
(3) Must be 30, 60, 90 or 180 days maturing no later than five (5) days prior to the Maturity Date.

         By delivery of this Bankers' Acceptance Notice and the acceptance of any or all of the Bankers' Acceptances by the Canadian Banks in response to this Bankers' Acceptance Notice, the Canadian Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 12 of the Credit Agreement have been satisfied with respect to the Proposed Borrowing.

                                        Very truly yours,

                                        CANADIAN WASTE SERVICES, INC.


                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT I

                           USA WASTE SERVICES, INC.
             Compliance Certificate dated ______________________


I, ____________________________, [Chief Financial Officer][Chief Accounting Officer][Corporate Treasurer] of USA WASTE SERVICES, INC. (the "Company") certify that no Default or Event of Default exists and that the Company is in compliance with Sections 8, 9 & 10 of the Amended and Restated Revolving Credit Agreement dated as of March 5, 1997 (as amended and in effect from time to time, the "Credit Agreement"), [as of the end of the quarter ended __________]. Computations to evidence compliance with Sections 9.1(e), 9.3, 9.4, 9.5, and 10 of the Credit Agreement are detailed below. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.


                                             By:
                                                ----------------------------
                                             Name:
                                                  --------------------------
                                             Title:
                                                   -------------------------



Section 9.1(e)       RESTRICTIONS ON INDEBTEDNESS

       Aggregate of Indebtedness of the Company's Subsidiaries       $____________ (a)

       Aggregate of secured Indebtedness of the Company              $____________ (b)

       Aggregate of Indebtedness with respect to landfill closure    $____________ (c)
              bonds of the Company's Subsidiaries

       Sum of (a) plus (b) plus (c)                                  $____________ (d)

       Consolidated Tangible Assets                                  $____________ (e)

       Item (e) multiplied by 0.05                                   $____________ (f)

       Difference of (d) minus (f)                                   $____________
              (not to exceed zero at any time)

Section 9.3          RESTRICTIONS ON INVESTMENTS

       Aggregate amount of all Investments (other than
              Investments specified in Sections 9.3(iii)(A), (B), and (C)     $____________ (a)

       Consolidated Tangible Assets                                           $____________ (b)

       Item (b) multiplied by 0.10                                            $____________ (c)

       Difference of (a) minus (c)                                            $____________
              (not to exceed zero at any time)(See Section 9.3(iii))


Section 9.4          SALES OF ASSETS IN THE ORDINARY COURSE OF BUSINESS

       Aggregate of sales of assets in the ordinary course of                 $____________ (a)
              business during term of Credit Agreement

       Consolidated Total Assets                                              $____________ (b)

       Item (b) multiplied by 0.10                                            $____________ (c)

       Difference of (a) minus (c)                                            $____________
              (not to exceed zero at any time)


Section 9.5          RESTRICTED DISTRIBUTIONS AND REDEMPTIONS

       Aggregate amount of cash dividends and stock redemptions               $____________ (a)
              by the Company and its Subsidiaries


       Cumulative positive Consolidated Net Income after 12/31/95             $____________ (b)

       Item (b) multiplied by 0.50                                            $____________ (c)

       Sum of (c) plus $25,000,000                                            $____________ (d)

       Difference of (a) minus (d)                                            $____________
              (not to exceed zero at any time)

Section 10.1         INTEREST COVERAGE RATIO

       Consolidated Net Income                                        $___________ (i)

              Plus:         interest expense                          $___________ (ii)
                            income tax expense                        $___________ (iii)
                            Western Waste Merger pooling              $___________ (iv)
                                   charges (maximum $39,000,000)
                            Sanifill Merger pooling charges           $___________ (v)
                                   (maximum $82,556,000)              $___________ (vi)
                            extraordinary charges                     $___________ (vii)
                                   (maximum $50,848,000)

              Minus: extraordinary gains from tax credits
                                   (commencing 9/30/96)               $___________ (viii)
                            cash reimbursements or payments           $___________ (ix)
                                   received with respect to (vii)

       EBIT (net of (i) through (ix))                                      $____________ (a)

       Consolidated Total Interest Expense                                 $____________ (b)

       Ratio of (a) to (b)                                                  ______:______

       Minimum ratio :                                                3.00:1


Section 10.2         DEBT TO EBITDA RATIO

       Funded Debt                                                         $____________ (a)

       EBIT                                                           $___________ (i)

              Plus:         amortization expense                      $___________ (ii)
                            depreciation expense                      $___________ (iii)

       EBITDA (net of (i) through (iii))                                   $____________ (b)

       Ratio of (a) to (b)                                                 ______:______

       Maximum ratio                                                       [3.50:1]  [3.25:1]

Section 10.3         DEBT TO TOTAL CAPITALIZATION

(A)    For this fiscal quarter:

       Funded Debt                                                 $____________ (a)

       Consolidated Total Capitalization                           $____________ (b)

       Ratio of (a) to (b)                                         ______:______ (A)

       Maximum ratio for any fiscal quarter                        0.58:1

(B)    For the prior fiscal quarter:

       Funded Debt                                                 $____________ (a)

       Consolidated Total Capitalization                           $____________ (b)

       Ratio of (a) to (b)                                         ______:______ (B)

       (A+B)/2                                                     $_____________

       Maximum ratio for any two consecutive fiscal quarters       0.55:1

                                                                       EXHIBIT J


                       FORM OF ASSIGNMENT AND ACCEPTANCE

                          Dated as of _______ __, ____

         Reference is made to the AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of the 5th day of March, 1997 (as amended and in effect from time to time, the "Credit Agreement"), by and among USA WASTE SERVICES, INC., a Delaware corporation (the "Company"), CANADIAN WASTE SERVICES, INC. (the "Canadian Borrower"), SANIFILL, INC., a Delaware corporation, and BANK OF AMERICA ILLINOIS, an Illinois banking corporation ("BAI"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York state banking association ("MGT"), J.P. MORGAN CANADA, a bank incorporated in Canada ("MBC"), and the other financial institutions which become lenders thereunder (collectively, the "Banks"), and MGT as administrative agent (the "Administrative Agent") and as documentation agent (the "Documentation Agent"), MBC as the Canadian Agent (the "Canadian Agent", and together with the Administrative Agent and the Documentation Agent, the "Bank Agents"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         [______________________](the "Assignor") and [_____________________]
(the "Assignee") hereby agree as follows:

      1. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to [________________% of its Domestic Commitment Percentage, ___________% of its interest in the risk relating to the Domestic Loans and the outstanding Domestic Letters of Credit] [___________% of its Canadian Commitment Percentage and ___________% of its interest relating to the Canadian Loans, the Bankers' Acceptances, and the outstanding Canadian Letters of Credit], each as in effect immediately prior to the Effective Date (as hereinafter defined).

      2. ASSIGNOR'S REPRESENTATIONS. The Assignor (i) represents and warrants that (A) it is legally authorized to enter into this Assignment and Acceptance,
(B) as of the date hereof, [its Domestic Commitment is $_______________, its Domestic Commitment Percentage is ________________%, the aggregate outstanding principal balance of its

Domestic Loans equals $_______________, the aggregate outstanding amount of its participations in Domestic Letters of Credit equals $_______________] [its Canadian Commitment is $_______________, its Canadian Commitment Percentage is ________________%, the aggregate outstanding principal balance of its Canadian Loans equals $_______________, the aggregate outstanding amount of its participations in Canadian Letters of Credit equals $_______________, and the aggregate amount of its Bankers' Acceptances equals $_______________] (in each case before giving effect to the assignment contemplated hereby or any contemplated assignments which have not yet become effective), and (C) immediately after giving effect to all assignments which have not yet become effective, the Assignor's [Domestic Commitment Percentage] [Canadian Commitment Percentage] will be sufficient to give effect to this Assignment and Acceptance, (ii) makes no representation or warranty, express or implied, and assumes and shall have no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (iii) makes no representation or warranty and assumes and shall have no responsibility with respect to the financial condition of the Borrowers or any of their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers or any of their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and
(iv) attaches hereto the Notes delivered to it under the Credit Agreement.

         The Assignor requests that the Borrowers exchange the Assignor's Notes for new Notes payable to the Assignor and the Assignee as follows:

  Payable to the Order of:        Type of Note            Amount of Note:
  ------------------------        ------------            ---------------
          [Assignor               Syndicated           $____________________]
          [Assignee               Syndicated           $____________________]
          [Assignor               Swing Line           $____________________]
          [Assignee               Swing Line           $____________________]
          [Assignor                Canadian            $____________________]
          [Assignee                Canadian            $____________________]

         The Assignor requests that [the Company issue [a] new Competitive Bid Note[s] payable to the Assignee and/or Assignor] or [the Administrative Agent make the appropriate entries on the Competitive Bid Loan Accounts] to reflect the assignment of Competitive Bid Loans.(1)

         3. ASSIGNEE'S REPRESENTATIONS. The Assignee (i) represents and warrants that (A) it is duly and legally authorized to enter into this Assignment and Acceptance, (B) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws, [and (D) if this Assignment and Acceptance relates to any of the Canadian Commitments, the Canadian Loans, the Bankers' Acceptances, or the Canadian Letters of Credit, that such Assignee is an Eligible Canadian Assignee]; (ii) confirms that it has received a copy of the Credit Agreement and each of the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to Sections 7.4 and 8.4 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agents, the Bank Agents or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (iv) appoints and authorizes the Agents and the Bank Agents to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agents and the Bank Agents by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) acknowledges that it has made arrangements with the Assignor satisfactory to the Assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit [and BA Discount Proceeds in respect of outstanding Bankers' Acceptances]; and (vii) agrees to treat in confidence any information obtained by it pursuant to the Credit Agreement unless such information otherwise becomes public knowledge and agrees not to disclose such information to a third party except as required by law or legal process.

-----------------------------
(1) Elect applicable option.

         4. EFFECTIVE DATE. The effective date for this Assignment and Acceptance shall be _____________________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, each party hereto shall deliver its duly executed counterpart hereof to the Documentation Agent for acceptance by the Agents. The Credit Agreement shall thereupon be amended to reflect the status and rights of the Banks thereunder.

         5. RIGHTS UNDER CREDIT AGREEMENT. Upon such acceptance and amendment, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 17 of the Credit Agreement with respect to any claims or actions with reference to matters arising prior to the Effective Date.

         6. PAYMENTS. Upon such acceptance and amendment, from and after the Effective Date, the Bank Agents shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Bank Agents or with respect to the making of this assignment directly between themselves.

         7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS OTHER THAN GENERAL OBLIGATIONS LAW Section 5-1401).

         8. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

                 IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.
                                        [ASSIGNOR]

                                        By:
                                           -----------------------------
                                           Name:
                                           Title:

                                        [ASSIGNEE]

                                        By:
                                           -----------------------------
                                           Name:
                                           Title:

CONSENTED TO:

MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation and Administrative
Agent



By:
   --------------------------
     Name:
     Title:

[J.P. MORGAN CANADA, as Canadian Agent]



By:
   --------------------------
     Name:
     Title:

[USA WASTE SERVICES, INC.]



By:
   --------------------------
     Name:
     Title:

[CANADIAN WASTE SERVICES, INC.]



By:
   --------------------------
     Name:
     Title:

         Sanifill, Inc. executes this Assignment and Acceptance solely for purposes of ratifying its guaranty under Section 29 of the Credit Agreement.

SANIFILL, INC.


By:
   --------------------------
     Name:
     Title:

                                                                       EXHIBIT K

                     FORM OF COMPETITIVE BID QUOTE REQUEST

                            USA WASTE SERVICES, INC.
                    Amended and Restated Revolving Credit
                 Agreement (the "Credit Agreement") dated as
                              of March 5, 1997

Competitive Bid Quote Request under Section 5.3
-----------------------------------------------

Total Domestic Commitment
                                                                    -----------------

Competitive Bid Loans outstanding
                                                                    -----------------
Competitive Bid Loans Requested
                                                                    -----------------
Maximum Drawing Amount of
                                                                    -----------------
         outstanding Domestic Letters of Credit
Syndicated Loans (including Swing Line Loans) outstanding
                                                                    -----------------

Total of all outstanding and Requested
                                                            -------------------------
         Competitive Bid Loans
         (must not exceed the lesser of (i) $500,000,000 and
          (ii) Total Domestic Commitment minus Total of all Syndicated
          Loans outstanding (including Swing Line Loans) and Maximum
         Drawing Amount of outstanding Domestic Letters of Credit)

Type of Competitive Bid Loans Requested            LIBOR/Absolute

Requested Drawdown Date
                                                            -------------------------


   Principal Amount of                         Requested
Competitive Bid Loan Requested             Interest Period(s)
------------------------------             ------------------


I certify that the above is true and correct, and that all of the conditions set forth in Section 12 of the Credit Agreement have been satisfied as of the date hereof.

                                        USA WASTE SERVICES, INC.

                                        By:
                                           ------------------------------
                                        Name:
                                             ----------------------------
                                        Title:
                                              ---------------------------


                                        ---------------------------------
                                                       Date

                                                                       EXHIBIT L


                            USA WASTE SERVICES, INC.
                                (the "Company")
                Amended and Restated Revolving Credit Agreement
               (the "Credit Agreement") dated as of March 5, 1997

                 FORM OF INVITATION FOR COMPETITIVE BID QUOTES

ATTN:

REF:

RE:              INVITATION FOR COMPETITIVE BID QUOTES
                                        AGT DTD     /   /

MORGAN GUARANTY TRUST COMPANY OF NEW YORK AS ADMINISTRATIVE AGENT
INVITATION FOR COMPETITIVE BID QUOTES DATED     /    /

PURSUANT TO SECTION 5.3 OF THE ABOVE REFERENCED CREDIT AGREEMENT, YOU ARE INVITED TO SUBMIT A COMPETITIVE BID QUOTE TO THE COMPANY FOR THE FOLLOWING PROPOSED COMPETITIVE BID LOAN(S):

DATE OF BORROWING:    /   /
AGGREGATE AMOUNT REQUESTED:

PRINCIPAL AMOUNT                           INTEREST PERIOD
----------------                           ---------------



SUCH COMPETITIVE BID QUOTES SHOULD OFFER COMPETITIVE BID RATE(S)/MARGIN(S).

PLEASE RESPOND IN WRITING TO THIS INVITATION BY NO LATER THAN        A.M./P.M.
(NEW YORK TIME ON     /    /     TO ONE OF THE FOLLOWING:

PRIMARY FAX NO. (302) 634-4051     ALTERNATE FAX NO. (302) 634-1091

NOTE: PLEASE FOLLOW-UP YOUR SUBMITTED WRITTEN BID(S) WITH PHONE VERIFICATION TO CONFIRM. IF YOU ARE UNABLE TO SEND YOUR FAX DUE TO AN OCCUPIED FAX LINE,
PLEASE CALL BY           A.M./P.M.   IN ADDITION, PLEASE SUBMIT YOUR BID(S) IN
SUBSTANTIALLY THE FORM OF EXHIBIT "H" TO THE CREDIT AGREEMENT.

QUOTES RECEIVED AFTER        A.M./P.M. (NEW YORK TIME) WILL NOT BE FORWARDED TO
THE COMPANY.

SUBMITTED BIDS MUST BE FIVE MILLION OR LARGER MULTIPLE OF ONE MILLION. ALSO, PLEASE SPECIFY LIMITATION AMOUNTS, IF APPLICABLE.

                                        MORGAN GUARANTY TRUST
                                        COMPANY OF NEW YORK,
                                        as Administrative Agent


                                        By:
                                           ---------------------------
                                        Name:
                                             -------------------------

                                        Title:
                                              ------------------------



                                           ---------------------------
                                                  Date

                                                                       EXHIBIT M



                         FORM OF COMPETITIVE BID QUOTE


                            USA WASTE SERVICES, INC.
                Amended and Restated Revolving Credit Agreement
               (the "Credit Agreement") dated as of March 5, 1997


Competitive Bid Quote under Section 5.5
---------------------------------------

Bank
                                                                    ----------------------------------
Person to Contact
                                                                    ----------------------------------

Date of Competitive Bid Quote Request
                                                                    ----------------------------------
Type of Competitive Bid Loans Requested                              LIBOR/Absolute
Requested Drawdown Date
                                                                    ----------------------------------


                                 Principal Amount                                                Proposed Competitive
                                   of Competitive                     Requested                   Bid Rate/Competitive
                                  Bid Loan Offered                Interest Period(s)                   Bid Margin
                                 ----------------                ------------------                   ----------





I certify that the above is true and correct, and that the offer(s) set forth above irrevocably obligates us to make such Competitive Bid Loan(s) if such offer(s) is/are accepted by the Company and all of the conditions set forth in
Section 12 of the Credit Agreement have been satisfied as of the requested Drawdown Date.

                                        [NAME OF BANK]


                                        By:
                                           ---------------------------
                                        Name:
                                             -------------------------
                                        Title:
                                              ------------------------




                                        ------------------------------
                                                      Date

                                                                       EXHIBIT N

      FORM OF NOTICE OF ACCEPTANCE / REJECTION OF COMPETITIVE BID QUOTE(S)
                            USA WASTE SERVICES, INC.
                Amended and Restated Revolving Credit Agreement
               (the "Credit Agreement") dated as of March 5, 1997

Notice of Competitive Bid Quote(s) under Section 5.6
----------------------------------------------------

Date of Competitive Bid Quote(s)
                                                                 ----------------------------------
Type of Competitive Bid Loans Requested                          LIBOR/Absolute
Requested Drawdown Date
                                                                 ----------------------------------

We hereby accept the following Competitive Bid Quote(s):

                                                                                  Competitive Bid
                               Principal                                         Rate/Competitive
                            Amount of Quote            Interest Period(s)           Bid Margin                 Bank
                            ---------------            ------------------           ----------                 ----





We hereby reject the following Competitive Bid Quote(s):

                                                                                  Competitive Bid
                               Principal                                         Rate/Competitive
                            Amount of Quote            Interest Period(s)           Bid Margin                  Bank
                            ---------------            ------------------           ----------                  ----






         The accepted and rejected Competitive Bid Quotes described above constitute all Competitive Bid Quotes submitted by the Banks in accordance with
Section 5.5 of the Credit Agreement.

                                        USA WASTE SERVICES, INC.


                                        By:
                                           ---------------------------
                                        Name:
                                             -------------------------
                                        Title:
                                              ------------------------


                                        ------------------------------
                                                      Date